UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Nukkleus Inc.
(Name of Registrant as Specified In Its Charter)

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Nukkleus Inc.

575 Fifth Ave, 14th floor

New York, New York 10017

646-257-4214

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the stockholders of Nukkleus Inc.:

We are pleased to invite you to attend our Special Meeting of the Stockholders (the “Special Meeting”) of Nukkleus Inc., a Delaware corporation (the “Company”), which will be held at 10:00 a.m. eastern time on December 16, 2025, virtually at www.virtualshareholdermeeting.com/NUKK2025SM, for the following purposes:

1.	To approve the terms of that certain Amended and Restated Securities Purchase Agreement and Call Option, dated September 15, 2025 (including all exhibits and schedules thereto, the “Star Agreement”), between the Company, Star Capital 26, Inc. (“Star”), a Nevada corporation, the equity holders of Star (the “Star Equity Holders”), and Menachem Shalom, as representative of the Star Equity Holders, as originally executed on December 15, 2024 and amended on each of February 11, 2025, May 13, 2025, June 15, 2025 and July 25, 2025 (the “Original Star Purchase Agreement”) including, but not limited to, the issuance of shares of Company common stock, par value $0.0001 per share (the “Common Stock”), for purposes of complying with the Nasdaq Listing Rules, issuable in connection therewith, pursuant to which the Company will acquire 100% of Star and Star will become a wholly-owned subsidiary of the Company (this proposal is referred to herein as the “Star Purchase Proposal”);

2.	To approve the issuance of shares of Common Stock upon exercise of restricted common stock purchase warrants (the “Warrants”) which entitle the holders to acquire an aggregate of 3,191,400 shares of Common Stock, subject to further adjustment, at an exercise price of $5.405 per share for a term of five years for purposes of complying with the Nasdaq Listing Rules (this proposal is referred to herein as the “Warrant Shares Proposal”);

3.	Approval of the issuance of shares of our common stock in connection with the Common Stock Purchase Agreement, dated September 19, 2025, by and between the Company and an institutional investor, as required by Nasdaq Listing Rule 5635(d) (the “ELOC Issuance Proposal”);

4.	Approval of the issuance of shares of our common stock upon conversion of the Series A Convertible Preferred Stock issued in connection with the Securities Purchase Agreement, dated September 4, 2025, by and between the Company and accredited investors, as required by Nasdaq Listing Rule 5635(d) (the “Preferred Stock Conversion Issuance Proposal”); and

5.	To conduct any other business as may properly come before the meeting or any adjournment thereof.

After careful consideration, the Board of Directors of the Company (the “Board”) unanimously determined that (i) the Star Agreement and the transactions contemplated thereby, (ii) the issuance of the shares of Common Stock upon exercise of the Warrant; (iii) the ELOC Issuance Proposal and (iv) the Preferred Stock Conversion Issuance Proposal, are in the best interests of the Company and its stockholders, and approved each of the aforementioned matters, and recommends that you vote “FOR” (i) the Star Purchase Proposal, (ii) the approval of the Warrant Shares Proposal, (iii) the approval of the ELOC Issuance Proposal and (iv) the approval of the Preferred Stock Conversion Issuance Proposal.

We do not expect to transact any other business at the Special Meeting. Only holders of record of shares of the Common Stock at the close of business on November 17, 2025 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments thereof.

At the close of business on the Record Date, 16,645,766 shares of Common Stock were outstanding. Each share of Common Stock represents one vote that may be voted on each matter that may come before the Special Meeting.

Your vote is very important.

The Star Agreement will result in the issuance of a number of shares of Common Stock that will be in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock to Star, which Star will in turn assign to the Star Equity Holders.

On December 15, 2024, the Company had entered into the Original Star Purchase Agreement to acquire a controlling 51% interest in Star, a defense acquisition company, with an option to acquire the balance. Said agreement was amended several times, and recently the entire agreement was restated in its entirety by the Star Agreement. Star holds a 100% interest of B. Rimon Agencies Ltd. (“Rimon”), an Israeli corporation engaged as a supplier of generators for “iron dome” launchers, (2) 67% of Water.IO Ltd., an Israeli corporation engaged in smart hydration technology and (3) a convertible loan issued by I.T.S. Industrial Techno-logic Solutions Ltd., an Israeli corporation which designs, develops and manufactures fully integrated electro-mechanical machines, assembly lines and custom motion systems.

Mr. Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star, and upon closing of the acquisition of Star will also be a controlling shareholder of Star. Pursuant to the Star Agreement, at closing the Company will acquire 100% of the issued and outstanding capital of Star in consideration of (i) $21,000,000 to be paid by a 12-month $16,000,000 promissory note and the balance in $5,000,000 cash, less any amounts lent to Star from the Company since the Original Star Purchase Agreement, (ii) 4,770,340 shares of Common Stock of the Company (the “Shares”), (iii) a five-year warrant to purchase an aggregate of 12,017,648 shares of the Company’s Common Stock for an exercise price of $1.50 per share (the “Star Warrant”), (iv) $3,000,000 in cash and (iv) a 6-month promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8%. The Shares, Star Warrant and the 6-month note will be assigned by Star to the Star Equity Holders pro ratably.

The closing of the acquisition of Star is subject to customary closing conditions, including approval by the Company’s shareholders as required under applicable Nasdaq listing rules. As a result of the above transaction, the Shares issued to Star and assigned to the Star Equity Holders represents 28.7% of the issued and outstanding shares of Common Stock as of the Record Date.

As a result, the transaction would result in a “change of control” and we are required to obtain stockholder approval for the Star Agreement and the transactions contemplated therein, pursuant to Nasdaq Listing Rules 5635(a) and (b).

Pursuant to Nasdaq Listing Rule 5635(a) stockholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if: (1) where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, other than a public offering for cash: (A) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Further, Nasdaq Listing Rule 5635(a)(2) provides that shareholder approval is required in the event any director, officer or Substantial Shareholder (as defined by Rule 5635(e)(3)) of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. Mr. Shalom, the CEO and a director of the Company is the CEO, a director and the controlling shareholder of Star. As a result, we are required to obtain stock approval for the Star Agreement as pursuant to Nasdaq Listing Rule 5635(a)(2).

Pursuant to Nasdaq Listing Rule 5635(b) shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change of control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding shares of common stock or voting power, and such ownership or voting power would represent the Company’s largest concentration of ownership or voting power. The issuance of Common Stock under the Star Agreement, as described therein, and as a result thereof, will result in the Star Equity Holders holding the equivalent to 28.7% of the issued and outstanding shares of Common Stock of the Company as of the Record Date and such ownership could represent the Company’s largest ownership position. This could be further increased to 100.9%, assuming the exercise of the Star Warrant of the issued and outstanding shares of Common Stock of the Company as of the Record Date, or 50.2% of the shares of Common Stock to be issued and outstanding after giving effect to such exercise and to the issuance of shares of Common Stock pursuant to the Star Agreement and the transactions contemplated therein. Accordingly, we are seeking shareholder approval pursuant to Nasdaq Listing Rule 5635(b) of the issuance of Common Stock issuable pursuant to the Star Agreement in excess of these limits. Shareholders should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule, and does not necessarily constitute a “change of control” for purposes of Delaware law, our organizational documents or any other agreements to which we may be a party.

In addition, pursuant to Nasdaq Rule 5635(d), Nasdaq listed companies are required to obtain shareholder approval for a transaction, other than a “public offering,” involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) which equals 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance at a price that is the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

As the issuance of the Company shares to Star under the Star Agreement will result in the issuance of more than 20% of the Company’s outstanding shares of Common Stock and pursuant to the requirements of Nasdaq Rule 5635(a)(2), we are required to obtain stockholder approval for the Star Agreement and the transactions contemplated therein, pursuant to Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d).

We are therefore seeking the approval of the Star Agreement and the transactions contemplated therein by the Company’s stockholders by adopting a resolution as described in the accompanying proxy statement under “Proposal One: Stockholder Approval of the Star Agreement”.

Proposal One requires that more votes are cast in favor of the proposal than are cast opposing the proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at such Special Meeting.

Pursuant to Nasdaq Listing Rule 5635(b) shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change of control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding shares of common stock or voting power, and such ownership or voting power would represent the Company’s largest concentration of ownership or voting power.

Pursuant to Nasdaq Rule 5635(d), Nasdaq listed companies are required to obtain shareholder approval for a transaction, other than a “public offering,” involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) which equals 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance at a price that is the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

The shareholders of the Company are being asked to approve the issuance of shares of Common Stock upon the exercise of the Warrants which are exercisable for an aggregate of 3,191,400 shares of Common Stock, subject to further adjustment, at an exercise price of $5.405 per share for a term of five years in accordance with the stockholder approval requirements of the Nasdaq Listing Rules 5635(b) and 5635(d).

We are therefore seeking the approval of the issuance of Common Stock upon the exercise of the Warrants by the Company’s stockholders by adopting a resolution as described in the accompanying proxy statement under “Proposal Two: Stockholder Approval of the Warrant Shares Proposal.”

Proposal Two requires that more votes are cast in favor of the proposal than are cast opposing the proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at such Special Meeting.

Nasdaq Listing Rule 5635(d) generally requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions, if the common stock to be issued (or into which the securities may be converted or exercised) is equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance (the “ELOC Exchange Cap”). This rule is designed to protect existing shareholders from excessive dilution without their consent.

On September 19, 2025, the Company and Esousa Group Holdings, LLC, a New York limited liability company (the “Investor”), entered into a common stock purchase agreement (the “ELOC Purchase Agreement”), which provides that subject to the terms and conditions set forth therein, the Company may sell to the Investor up to the lesser of (i) $250,000,000 of the Company’s common shares, par value $0.0001 per share (the “Common Stock”), and (ii) the ELOC Exchange Cap (subject to certain exceptions provided in the ELOC Purchase Agreement) (the “Total Commitment”), from time to time during the term of the ELOC Purchase Agreement.  The Company will control the timing and amount of any sales of Common Stock under the ELOC. Actual sales of shares of Common Stock will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock, trading volume of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The number of shares of Common stock to be sold pursuant to the ELOC over the term of the agreement could exceed the ELOC Exchange Cap. Therefore, in order to comply with Nasdaq Rule 5635(d) and the terms of the ELOC, we therefore are seeking stockholder approval to issue shares above the ELOC Exchange Cap and to waive the “ELOC Exchange Cap” limitation in the ELOC Purchase Agreement as described under “Proposal Three – Approval of the ELOC Issuance Proposal.”

Proposal Three requires that more votes are cast in favor of the proposal than are cast opposing the proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at such Special Meeting.

On September 4, 2025, the Company, the Investor and another accredited investor (together, the “Purchasers”), entered into a securities purchase agreement (the “Securities Purchase Agreement”), pursuant to which the Purchasers purchased, for an aggregate purchase price of $10,000,000, (i) Series A Convertible Preferred Stock which are initially convertible into an aggregate of 2,044,800 shares of Common Stock and (ii) warrants initially exercisable into up to 3,191,400 shares. Each Share of Series A Preferred Stock has a stated value of $50,000 (the “Stated Value”) and will initially be convertible into 10,224 shares of Common Stock (the “Conversion Shares”) (or pre-funded warrants in lieu thereof (the “Pre-Funded Warrants”)), calculated by dividing the Stated Value by the initial conversion price equal to $4.89 per Share (the “Initial Conversion Price”). The Initial Conversion Price is subject to adjustment upon stock splits, distributions, reorganizations, reclassifications, change of control and the like, and is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Series A Preferred Stock remains outstanding (subject to certain exempt issuances). The Initial Conversion Price will also be adjusted upon receipt of stockholder approval of this Proposal, if obtained, to the lower of (i) the then applicable conversion price and (ii) the price per share of the Common Stock on its trading market upon the earlier of (A) effectiveness of the registration statement required to be filed or (B) upon applicability of Rule 144 as it relates to the sale of the Conversion Shares. The Series A Preferred Stock is convertible at the option of the holder at any time and will be automatically converted into Common Stock or Pre-Funded Warrants in lieu thereof on the effective date of the registration statement whether or not stockholder approval has been obtained. If at any time after September 4, 2026, the Series A Preferred Stock is then outstanding and the Company has not received stockholder approval, the Series A Preferred Stock is redeemable at the option of the holder at a price per Share equal to 105% of the Stated Value. The conversion of the Series A Preferred Stock is subject to a 9.99% beneficial ownership limitation blocker.

The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock could exceed 20% of the shares of Common Stock or 20% of the voting power outstanding before the issuance of securities pursuant to the Securities Purchase Agreement (the “Preferred Exchange Cap”). Therefore, in order to comply with Nasdaq Rule 5635(d) and the terms of the Securities Purchase Agreement, we therefore are seeking stockholder approval to issue shares above the Preferred Exchange Cap and to waive the “Preferred Exchange Cap” limitation in the Securities Purchase Agreement as described under “Proposal Four – Approval of the Preferred Stock Conversion Issuance Proposal.”

Proposal Four requires that more votes are cast in favor of the proposal than are cast opposing the proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at such Special Meeting.

If You Plan to Attend

The Special Meeting of Stockholders will be held virtually. To attend the meeting, please go to www.virtualshareholdermeeting.com/NUKK2025SM and enter the 16-digit control number found on your proxy card. If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Special Meeting, please have a legal proxy from your nominee authorizing you to vote your shares. You will be able to attend and participate in the Special Meeting online, vote your shares electronically, and submit questions prior to and during the meeting.

You will not be able to attend the Special Meeting in person.

By the Order of the Board of Directors

/s/ Menachem Shalom
Menachem Shalom
Chief Executive Officer

The proxy statement is dated November 24, 2025, and is first being made available to stockholders on or about November 25, 2025.

Dated: November 24, 2025

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

i

Nukkleus Inc.

575 Fifth Ave, 14th Floor

New York, New York 10017

646-257-4214

SPECIAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is being sent to the holders of shares of voting stock of Nukkleus Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Special Meeting of Stockholders of the Company which will be held at 10:00 a.m. eastern time on December 16, 2025, virtually at www.virtualshareholdermeeting.com/NUKK2025SM (the “Special Meeting”).

QUESTIONS AND ANSWERS REGARDING THE SPECIAL MEETING OF STOCKHOLDERS

Who is entitled to vote at the Special Meeting?

The Board has fixed the close of business on November 17, 2025 as the record date (the “Record Date”) for a determination of the stockholders entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were 16,645,766 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company outstanding. Each share of Common Stock represents one vote that may be voted on each matter that may come before the Special Meeting.

What matters will be voted on at the Special Meeting?

The proposals that are scheduled to be considered and voted on at the Special Meeting are as follows:

●	To approve the terms of the Star Purchase Proposal.

●	To approve the Warrant Shares Proposal.

●	To approve the ELOC Issuance Proposal.

●	To approve the Preferred Stock Conversion Issuance Proposal.

Why am I receiving these materials?

Pursuant to Nasdaq Listing Rules 5635(a) and (d), stockholder approval is required prior to the issuance of the shares due in connection with the Star Agreement, because such shares are in excess of 19.99% of the number of shares of Common Stock outstanding before the issuance of such shares. In addition, pursuant to Nasdaq Listing Rules 5635(b), stockholder approval is required prior to the issuance of the shares in connection with the Star Agreement because such shares effect a change of control of the Company. Further, Nasdaq Listing Rule 5635(a)(2) provides that shareholder approval is required in the event any director, officer or Substantial Shareholder (as defined by Rule 5635(e)(3)) of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. Mr. Shalom, the CEO and a director is the CEO, a director and the controlling shareholder of Star. As a result, we are required to obtain stock approval for the Star Agreement as pursuant to Nasdaq Listing Rule 5635(a)(2).

We are therefore seeking the approval of the Star Agreement and the transactions contemplated therein by the Company’s stockholders by adopting a resolution as described in the accompanying proxy statement under “Proposal One: Stockholder Approval of the Star Agreement”.

Pursuant to Nasdaq Listing Rule 5635(b) shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. Pursuant to Nasdaq Rule 5635(d), Nasdaq listed companies are required to obtain shareholder approval for a transaction, other than a “public offering,” involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) which equals 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance at a price that is the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

We are therefore seeking the approval of the exercise of the Warrants held by two investors and the transactions contemplated therein by the Company’s stockholders by adopting a resolution as described in the accompanying proxy statement under “Proposal Two: Stockholder Approval of the Warrant Shares Proposal.”

Nasdaq Listing Rule 5635(d) generally requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions, if the common stock to be issued (or into which the securities may be converted or exercised) is equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance (the “ELOC Exchange Cap”). This rule is designed to protect existing shareholders from excessive dilution without their consent.

On September 19, 2025, the Company and Esousa Group Holdings, LLC, a New York limited liability company (the “Investor”), entered into a common stock purchase agreement (the “ELOC Purchase Agreement”), which provides that subject to the terms and conditions set forth therein, the Company may sell to the Investor up to the lesser of (i) $250,000,000 of the Company’s common shares, par value $0.0001 per share (the “Common Stock”), and (ii) the ELOC Exchange Cap (subject to certain exceptions provided in the ELOC Purchase Agreement) (the “Total Commitment”), from time to time during the term of the ELOC Purchase Agreement.  The Company will control the timing and amount of any sales of Common Stock under the ELOC. Actual sales of shares of Common Stock will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock, trading volume of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The number of shares of Common stock to be sold pursuant to the ELOC over the term of the agreement could exceed the ELOC Exchange Cap. Therefore, in order to comply with Nasdaq Rule 5635(d) and the terms of the ELOC, we therefore are seeking stockholder approval to issue shares above the ELOC Exchange Cap and to waive the “ELOC Exchange Cap” limitation in the ELOC Purchase Agreement as described under “Proposal Three – Approval of the ELOC Issuance Proposal.”

On September 4, 2025, the Company and the Purchasers entered into a Securities Purchase Agreement pursuant to which the Purchasers purchased, for an aggregate purchase price of $10,000,000, (i) Series A Convertible Preferred Stock which are initially convertible into an aggregate of 2,044,800 shares of Common Stock and (ii) warrants initially exercisable into up to 3,191,400 shares. Each Share of Series A Preferred Stock has a stated value of $50,000 and will initially be convertible into 10,224 shares of Common Stock (the “Conversion Shares”) (or pre-funded warrants in lieu thereof, calculated by dividing the Stated Value by the initial conversion price equal to $4.89 per Share, subject to adjustment. The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock could exceed 20% of the shares of Common Stock or 20% of the voting power outstanding before the issuance of securities pursuant to the Securities Purchase Agreement (the “Preferred Exchange Cap”). Therefore, in order to comply with Nasdaq Rule 5635(d) and the terms of the Securities Purchase Agreement, we therefore are seeking stockholder approval to issue shares above the Preferred Exchange Cap and to waive the “Preferred Exchange Cap” limitation in the Securities Purchase Agreement as described under “Proposal Four – Approval of the Preferred Stock Conversion Issuance Proposal.”

The Company is sending these materials to you to help you decide how to vote your shares of the Company’s common stock with respect to the matters to be considered at the Special Meeting. This proxy statement contains important information about the Star Purchase, the Warrants, the ELOC Issuance Plan, the Preferred Stock Conversion Issuance Proposal and the Special Meeting, and you should read it carefully.

Why is the Company seeking stockholder approval of the Star Purchase and the issuance of shares of common stock issuable in connection therewith?

Because our common stock is listed on The Nasdaq Capital Market, we are subject to The Nasdaq Stock Market Listing Rules. Rule 5635(a) of The Nasdaq Stock Market listing standards requires stockholder approval with respect to issuances of our common stock, among other instances, when the shares to be issued are being issued in connection with the acquisition of the stock of another company and are equal to 20% or more of the Company’s outstanding common stock or voting shares before the issuance. Further, Nasdaq Listing Rule 5635(a)(2) provides that shareholder approval is required in the event any director, officer or Substantial Shareholder (as defined by Rule 5635(e)(3)) of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. Mr. Shalom, the CEO and a director is the CEO, a director and the controlling shareholder of Star. As a result, we are required to obtain stock approval for the Star Agreement as pursuant to Nasdaq Listing Rule 5635(a)(2).

Pursuant to Nasdaq Listing Rule 5635(b) shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change of control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding shares of common stock or voting power, and such ownership or voting power would represent the Company’s largest concentration of ownership or voting power. The issuance of Common Stock under the Star Agreement whether at closing of the Star acquisition or upon exercise of the Star Warrant will result in Star holding 20% or more of our outstanding Common Stock and such ownership could represent the Company’s largest ownership position. Accordingly, we are seeking shareholder approval pursuant to Nasdaq Listing Rule 5635(b) of the issuance of Common Stock issuable pursuant to the Star Agreement in excess of these limits. Shareholders should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule, and does not necessarily constitute a “change of control” for purposes of Delaware law, our organizational documents or any other agreements to which we may be a party.

Pursuant to Rule 5635(d), Nasdaq listed companies are required to obtain shareholder approval for a transaction, other than “public offering,” involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) which equals 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance at a price that is the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. Although the Company will not initially issue more than 20% of the Company’s outstanding shares of Common Stock, the Star Agreement may require the issuance of more than 20% of the Company’s outstanding Common Stock , as described therein, and as a result, we are required to obtain stockholder approval.

On December 15, 2024, the Company entered into the Star Agreement with Star, the Star Equity Holders and Menachem Shalom, the representative of such shareholders, to memorialize the proposed Transaction. After several amendments, the parties executed and delivered an Amended and Restated Stock Purchase Agreement at closing the Company will acquire 100% of the issued and outstanding capital of Star in consideration of (i) $21,000,000, to be paid by a 12-month $16,000,000 promissory note and the balance in $5,000,000 cash, less any amounts lent to Star from the Company since the Original Star Purchase Agreement, (ii) 4,770,340 shares of common stock of the Company (the “Shares”), (iii) a five-year warrant (the “Star Warrant”) to purchase an aggregate of 12,017,648 shares of the Company’s common stock for an exercise price of $1.50 per share, (iv) $3,000,000 in cash and (v) a 6-month promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8%.The Shares, Star Warrants, cash and the 6-month note will be assigned by Star to the Star Equity Holders pro ratably. If the Star Agreement is terminated as a result of the Company failing to perform or observe the covenants or agreements of the Company or if Company fails to maintain its listing on Nasdaq, Star shall be entitled to a payment from the Company in the amount of $3,000,000.

The closing of the Transaction is subject to customary closing conditions, including approval by the Company’s shareholders as required under applicable Nasdaq listing rules. As a result of the above transaction, the Shares represents 28.7% of the issued and outstanding shares of Common Stock as of the Record Date. Further, assuming the Star Equity Holders have exercised the Star Warrant, the Star Equity Holders would hold an aggregate of 16,787,988 shares of Common Stock representing 100.9% of the issued and outstanding shares of Common Stock of the Company as of the Record Date or 50.2% of the shares of Common Stock to be issued and outstanding after giving effect to such exercise and to the issuance of shares of Common Stock pursuant to the Star Agreement and the transactions contemplated therein. See “Proposal One: Shareholder Approval of the Star Agreement”. As the aggregate number of shares of common stock issuable pursuant to the terms of the Star Agreement exceeds 19.99% of the Company’s outstanding voting shares of Common Stock, we are required to obtain Stockholder Approval.

Why is the Company seeking stockholder approval of the exercise of the Warrants held by two investors?

Pursuant to Nasdaq Listing Rule 5635(b) shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change of control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding shares of common stock or voting power, and such ownership or voting power would represent the Company’s largest concentration of ownership or voting power.

Pursuant to Nasdaq Rule 5635(d), Nasdaq listed companies are required to obtain shareholder approval for a transaction, other than a “public offering,” involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) which equals 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance at a price that is the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

Upon exercise of the Warrants at the current exercise price, the holders would be entitled to an aggregate of 3,191,400 shares of Common Stock, subject to further adjustment. We are therefore seeking the approval of the Warrants held by two investors and the transactions contemplated therein by the Company’s stockholders by adopting a resolution as described in the accompanying proxy statement under “Proposal Two: Stockholder Approval of the Warrants.”

Why is the Company seeking the approval of the ELOC Issuance Proposal?

Nasdaq Listing Rule 5635(d) generally requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions, if the common stock to be issued (or into which the securities may be converted or exercised) is equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance (the “ELOC Exchange Cap”). This rule is designed to protect existing shareholders from excessive dilution without their consent.

On September 19, 2025, the Company and Esousa Group Holdings, LLC, a New York limited liability company (the “Investor”), entered into a common stock purchase agreement (the “ELOC Purchase Agreement”), which provides that subject to the terms and conditions set forth therein, the Company may sell to the Investor up to the lesser of (i) $250,000,000 of the Company’s common shares, par value $0.0001 per share (the “Common Stock”), and (ii) the ELOC Exchange Cap (as defined below) (subject to certain exceptions provided in the ELOC Purchase Agreement) (the “Total Commitment”), from time to time during the term of the ELOC Purchase Agreement.  The Company will control the timing and amount of any sales of Common Stock under the ELOC. Actual sales of shares of Common Stock will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock, trading volume of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The number of shares of Common stock to be sold pursuant to the ELOC over the term of the agreement could exceed the ELOC Exchange Cap. Therefore, in order to comply with Nasdaq Rule 5635(d) and the terms of the ELOC, we therefore are seeking stockholder approval to issue shares above the ELOC Exchange Cap and to waive the “ELOC Exchange Cap” limitation in the ELOC Purchase Agreement as described under “Proposal Three – Approval of the ELOC Issuance Proposal.”

Why is the Company seeking the approval of the Preferred Stock Conversion Issuance Proposal?

Pursuant to Nasdaq Listing Rule 5635(b) shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change of control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding shares of common stock or voting power, and such ownership or voting power would represent the Company’s largest concentration of ownership or voting power.

On September 4, 2025, the Company and the Purchasers entered into a Securities Purchase Agreement pursuant to which the Purchasers purchased, for an aggregate purchase price of $10,000,000, (i) Series A Convertible Preferred Stock which are initially convertible into an aggregate of 2,044,800 shares of Common Stock and (ii) warrants initially exercisable into up to 3,191,400 shares. Each Share of Series A Preferred Stock has a stated value of $50,000 and will initially be convertible into 10,224 shares of Common Stock (the “Conversion Shares”) (or pre-funded warrants in lieu thereof, calculated by dividing the Stated Value by the initial conversion price equal to $4.89 per Share, subject to adjustment. The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock could exceed the Preferred Exchange Cap. Therefore, in order to comply with Nasdaq Rule 5635(d) and the terms of the Securities Purchase Agreement, we therefore are seeking stockholder approval to issue shares above the Preferred Exchange Cap and to waive the “Preferred Exchange Cap” limitation in the Securities Purchase Agreement as described under “Proposal Four – Approval of the Preferred Stock Conversion Issuance Proposal.”

What are the Board’s voting recommendations?

The Board recommends that you vote “FOR” each of the Proposals.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who may attend the Special Meeting?

Record holders and beneficial owners may attend the Special Meeting. To attend the meeting, please go to www.virtualshareholdermeeting.com/NUKK2025SM and enter the 16-digit control number found on your proxy card.

How do I vote?

If you are a stockholder of record, you may:

1.	Vote by Internet. The website address for Internet voting is on the voting instruction form or proxy card.

2.	Vote by phone. The phone number for phone voting is on your proxy card.

3.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card.

4.	Vote at the Special Meeting. Register, attend virtually and vote at the Special Meeting.

If you vote by phone or internet, please DO NOT mail your proxy card.

If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Special Meeting, please have a legal proxy from your nominee authorizing you to vote your shares.

What constitutes a quorum?

To carry on the business of the Special Meeting, we must have a quorum. A quorum is present when one-third of the voting power of the issued and outstanding capital stock of the Company, as of the Record Date, is represented in person or by proxy. Shares owned by the Company are not considered outstanding or considered to be present at the Special Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining the existence of a quorum. As of the Record Date, there are a total of 16,645,766 votes that may be voted on each matter that may come before the Special Meeting. The quorum is therefore 5,548,589 votes.

What happens if the Company is unable to obtain a quorum?

If a quorum is not present to transact business at the Special Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit continued solicitation of proxies.

What is a “broker non-vote”?

Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and the record owner does not have the authority to vote those shares on a proposal.

Various national and regional securities exchanges applicable to brokers, banks, and other holders of record determine whether the record owner (for instance, the brokerage firm, or bank) is able to vote on a proposal if the record owner does not receive voting instructions from the beneficial owner. The record owner may vote on proposals that are determined to be routine under these rules and may not vote on proposals that are determined to be non-routine under these rules. If a proposal is determined to be routine, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you.

Each proposal is non-routine and the record owner may not vote your shares on any proposal if it does not get instructions from you. If you do not provide voting instructions, a broker non-vote will occur. Broker non-votes, as well as abstentions, will each be counted towards the presence of a quorum but will not be counted towards the number of votes cast for Proposal One and Proposal Two. Broker non-votes as well as abstentions will have the same legal effect as a vote “AGAINST” Proposal Three.

How many votes are needed for each proposal to pass?

Proposals		Vote Required
(1)	Approve the Star Agreement.	Majority of the voting power present in person or by proxy and entitled to vote on the matter
(2)	Approve the Exercise of the Warrants	Majority of the voting power present in person or by proxy and entitled to vote on the matter
(3)	Approve the ELOC Issuance Proposal	Majority of the voting power present in person or by proxy and entitled to vote on the matter
(4)	Approve the Preferred Stock Conversion Issuance Proposal	Majority of the voting power present in person or by proxy and entitled to vote on the matter

What constitutes outstanding shares entitled to vote?

At the close of business on the Record Date, there were 16,645,766 outstanding shares of Common Stock, each of which is entitled to one (1) vote on all matters at the Special Meeting.

Is broker discretionary voting allowed and what is the effect of broker non-votes?

Proposals		Broker Discretionary Vote Allowed	Effect of Broker Non- Votes on the Proposal
(1)	Approve the Star Agreement	No	None
(2)	Approve the Exercise of the Warrants	No	None
(3)	Approve the ELOC Issuance Proposal	No	None
(4)	Approve the Preferred Stock Conversion Issuance Proposal	No	None

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under the DGCL, abstentions are counted as shares present and entitled to vote at the Special Meeting. Generally, unless provided otherwise by applicable law, our Bylaws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, votes marked as “ABSTAIN” will have no effect on the outcome on each of the proposals.

What are the voting procedures?

You may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. You should specify your respective choices on the accompanying proxy card or your voting instruction form.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Special Meeting by giving written notice to the Corporate Secretary of the Company, by delivering a proxy card dated after the date of the proxy or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Nukkleus Inc., 575 Fifth Ave, 14th floor, New York, New York 10017, Attention: Corporate Secretary.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by the Company’s officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We may hire an independent proxy solicitation firm.

Could other matters be decided at the Special Meeting?

Other than the Star Purchase Proposal, the Warrant Shares Proposal, the ELOC Issuance Proposal and the Preferred Stock Conversion Issuance Proposal, no other matters will be presented for action by the stockholders at the Special Meeting.

Do I have dissenters’ (appraisal) rights?

Appraisal rights are not available to the Company’s stockholders with respect to any of the proposals brought before the Special Meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please follow the instructions and vote in accordance with each proxy card and voting instruction card you receive.

Interest of Officers and Directors in Matters to Be Acted Upon

Menachem Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star. Except as outlined herein, none of the other officers or directors of the Company have any interest in any of the matters to be acted upon at the Special Meeting.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL ONE, “FOR” PROPOSAL TWO,
“FOR” PROPOSAL THREE AND “FOR” PROPOSAL FOUR.

PROPOSAL ONE:

STOCKHOLDER APPROVAL OF THE STAR AGREEMENT

As discussed elsewhere in this proxy statement, including under “The Star Purchase” below, the holders of the Company’s Common Stock are being asked to consider and vote on the Star Purchase Proposal. The information set forth in this Proposal One is qualified in its entirety by reference to the full text of the Star Agreement attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 16, 2025. Stockholders are urged to carefully read these documents and this proxy statement in their entirety, including but not limited to the section titled “The Star Purchase” below.

Stockholder Approval of the Star Agreement

Pursuant to applicable Nasdaq Listing Rules, the issuance of the Shares and the Star Warrant to Star and the Star Equity Holders in connection with the Star Agreement require approval of our stockholders, and we are therefore asking our stockholders to approve the Purchase Proposal by adopting the following resolution:

“WHEREAS, the Board of Directors of the Company has determined that it is expedient and in the best interests of the Company and its stockholders for the Company to complete the Star Purchase on the terms and subject to the conditions set forth in that certain Amended and Restated Securities Purchase Agreement and Call Option, dated September 15, 2025, between the Company, Star, the equity holders of Star (the “Star Equity Holders”), and Menachem Shalom, as representative of the Star Equity Holders, as amended (as it has, and may be, further amended from time to time and including all exhibits and schedules thereto, the “Star Agreement”), pursuant to which the Company will acquire shares of class A common stock of Star representing 100% of Star, resulting in Star becoming a wholly-owned subsidiary of the Company;

RESOLVED, that (1) the purchase of the equity interest in Star on the terms and subject to the conditions set forth in the Star Agreement, and (2) the other terms and conditions of the Star Agreement, including, but not limited to, as required by and in accordance with Nasdaq Listing Rules 5635(a), (b) and 5635(d), the issuance of shares of Common Stock and Star Warrants to acquire shares of Common Stock of the Company to Star, which will be assigned to the Star Equity Holders, which number of shares of Common Stock exceeds 19.99% of the Company’s outstanding shares of Common Stock as of the date of the closing of the Star Agreement, and effect a “change of control” of the Company, are each hereby approved, authorized and adopted in all respects.”

A vote in favor of the Star Purchase Proposal will be deemed the approval of the Star Agreement, each of the terms and conditions thereof, and all of the transactions contemplated therein and thereby.

Required Vote; Recommendation of the Board

Approval of the Star Purchase Proposal requires that more votes are cast in favor of such Star Purchase Proposal than are cast opposing such Star Purchase Proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at such Special Meeting. For purposes of the vote on the Star Purchase Proposal, an abstention, a broker non-vote or a failure to submit a proxy card or vote by mail, telephone, over the Internet or in person at the Special Meeting will have no effect on the vote to approve the Star Purchase Proposal, except to the extent that a failure to vote prevents the Company from obtaining a quorum for the Special Meeting. The Star Purchase is contingent upon the Star Purchase Proposal being approved by the Company’s stockholders at the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF THE STAR PURCHASE PROPOSAL.

THE STAR PURCHASE

The discussion of the Star Purchase in this proxy statement is qualified in its entirety by reference to the Star Agreement, a copy of which (including the amendment thereto) is attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 16, 2025 and incorporated by reference into this proxy statement. We encourage you to read the Star Agreement carefully and, in its entirety, as it is the legal document that governs the Star Purchase.

Overview of the Star Purchase

On December 15, 2024, the Company entered into the Securities Purchase Agreement and Call Option, which was subsequently amended on each of February 11, 2025, May 13, 2025, June 15, 2025 and July 25, 2025. Said agreement, as amended, provided that the Company would acquire 51% of Star and the Star Equity Holders would grant the Company an option to purchase the balance of the equity. Mr. Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star.

On September 15, 2025, the parties executed and delivered the Amended and Restated Securities Purchase Agreement with Star, the Star Equity Holders and Menachem Shalom, the representative of such shareholders, to memorialize the proposed Transaction. Pursuant to the Star Agreement, the Company at closing will acquire 100% of the issued and outstanding capital of Star in consideration of (i) $21,000,000, to be paid by a 12-month $16,000,000 promissory note and the balance in $5,000,000 cash, less any amounts lent to Star from the Company since the Original Star Purchase Agreement, (ii) 4,770,340 shares of common stock of the Company (the “Shares”), (iii) a five-year warrant (the “Star Warrant”) to purchase an aggregate of 12,017,648 shares of the Company’s common stock for an exercise price of $1.50 per share, (iv) $3,000,000 in cash and (v) a 6-month promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8%.The Shares, Star Warrants, cash and the 6-month note will be assigned by Star to the Star Equity Holders pro ratably. If the Star Agreement is terminated as a result of the Company failing to perform or observe the covenants or agreements of the Company or if Company fails to maintain its listing on Nasdaq, Star shall be entitled to a payment from the Company in the amount of $3,000,000.

The closing of the Transaction is subject to customary closing conditions, including approval by the Company’s shareholders as required under applicable Nasdaq listing rules. As a result of the above transaction, the Shares issued to Star and assigned to the Star Equity Holders represents 28.7% of the issued and outstanding shares of Common Stock as of the Record Date. Further, assuming the Star Equity Holders have exercised the Star Warrant, the Star Equity Holders would hold an aggregate of 16,787,988 shares of Common Stock representing 100.9% of the issued and outstanding shares of Common Stock of the Company as of the Record Date or 50.2% of the shares of Common Stock to be issued and outstanding after giving effect to such exercise and to the issuance of shares of Common Stock pursuant to the Star Agreement and the transactions contemplated therein.

A complete copy of the Star Agreement is attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 16, 2025 and incorporated herein by reference.

Parties to the Star Purchase

Nukkleus Inc.

We currently are focusing on the commercialization of third-party defense-related products, technologies and solutions and exploring the development and commercialization of proprietary solutions targeting defense and aerospace markets. We are establishing a joint venture company in Israel with Mandragola, Inc., which is intended to establish advanced manufacturing zones in both the Baltics and Israel, designed to support civil and defense aviation needs. Plans also include the development of a NATO-compliant logistics hub in Riga in cooperation with additional regional partners, as well as facilities dedicated to licensed maintenance and repair (MRO) services, aircraft modernization, resale, and leasing, including the deployment of the de-icing technology for commercial aircrafts which the Company recently licensed (on an exclusive basis) from Blade Ranger Ltd. Most recently, the Company will obtain the portfolio of proprietary defense and aerospace software products of Tiltan, including T-BAT (GPS-denied navigation and landing software), T-TRACK (real-time video motion detection and tracking), AGM (3D mapping and GIS generation from aerial imagery), TOPS (physics-based 3D simulation system with thermal and radar capabilities), Majestic.ai (AI training dataset and synthetic data generation), and T-Aware (multi-sensor operational management system for situational awareness). We have an exclusive distribution agreement with Blade Ranger pursuant to which we have exclusive distribution rights for defense and homeland security sector in the United States for their proprietary product - a unique drone payload that can be used by military forces and homeland security organizations.

Star 26 Capital Inc.

Star 26 Capital Inc. is a corporation organized under the laws of the State of Nevada on January 17, 2024. We were formed as an acquisition holding company to invest in and/or buy controlling stakes in private businesses with a view towards improving their operations, management, and sales and marketing, and leading them to an improved financial outcome for the benefit of our stockholders. Our acquisition strategy currently focuses on business sectors that are expected to provide higher-than-average return such as the Israeli defense and aerospace industries. Our defense technology business operates through B. Rimon Agencies Ltd., an Israeli limited liability company we acquired on February 15, 2024. Our primary market for our Rimon products is Israel, where we serve defense, security, and military clients. Israel is a significant player in the global defense market, accounting for 2.3% of global military exports and ranking as the 10th largest defense exporter from 2018 to 2022. We offer a diverse range of products for our clients:

●	Specialty Vehicles: Including command vehicles, mobile communication trailers, covert operations vehicles, SWAT trucks, UAV ground centers, satellite news vans, and rescue trailers.

●	Generators and Hybrid Energy Packs: Providing AC and DC current generating kits, energy banks, and rugged air conditioning kits for combat vehicles and harsh field missions.

●	Advanced Lighting Systems: Offering energy and lighting trailers and advanced field lighting solutions.

●	Multi-Mission Trailers: Such as reconnaissance vehicles, firefighting trailers, and satellite broadcast mobility platforms.

●	Telescopic Masts: Used for various field applications.

Our special utility vehicles are customized to meet the unique needs of law enforcement and military agencies, emphasizing durability, safety, and performance features.

Most recently, Star has granted a convertible loan to ITS Industrial Techno-logic Solutions Ltd., an Israeli corporation which designs, develops and manufactures fully integrated electro-mechanical machines, assembly lines and custom motion systems, and acquired 67% of Water.io Ltd., a pioneer in smart hydration technology which recently announced a non-binding letter of intent to acquire Zorronet, a developer of AI-powered unmanned control rooms and integrated physical security platforms.

Star 26 Capital Inc. Shareholders – Represented by Menachem Shalom

The Star 26 shareholders (the Selling Shareholders) are represented by Menachem Shalom, who is the controlling shareholder of Star 26. Menachem Shalom is also the CEO and a director of Nukkleus.

Recommendation of the Board and its Reasons for the Star Purchase

The Board evaluated the terms of the Star Agreement and the Star Purchase. After careful consideration, the Board, after several meetings held to discuss the transactions, unanimously approved the initial agreement with Star and then on September 15, 2025 the acquisition of 100% of Star pursuant to the Star Agreement. Mr. Shalom, due to his relationship with Star, recused himself from voting on the matter.

The Board considered the following factors in reaching its conclusion to approve the Star transaction and to recommend that the stockholders approve the Star Agreement and the issuance of shares of Common Stock in connection with the Star Purchase, the majority of which the Board viewed as supporting its decision to approve the acquisition:

●	The Board had undertaken a comprehensive and thorough process of reviewing and analyzing potential merger/combination/acquisition candidates to identify the opportunity that would, in the opinion of the Board, create the most value for the stockholders. The Board reviewed four candidates for consideration, and the board undertook discussions and evaluations of their financial statements.

As part of that process the Company’s Board has identified several comparable indicators, parameters and requirements for the “desired” target. These include, for example, the proposed target financials, corporate governance, sector and industry, projections, business model, shareholders’ equity, whether it would be considered an operating activity under the applicable Nasdaq rules, third party investors or investment bank indicating the ability to raise funds for the target before or after a business combination, the proposed structure of the business combination, availability of detailed due diligence materials, availability of PCAOB audited financials, reasonability of the proposed terms, the likelihood of the proposed target to be approved by shareholders’ vote and, very importantly, the likelihood and timeline to close such transaction. Other factors were considered as well.

In addition to the parameters set forth above, the Board also evaluated each of the four opportunities with respect to their ability to move at a rapid pace, the target’s operations, terms and valuations and the industry the target operates in. Two of the entities were operating in the agriculture or agtech space one of which was unable to provide any due diligence. Due to the lack of diligence materials for one opportunity and the lack of expertise in the agriculture space in general, the Company declined to pursue these transactions. The third proposed merger candidate reviewed by the Board operated in the merchant banking space with limited operations that carried a debt burden and was unable to address certain diligence questions including, but not limited to, valuation and clarity on the business model. In evaluating Star 26, the Board believed the defense industry was the most appealing of all opportunities evaluated. Further, Star 26 was able to provide audited financials reflecting that it was generating revenue and thorough diligence materials. The Board determined that the valuation of Star 26 was reasonable and that if the Company were to proceed with Star 26 that such transaction was most appealing to the Board and it believed, in turn, to its shareholders. Further, the recent developments in the world (war in Ukraine, war in Israel, increasing tension in China, and an incoming Republican administration) provided indication that the defense sector was a market the Company should be entering.

●

The Board believes, based in part on the judgment, advice, and analysis of its Board with respect to the potential strategic, financial, and operational benefits of the Star Agreement, that the Star Agreement represents an attractive market opportunity following the completion of the Star Purchase as the Board viewed the defense sector as growing. The Board, in making this assessment, requested that Reuven Yeganeh, a director of the Company and member of the audit committee, shall direct the analysis, evaluation and negotiations of the potential acquisition and provide a full assessment to the Board.

Mr. Yeganeh, in making such assessment and analysis, first described the background and situation of the Company which included – lack of funds, late filings with the Securities and Exchange Commission and Nasdaq delisting notices, severe negative cash flow, an operating subsidiary (DRFQ) that was losing money and multiple claims and threatened litigation by various third parties.

Mr. Yeganeh further enumerated the considerations to evaluate potential target companies and acquisitions. These considerations included the potential target company financials, operations and management; the target company’s revenues, profitability, shareholders’ equity, debt, capital structure and business plan; the sector the company is operating in; the business model and the valuation attributed to the potential target companies by their respective management, which was based on their historical financial statements as well as their projected financial results; readiness to close a potential acquisition (primarily if the target company has PCAOB audited financials); the likelihood that the acquisition would be approved by the stockholders and the ability of the Company to obtain financing from investors for a proposed acquisition; the scope of the due diligence materials provided by the company; and the proposed deal structure and potential effect on the Company and the value for the shareholders.

In November 2024, Mr. Yeganeh provided the Board a detailed analysis of all potential acquisition targets and determined that the immaturity of some of the potential targets’ businesses, the lack of experience in certain industries of the board of directors of the Company (such as agriculture), the lack of information on other opportunities, the fact that many potential targets were not able to provide audited financials and the un-attractiveness of their business model, business plans and financial results all supported further investigating the potential acquisition of Star. Mr. Yeganeh assessment then focused on Star’s capability to enter into an acquisition agreement and its readily availability of audited financial statements, which is a critical component for a public company similarly situated as Nukkleus. Further, the assessment also focused on the growing nature of the defense industry recent developments in the world such as the war in Ukraine, the war in Israel and Gaza, the increasing tension with China and the change in the administration in the United States which was presumed to be more focused on military readiness. Additional important considerations included Star business plan and operations and strong indications from investment bankers willing to raise capital for the Company in connection with an acquisition of Star. The defense industry, in which the Company will operate in post-merger, has received increased attention to the various conflicts around the world and is projected to grow.

As part of the evaluation of the Star acquisition, the board has received a valuation indication prepared by C Value Business Consultant. According to such indication, described in detailed below, Star’s valuation was $40.4 million. Despite said indication, Mr. Yeganeh, on behalf of the board and the Company, negotiated the acquisition valuation with Star which occurred in late November 2024 and at the beginning of December 2024.

Star was initially seeking a valuation of $90 million. Mr. Yeganeh countered with what the Board deemed to be a more reasonable valuation within the range of $16-19 million. Mr. Yeganeh reasoned that a valuation within this range could be justified based on the actual financial results of Star. Star countered that the valuation would need to be in the range of $40-50 million given Star’s potential and the current state of the defense industry. Mr. Yeganeh insisted that the key factor to determine the valuation for the transaction would have to be based on the historic and actual financial results of Star. During the two week period of late November 2024 and beginning of December 2024 the parties had several negotiation sessions during which the parties discussed the potential deal structure, the valuation, the consideration components and the need for immediate execution of the transaction. Mr. Yeganeh proposed, as a sole consideration element, that the Company shall issue Star a note. Star management requested that the consideration would include a portion in cash to Star and Nukklues’ securities to be issued to Star shareholders.

As a way of compromise, the parties agreed on the final valuation and the consideration to be provided to the shareholders, as provided for in the agreement executed by the parties. The reduction of the valuation, as described above, was achieved by allocating some of the consideration to Star itself and some to its shareholders. Such construction of the total consideration led Star management to agree to the reduced valuation offered by Mr. Yeganeh.

It should be noted that as a result of Mr. Yeganeh’s efforts and negotiations, the Acquisition Agreement eventually signed by the parties reflected a significantly lower (around 35%) valuation of Star compared to the indication provided by C Value.

The Board then made the ultimate decision to proceed with the Star Agreement. Mr. Shalom recused himself from all discussions regarding this decision.

Star’s primary geographic market focus as of the date of this prospectus is Israel where the majority of Star’s customers are located and operate. We believe that Israel is a heavyweight in the global defense market, primarily due to its advanced military industries, with the country specifically accounting for 2.3% of global military exports (Observer Research Foundation, the strategic and military-technological significance of Israel). Israel was the 10th largest defense exporter from 2018 to 2022, with the U.S. and United Kingdom being among those customers that implemented Israeli defense systems such as the ‘Trophy’ Active Protection system, which creates a neutralization bubble around military vehicles and rapidly detects, classifies and engages all known chemical energy (CE) threats including recoilless rifles, ATGMs, AT rockets, HEAT tank rounds, and RPGs. Israel has a strong missile defense system and is one of few countries with successful experience in a multi-tiered missile defense system. There have also been multiple sales between Israel and national providers of defense technologies. For example, the U.S. approved the sale of David’s Sling, a complete air defense system designed to defeat the full spectrum of long range air and missile threats, by Israel and the private company Rafael Advanced Defense Systems Ltd., manufacturer of the David’s sling system, to Finland on August 2, 2023, a project that was valued at more than 300 million euros, marking a key development in Israel’s medium-tier missile defense offerings.

We also believe that the economic and market dislocations resulting from the conflict in Israel, as well as other conflicts worldwide, provide an opportunity for companies in the defense industry to see higher-than-average demand for their products and services. Such market conditions, if they persist, would allow us to focus on acquiring profitable businesses in the defense sector, with the opportunity to take advantage of their potential future growth. Within the Israeli defense market in particular, we expect to see a significant number of businesses struggling to satisfy growing demand for their products and services due to a lack of access to capital and experienced executive level leadership among other factors. We believe we will be able to provide these needed resources to any Israeli target company that we acquire. We are confident that the expertise of our management team and the relationships that they can bring to an acquisition represent a compelling value proposition for any potential acquisition target looking to add working capital, a pathway to exit, and a solid leadership base, to assist such a company to grow and expand and to be able to take advantage of market opportunities as they arise.

●	The Board concluded that the Star Agreement would provide the existing stockholders a significant opportunity to participate in the potential growth of the Company following the closing of the Star Purchase.

●	The Board also considered that the post Star Purchase company will continue to be led by Menachem Shalom, the existing CEO of the Company, who is an experienced senior manager with considerable experience.

●	The Board considered the valuation and business prospects of all the potential merger/combination/acquisition candidates. In particular, their collective view was Star was the most attractive acquisition candidate. After considering the comprehensive diligence review that the management had completed of other prospective merger/combination/acquisition targets, the board concluded that the Star Purchase had the potential to create more value for the stockholders than any of the other proposals that the board had received.

●	The Board considered the conditions to closing contained in the Star Agreement, which the Board believed are reasonable and customary in number and scope.

●	The Board authorized management to move forward with the Star negotiations and Mr. Yeganeh requested a valuation indication from C Value and, in parallel, conducted negotiation sessions with Star. The discussions with Star occurred at the end of November 2024 and beginning of December 2024. Subsequent to determining that Star was the most suitable candidate, the Board obtained a valuation indication as of November 24, 2024, by C Value Business Consulting, a third party valuation firm based in Israel. The valuation indication was conducted in accordance with generally accepted accounting principles (GAAP) and utilized two primary approaches: the Income Approach (Discounted Cash Flow method) and the Market Approach (Multiples method).

●	On September 15, 2025, the Board approved the transaction with Star after taking into account all of the foregoing considerations.

The valuation examined the business and financial projections provided by Star. Star’s forecasted financials included the following figures (amounts in thousands)

DCF “000” USD		25/11-31/12/2024	2025	2026	2027	2028	01/01-24/11/2029
Total Income		526	9,333	39,667	102,600	163,440	200,764
% Growth			75.0%	325.0%	158.7%	59.3%	36.3%
Cost of revenue		395	7,000	29,750	76,950	122,580	150,573
% From Income		75.0%	75.0%	75.0%	75%	75.0%	75.0%
Gross Profit		132	2,333	9,917	25,650	40,860	50,191
% From Income		25.0%	25.0%	25.0%	25.0%	25.0%	25.0%
R&D Expenses		5	143	621	1,112	2,579	4,483
% From Income		1.0%	1.5%	1.6%	1.1%	1.6%	2.2%
S&M Expenses		4	95	383	572	948	1,177
% From Income		0.7%	1.0%	1.0%	0.6%	0.6%	0.6%
G&A Expenses		102	1,602	5,769	7,705	11,430	12,713
% From Income		19.3%	17.2%	14.5%	7.5%	7.0%	6.3%
Operational Profit		21	493	3,143	16,261	25,903	31,818
% From Income		3.96%	5.28%	7.92%	15.85%	15.85%	15.85%
Tax Rate	21%	-4	-104	-660	-3,415	-5,440	-6,682
Tax Assets		0	0	0	0	0	0
Income Taxable		21	493	3,143	16,261	25,903	31,818
Profit after tax exp		16	390	2,483	12,846	20,463	25,137
% From Income		3.1%	4.2%	6.3%	12.5%	12.5%	12.5%
CaPEX		(1)	(4,800)	(18,000)	(32,400)	(285)	(351)
Depreciation		1	16	69	179	285	351
Change in W.C		(288)	0	0	0	0	0

The financial projections above were prepared by C Value using the following assumptions:

1.	Due to the fact that as of the valuation date the Star does involve debt, the valuation used the capital asset pricing model (CAPM) to calculate the Star’s weighted average cost of capital (WACC).

2.	The growth in revenues is based on the following assumptions:

a.	Rimon’s sales would increase by 40% in the 2nd year after the acquisition; 35% in the 3rd year after the acquisition; 30% in the 4th year after the acquisition; 30% in the 5th year after the acquisition;

b.	6 months after the acquisition, Star would acquire a second company with annual sales of $8,000,000. The 2nd company sales would increase by 40% in the 2nd year after the acquisition; 35% in the 3rd year after the acquisition; 30% in the 4th year after the acquisition; 30% in the 5th year after the acquisition;

c.	12 months after the acquisition, Star would acquire a third company with annual sales of $12,000,000. The 3rd company sales would increase by 40% in the 2nd year after the acquisition; 35% in the 3rd year after the acquisition; 30% in the 4th year after the acquisition.

d.	18 months after the acquisition, Star would acquire a third company with annual sales of $18,000,000. The 4th company sales would increase by 20% in the 2nd year after the acquisition; 50% in the 3rd year after the acquisition; 50% in the 4th year after the acquisition.

e.	24 months after the acquisition, Star would acquire a third company with annual sales of $24,000,000. The 5th company sales would increase by 40% in the 2nd year after the acquisition; 35% in the 3rd year after the acquisition.

To calculate the WACC, the following parameters were used:

WACC	24/11/2024
Releveled beta	1.71
Risk free rate	4.72%
Market premium	4.70%
Size premium	10.73%
Country risk premium	0.00%
Specific premium	7.14%
Cost of equity	30.61%
Leverage ratio	27.12%
Kd	9.50%
Tax rate	21.0%
WACC	24.3%
Round	24.0%

Based on the assumptions presented above, as of the valuation date of November 25, 2024, the value of Star was estimated at 40,437 thousand USD, , was follows:

Company Value	24/11/2024
Terminal Value	48,593
Short term Value	-7,279
Enterprise Value	41,314
Debt, Net	-877
Company Value	40,437

Implementation of the Multiples Method

For the purpose of the valuation process, the following multiples were considered:

●	Enterprise Value-to-Revenue Ratio: The revenue multiple is defined as the ratio between the company’s enterprise value and its annual revenue. This metric focuses on the company’s total income without accounting for operating expenses, financing, taxes, or one-time income.

●	Enterprise Value-to-EBITDA Ratio: The EBITDA multiple is calculated by dividing the enterprise value by EBITDA. EBITDA is obtained by adding depreciation and amortization expenses to the operating profit.

The EV/Revenue and EV/EBIT multiples were applied in the valuation. To determine these, C Value Business Consulting analyzed the most recent financial data available as of the valuation date for several publicly traded companies in the defense sector, which aligns with Star’s area of activity. At the time of the valuation, Star single investment is Rimon, a company operating in the defense sector.

Although the valuation date used by the outside independent consulting firm was November 24, 2024, to ensure a full year of data for calculating the multiples, the period selected, based on the financial statements of the companies, spans from September 30, 2023, to September 30, 2024.

For that purpose, the following companies were analyzed:

Transdigm Group Incorporated –

TransDigm specializes in the design and manufacture of highly engineered aerospace components, serving primarily military and commercial aviation sectors. The company is recognized for its strategic acquisitions and its focus on mission-critical products for defense systems.

As of September 30, 2024, Transdigm Enterprise’s market value was 98.84 billion USD. For the period between September 30, 2023, and September 30, 2024, the company reported total revenues of 7.94 billion USD and operating income of 3.53 billion USD.

Howmet Aerospace Inc–

Howmet Aerospace manufactures advanced jet engine components, titanium structures, and aerospace fasteners, maintaining a strong presence in the global defense and aviation markets. Its products are essential for supporting high-performance military aircraft and aerospace systems.

As of September 30, 2024, Howmet Aerospace Enterprise’s market value was 44.45 billion USD. For the period between September 30, 2023, and September 30, 2024, the company reported total revenues of approximately 7.27 billion USD and operating income of 1.51 billion USD.

Huntington Ingalls Industries Inc–

HII is the largest military shipbuilder in the United States, specializing in constructing advanced naval vessels and providing technical services to defense and government agencies. The company operates through divisions dedicated to shipbuilding and advanced mission technologies.

As of September 30, 2024, HII Enterprise’s market value was 14.93 billion USD. For the period between September 30, 2023, and September 30, 2024, the company reported total revenues of 11.70 billion USD and operating income of 737 million USD.

Textron Inc –

Textron is a diversified industrial company with a significant presence in defense and aviation. Its subsidiaries, including Bell Textron and Textron Aviation, provide innovative aircraft, rotorcraft, and engines for military and commercial use worldwide.

As of September 30, 2024, Textron Enterprise’s market value was 18.66 billion USD. For the period between September 30, 2023, and September 30, 2024, the company reported total revenues of 13.98 billion USD and operating income of 1.04 billion USD.

General Dynamics Corp –

General Dynamics Corp specializes in the design, development, and manufacture of advanced defense and aerospace systems. Serving both military and commercial sectors, the company is renowned for its cutting-edge technologies, including combat vehicles, shipbuilding, and aerospace solutions.

As of September 30, 2024, Textron Enterprise’s market value was 90.26 billion USD. For the period between September 30, 2023, and September 30, 2024, the company reported total revenues of 46.04 billion USD and operating income of 4.66 billion USD.

Below is a summary comparing the revenue multiples of the selected companies as of September 30, 2024 (in millions of dollars):

Company	Revenues	EV	Operating Income	EV / EBIT Multiple	EV / Revenue Multiple
Transdigm Group Incorporated (TDG)	7,940	98,849	3,531	28	12
Howmet Aerospace Inc (HWM)	7,270	44,457	1,514	29	6
Huntington Ingalls Industries Inc (HII)	11,708	14,932	737	20	1
Textron Inc (TXT)	13,981	18,665	1,042	18	1
General Dynamics Corp (GD)	46,046	90,266	4,661	19	2

The following results were obtained:

Multiples
EV/EBIT Multiple
Average	22.98
Median	20.26
75th percentile	27.99
90Th percentile	28.82

Revenue Multiple
Average	4.63
Median	1.96
75th percentile	6.12
90Th percentile	9.92

The resulting Star value for 100% ownership was estimated at $40.4 million. The intangible assets were valued using the Income Approach, with a weighted average cost of capital (WACC) of 31%, reflecting the company’s risk profile. Customer relationships and distributor relations were assessed based on projected revenues (40% from distributors, 60% from direct customers), a 42.15% attrition rate that was calculated according to historic parameters and data provided by Star, and a 4-year economic life. The order backlog was valued based on expected 2025 revenues of $1,024,307, with a 1-year life. The valuation firm assumed the backlog would be converted to actual revenues and therefore attributed relevant value to the backlog. However, prior to the Board resolution, no valuation firm provided an opinion on the fairness of the Star Agreement. Notwithstanding, the Board determined that in light of several factors, including the market acceptance of the transactions contemplated by the Star Agreement and increased valuation of Star, obtaining a fairness opinion need not be one of the Closing conditions of the Star agreement.

On February 11, 2025, the Company, Star and the Star Equity Holders, entered into an amendment providing that the consideration to be invested by the Company into Star shall be increased from $15,000,000 consisting of cash in the amount of $5,000,000, as initially contemplated, to $21,000,000 and increase the Investment Note to $16,000,000. Further, the Amendment increased the amount that the Company will lend to Star prior to the closing date from $1,000,000 to $1,800,000. The Amendment also provided that in the event Star consummates its initial public offering or a direct listing to a national exchange (Nasdaq or NYSE) of its shares of Class A Common Stock, then the Option shall automatically expire.

On May 13, 2025, the parties entered into Amendment No. 2 increasing the amount that the Company will lend to Star prior to the closing date from $1,800,000 to $3,000,000 and removed the closing condition requiring a fairness opinion be delivered at closing. The determination to increase the amount that the Company will lend to Star was not a result of a change in the valuation the Board has ascribed to Star. Rather, the Board increased the loan to Star in the interest of further supporting the transaction and providing Star with the flexibility to pursue its goals, which in turn would benefit the Company following the closing. After the execution of the Agreement and given worldwide increase in defense spending and overall growth of the Sector, Star has demonstrated the ability to further grow its business, more than initially anticipated as additional business opportunities have been introduced to Star. The announcement of the acquisition created a significant rise in the share price of the Company and allowed it to raise $10mm – two critical factors that provided further support to the Board’s recommendation. Therefore, the Board determined that it is in the best interests of the Company to enable Star to further grow its business and operations – without increasing the consideration elements paid to Star shareholders – but only increasing the amounts invested and provided to Star itself. The Board does not believe that the consideration component to be paid to Star’s shareholders (as opposed to the components invested in Star itself) changed as of May 13, 2025 and, as of such date, still recommends that the that the shareholders approve the Star Purchase proposal. The Board firmly considers that the proposed acquisition is in the best interest of the Company and its shareholders.

On June 13, 2025, the parties entered into Amendment No. 3 which provides for liquidated damages of $3,000,000 to be paid to Star if the Company fails to make all payments provided for in the Agreement or if the Agreement is terminated as a result of the Company failing to perform or observe the covenants or agreements of the Company.

On July 25, 2025, the parties entered into Amendment No. 4 which provides that all the Class B common stock in Star owned by Menachem Shalom is converted to shares of Class A Common Stock.

The terms of the amended Agreement between the parties provided a valuation of $32,260,000 to Star. That valuation represents the following multiples:

∙€€Enterprise Value / Revenue (2026) 0.81

∙€€Enterprise Value / EBITDA (2026) 4.44

The Board of Directors, after careful consideration, determined that obtaining a fairness opinion was not necessary for the proposed acquisition of Star. This decision was based on several factors. First, the Board conducted a thorough due diligence process, which included a comprehensive review of the target company’s financial performance, operations, and strategic alignment with our business objectives. Second, the transaction terms were negotiated at arm’s length, with independent legal and financial advisors providing guidance to ensure the acquisition price and structure were reasonable and in the best interests of the Company and its shareholders. Third, the Board’s extensive experience in evaluating similar transactions, combined with the robust market data available, provided sufficient confidence in the fairness of the transaction without the need for a separate fairness opinion. Fourth, the significant rise of the Company’s share price and the investment made by a third-party investor immediately after the announcement of the proposed acquisition serve as strong indication and evidence that the terms of the acquisition, and specifically Star’s valuation, are adequate. The Board believes this approach aligns with its fiduciary duties and optimizes the use of Company resources while maintaining a focus on delivering value to its shareholders.

●	The Board also reviewed the terms of acquiring 51% of Star and associated transactions, including that the number of shares of common stock to be issued in the Star Purchase was based on the relative valuation of the companies and is based on a fixed percentage.

In the course of its deliberations, the Board also considered a variety of risks and other countervailing factors related to entering into the Star Agreement, including:

●	The substantial expenses to be incurred in connection with the Star Agreement, including the costs associated with any related litigation.

●	The possible volatility, at least in the short term, of the trading price of the Common Stock resulting from the announcement of the Star Agreement.

●	The risk that the Star Purchase might not be consummated in a timely manner or at all, the potential adverse effect of the public announcement of the Star Agreement and the potential adverse effect of the delay or failure to complete the Star Purchase on the reputation of the Company.

●	The risk to the business, operations, and financial results in the event that the Star Purchase is not consummated.

●	The strategic direction of the post Star Purchase company, which will be determined by the Board.

●	The risk that the value of the acquired assets could decline after the execution of the Star Agreement and announcement of entering into the Star Agreement, particularly in light of the fact that the purchase price consideration would not be adjusted to reflect declines in the value of such assets.

●	The significant portion of the outstanding Common Stock which could be issued as part of the Star Purchase, as well as the dilution to existing stockholders associated therewith.

●	The conflict of interest between our CEO, who is the CEO and controlling shareholder of Star and the best interests of the Company. Mr. Shalom owns 54.95% of Star’s issued and outstanding shares of common stock outstanding. Approximately 12 shareholders hold the Class A Common Stock including family members of Mr. Shalom which hold 45.05% of the Class A Common Stock. As a result of the most recent amendment to the Purchase Agreement, the shares of Class B common stock were converted to Class A common stock. Accordingly, Mr. Shalom has no rights different than any other stockholder in Star Notwithstanding the cancellation of the Class B common stock held by Mr. Shalom, he is the only director of Star and holds 54.95% of the issued and outstanding shares. In order to address the issues stemming from this conflict of interest, Reuven Yeganeh, a director of the Company, provided the Board with a full assessment and analysis of all potential acquisition opportunities. Mr. Yeganeh, together with the full Board, then negotiated the consideration and the terms of the Star Agreement.

The Board believes, based in part on the judgment, advice, and analysis of its Board with respect to the potential strategic, financial, and operational benefits of the Star Agreement, that the Star Agreement represents an attractive market opportunity following the completion of the Star Purchase as the Board viewed the defense sector as growing. The Board in making this assessment requested that Reuven Yeganeh, a director of the Company, provide a full assessment. The Board then made the ultimate decision to proceed with the Star Agreement, which Mr. Shalom recused himself from. Mr. Shalom also recused himself from all subsequent Board decisions regarding the Star Agreement and proposed transaction, such as the two amendments to the Star Agreement. The defense industry, in which the post Star Purchase company will operate, has received increased attention to the various conflicts around the world and is projected to grow.

In August and September of 2025, Mr. Yeganeh and Mr. Shalom discussed the possibility of changing the acquisition of 51% to having Nukkleus acquire 100% of Star.

* * * * *

The above discussion of the factors considered by the Board is not intended to be exhaustive, but does set forth certain material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Star Purchase and the complexity of these matters, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have held varied views of the relative importance of the factors considered. The Board viewed its position and recommendation as being based on an overall review of the totality of the information available to it.

The Board recommends that our stockholders vote “FOR” the Star Purchase Proposal.

Activities of the Company Following the Closing of the Star Purchase

Following the completion of the Star Purchase, the Company will continue to be a public company and will continue to be listed on The Nasdaq Global Market following the Closing under the same trading symbol provided it continues to comply with all Nasdaq Stock Market (“Nasdaq”) rules.

The Star Purchase will have no effect on the attributes of shares of the Common Stock held by the Company’s stockholders, except for the increase in such outstanding shares of Common Stock in connection with the issuance of shares of Common Stock, as discussed in greater detail herein.

Purchase Agreement Consideration

Pursuant to the Star Agreement, the Company at closing will acquire 100% of the issued and outstanding capital of Star in consideration of:

(i)	$21,000,000 in a combination of cash in the minimum amount of $5,000,000 and a promissory note for the remaining balance maturing in 12 months following the closing (the “Investment Note”),

(ii)	the Company issuing Star 4,770,340 shares of Common Stock of the Company (the “Shares”), which Star intends to assign to the Star Equity Holders,

(iii)	the Company issuing Star a five-year warrant to purchase an aggregate of 12,017,648 shares of the Company’s Common Stock for an exercise price of $1.50 per share (the “Initial Warrant”), which Star intends to assign to the Star Equity Holders;

(iv)	$3,000,000 in cash to the Star Equity Holders; and

(v)	a $3,000,000 6-month promissory note to the Star Equity Holders.

The Company intends to issue the Shares and the Star Warrant in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as the issuance did not involve the use of general solicitation or advertising, Star is the only purchaser, the Star management team is financially sophisticated, Star has access to the Company’s information through its filings made with the SEC under the Securities Exchange Act of 1934, as amended, there is no public offering intent and there is a restriction on resale, which all support the conclusion that the issuance does not involve a public offering. Star intends to assign the Shares and Star Warrant to its shareholders. No consideration will be paid by the Star Equity Holders to Star in consideration for the assignment of the Shares and the Star Warrant and such assignment, which will be made to the 16 shareholders of Star, will be on a pro rata basis. As such assignment is to a limited number of parties consisting of only 16 Star shareholders, there is an exemption from registration provided by Section 4(a)(1) under the Securities Act of 1933, as amended, as Star is not transferring the securities with the intent to engage in a distribution, the assignment is a private, non-public transaction between Star and its shareholders, the securities will remain restricted and the transfer is conducted privately, without general solicitation or advertising.

Effective Time of the Star Agreement

The Star Agreement requires the Closing to take place remotely by exchange of documents and signatures (or their electronic counterparts) no later than the third business day following the date on which all of the conditions set forth in Section 2.3 of the Star Agreement have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived by the applicable party in writing, or at such other place and times and the parties may mutually agree.

Governmental and Regulatory Approvals

The Company must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Common Stock and the Initial Warrant upon the closing of the Star Agreement.

The Company and Star have determined that no antitrust or competition law approvals, or other governmental or regulatory approvals are required to be applied for or obtained in any jurisdiction in connection with the Star Purchase.

No Appraisal or Dissent Rights

Under the DGCL, appraisal rights or rights of dissent are not available to any stockholder in connection with the Star Purchase, regardless of whether such stockholder votes for or against the approval of the Star Purchase Proposal.

Expenses, Fees and Costs

Except as explicitly provided otherwise in the Star Agreement, whether or not the Star Purchase is consummated, all expenses incurred by any party or on its behalf in connection with the Star Agreement and the Star Purchase (“Expenses”) shall be paid by the Party incurring those Expenses. If the securities of the Company are not traded on Nasdaq or the Board of Directors of the Company has determined not to appeal a decision of Nasdaq to delist the securities of the Company or stockholder approval of the Transaction has not been obtained, unless the failure of not obtaining stockholder approval was as a result of the Company failing to perform or observe the covenants or agreements of the Company provided for in Section 6.8 of the Star Agreement, in which case Star shall be entitled to damages of $3,000,000 from the Company.

Tax Treatment of the Star Agreement

Since the stockholders of the Company will continue to own and hold their existing shares of the Common Stock following the closing of the Star Purchase, we anticipate that the Star Agreement generally will not result in U.S. federal income tax consequences to the Company’s stockholders.

However, tax matters are very complicated and the tax consequences to a particular stockholders of the Company will depend on such stockholder’s circumstances. Accordingly, you should consult your tax advisor for a full understanding of the tax consequences of the Star Agreement to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

Material U.S. Federal Income Tax Consequences of the Star Purchase

The following discussion is a general summary of the anticipated material U.S. federal income tax consequences of the Star Purchase. The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, currently applicable and proposed Treasury Regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. No rulings have been requested or received from the Internal Revenue Service (the “IRS”) as to the tax consequences of the Star Purchase and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of the Star Purchase discussed below or, if it does challenge the tax treatment, that it will not be successful.

The Star Purchase will be treated for U.S. federal income tax purposes as a tax-free exchange in accordance with Section 351 of the U.S. Internal Revenue Code of 1986, as amended.

In addition, in general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to annual limitations on its ability to use its pre-change net operating losses (NOLs) or other tax attributes to offset future taxable income or reduce taxes. The issuance of the Common Stock to Star and other changes in our stock ownership may result in an ownership change within the meaning of Section 382 of the Code; accordingly, our pre-Closing NOLs may be subject to limitation under Section 382. This may have a material adverse effect on our future operating results.

Nasdaq Stock Market Listing

The Common Stock is currently listed on The Nasdaq Global Market under the symbol “NUKK.” The Company has agreed to use commercially reasonable efforts to obtain approval for listing on The Nasdaq Global Market of the Common Stock that Star will be entitled to receive pursuant to the Star Agreement.

In the event the Company is required, prior to Closing, to file an initial listing application with Nasdaq and such application is not approved by Nasdaq, the Star Purchase may not close unless the Company and Star  mutually agreed to waive the closing condition regarding the continued listing of our Common Stock on the Nasdaq Global Market following the Closing, which if waived, could mean that the Common Stock is delisted from the Nasdaq Global Market at Closing.

Following the completion of the Star Purchase, the Company will continue to be a public company and will continue to be listed on The Nasdaq Global Market following the Closing under the same trading symbol. In the event the Company is required, prior to Closing, to file an initial listing application with the Nasdaq Stock Market (“Nasdaq”) and such application is not approved by Nasdaq, the Star Purchase may not close unless the Company and the Star Equity Holders mutually agreed to waive the closing condition regarding the continued listing of our Common Stock on Nasdaq following the Closing, which if waived, could mean that the Common Stock is delisted from the Nasdaq at Closing.

Anticipated Accounting Treatment

The Star Agreement will be accounted for as a business combination using the acquisition method which requires all assets acquired and liabilities assumed to be recognized at fair value. The acquisition of Star will be accounted for as a business combination in accordance with the acquisition method of accounting, with the Company considered to be the accounting acquirer of Star. The Company was determined to be the accounting acquirer as it primarily issued cash and a promissory note as well as shares for a controlling financial interest in Star.  Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess purchase price, if any, allocated to goodwill. Costs related to the transaction are expensed as incurred. Goodwill is recognized as the difference between the fair value of the consideration transferred and the net assets acquired.

Management Following the Closing of the Star Purchase

Following the Closing, Menachem Shalom will continue to serve as the Company’s Chief Executive Officer. At the Closing, all existing Board members will stay in place.

Biographical information for Mr. Shalom is included below under “Management Following the Closing of the Star Purchase—Executive Officers and Directors of the Company Following the Closing of the Star Purchase”.

Indemnification of Parties to the Star Agreement

The Star Agreement contain indemnification provisions pursuant to which each of the Company and Star agreed to indemnify and hold harmless the other party, from and against any and all losses incurred, suffered, or paid by, or asserted against, or resulting to any of such parties and which result from, arise out of or in connection with, are based upon or related to, or exist by reason of: (a) any inaccuracy in or breach of any of the other party’s representations or warranties or in any certificate delivered pursuant to the Star Agreement or (b) any breach of any covenant or agreement contained in the Star Agreement.

The representations and warranties of each party contained the Star Agreement survive the Closing and expire and terminate on the date that is six (6) months after the Closing Date.

Material U.S. Federal Income Tax Consequences of the Star Purchase

The following discussion is a general summary of the anticipated material U.S. federal income tax consequences of the Star Purchase. The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, currently applicable and proposed Treasury Regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. No rulings have been requested or received from the Internal Revenue Service (the “IRS”) as to the tax consequences of the Star Purchase and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of the Star Purchase discussed below or, if it does challenge the tax treatment, that it will not be successful.

The Star Purchase will be treated for U.S. federal income tax purposes as a tax-free exchange in accordance with Section 351 of the U.S. Internal Revenue Code of 1986, as amended.

In addition, in general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to annual limitations on its ability to use its pre-change net operating losses (NOLs) or other tax attributes to offset future taxable income or reduce taxes. The issuance of the Common Stock to Star and other changes in our stock ownership may result in an ownership change within the meaning of Section 382 of the Code; accordingly, our pre-Closing NOLs may be subject to limitation under Section 382. This may have a material adverse effect on our future operating results.

This summary is not a complete description of all of the tax consequences of the Star Purchase that may be relevant to you. Stockholders should consult their own tax advisers for advice regarding the U.S. federal, state, local and other tax consequences if proceeds from the Star Purchase are distributed or paid to stockholders.

Meeting of the Company’s Stockholders

The Company is obligated under the Star Agreement to call, give notice of, convene and hold a meeting of its stockholders for the purposes of voting on the Star Agreement and the issuance of securities pursuant to the Star Agreement. The stockholders’ meeting will be held as promptly as practicable after the date that the definitive proxy statement is filed with the SEC and the SEC either does not comment on such proxy statement, or notifies the Company that it has no comments on such proxy statement (or any amendment thereto). If on the scheduled date of the Special Meeting, the Company has not obtained the requisite approval of its stockholders, the Company will have the right to adjourn or postpone the stockholder meeting to a later date or dates, such later date or dates not to exceed 30 days from the original date that the stockholder meeting was scheduled.

THE STAR AGREEMENT

On September 15, 2025, the Company entered into the Star Agreement with Star, the Star Equity Holders and Menachem Shalom, the representative of such shareholders, to memorialize the proposed Transaction to enable the Company to acquire 100% of Star. Mr. Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star.

The closing of the Transaction is subject to customary closing conditions, including regulatory approvals and approval by the Company’s shareholders as required under applicable Nasdaq listing rules. As a result of the above transaction, the Shares issued to Star and assigned to the Star Equity Holders represents 28.7% of the issued and outstanding shares of Common Stock as of the Record Date. Further, assuming the Star Equity Holders have exercised the Initial Warrant, the Star Equity Holders would hold an aggregate of 16,787,988 shares of Common Stock representing 100.9% of the issued and outstanding shares of Common Stock of the Company as of the Record Date or 50.2% of the shares of Common Stock to be issued and outstanding after giving effect to such exercise and to the issuance of shares of Common Stock pursuant to the Star Agreement and the transactions contemplated therein.

A complete copy of the Star Agreement is attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 16, 2025 and incorporated herein by reference.

Star Business Overview

Star is an acquisition holding company focused on locating undervalued and undercapitalized companies, primarily in the defense, industrial machinery and application, manufacturing, transportation, information technology, and aerospace industries, and providing them capitalization and leadership to maximize their value and the potential of their private enterprises while also promoting diversification and risk mitigation for our stockholders. Our acquisition strategy focuses on small and medium businesses, which we characterize as those that have an enterprise value of less than $200 million, in a variety of different industries, with a preference for multinational businesses. To date, we have completed a single acquisition of a defense technology company. Star has not identified any specific business as a target for its next acquisition, and it has not entered into any letters of intent, nor has anyone on its behalf, initiated any substantive acquisition discussions, directly or indirectly, with any such target.

Star completed its first acquisition on February 15, 2024, in connection with our operating subsidiary in the Israeli defense industry, B. Rimon Agencies Ltd. Rimon is a defense technology company and has been in business since 1992 serving the country of Israel and acting as an exclusive distributor in Israel of tier-1 generators, masts, and lighting solutions, as well as a wide range of defense, homeland security and commercial systems.

Through its structure, Star intends to offer investors an opportunity to participate in the ownership and growth of a portfolio of businesses that it will continue to expand, which have traditionally been owned and managed by private equity firms, private individuals or families, financial institutions, or large conglomerates. The Company seeks to acquire controlling interests in small and medium businesses that it believes operates in industries with long-term growth opportunities, which continue to have positive and stable earnings and cash flows, face minimal threats from technological or competitive obsolescence, and have strong management teams largely in place. Star’s mission is to make these businesses its majority-owned subsidiaries and actively manage and grow such businesses. Star expects to improve its business over the long term through organic growth opportunities, add-on acquisitions, and operational improvements.

For the avoidance of doubt, as of the date hereof, Star has not identified any target businesses which it intends to acquire, nor has it made any material or significant steps towards acquiring any such businesses. Further, it does not expect to engage in any such negotiations prior the date of the Special Meeting.

Star’s Corporate History and Structure

Star was incorporated by its founder, Menachem Shalom, on January 17, 2024, as Star 26 Capital Inc., a Nevada corporation. Our founder is the owner of all 9,250,000 shares of its class B common stock which are issued and outstanding. Prior to Amendment No. 4, Mr. Shalom’s class B common stock ownership entitled him to 100 votes per share of class B common stock, or 925,000,000 total votes on any matter which its class A common stockholders are entitled to approve as a single class. As a result of said amendment, there are no Class B common stock issued or outstanding.

Zero One Capital LLC, Star’s Manager, is a New York limited liability company formed by Mr. Shalom on January 19, 2024, as a management services company. Zero One became our manager upon the execution of a management services agreement by and between the same on June 28, 2024. The Manager is also the manager of Rimon, Star’s indirect wholly owned subsidiary operating in the defense industry, pursuant to the offsetting management services agreement dated August 12, 2024, by and between Zero One, Rimon, and the Company as a third-party beneficiary.

Billio Inc., Star’s wholly owned subsidiary, is a Delaware corporation formed by Mr. Shalom on February 12, 2021, to act as an intermediate holding company for Rimon.

Star Acquisition of Rimon

On February 15, 2024, Star executed an assignment and assumption agreement with Mr. Shalom, pursuant to which Star, through its wholly owned subsidiary, Billio, acquired all of the issued and outstanding capital stock of Rimon. Under the terms of that agreement, Star agreed to assume all of Mr. Shalom’s rights and obligations toward the sellers of Rimon, as outlined in earlier agreements by and between the same, dated December 22, 2023, and February 15, 2024. Additionally, Star agreed to reimburse Mr. Shalom for his out-of-pocket costs related to the acquisition of Rimon, and for operating loans which he made to Rimon thereafter. To do so, Star issued him a demand grid promissory note with an initial principal of $155,405, which increased to $280,857 by August 28, 2024, with the initial principal being advanced to cover Mr. Shalom’s out-of-pocket costs, and the increase therein related to the advance for operations. The grid note bears interest at 8% per annum and matures 60 days after the earlier of one year from the issuance date or upon the closing of a private placement or public offering of at least $5,000,000.

Most recently, Star has granted a convertible loan to ITS Industrial Techno-logic Solutions Ltd., an Israeli corporation which designs, develops and manufactures fully integrated electro-mechanical machines, assembly lines and custom motion systems, and acquired 67% of Water.io Ltd., a pioneer in smart hydration technology which recently announced a non-binding letter of intent to acquire Zorronet, a developer of AI-powered unmanned control rooms and integrated physical security platforms.

Star’s Market Opportunity and Growth Strategy

Star believes there is a significant opportunity for organic growth via the acquisition of small and medium size businesses with an enterprise value of less than $200 million (based on the opinion of our management team and advisory board), that may be operating in highly fragmented markets throughout the world, including the U.S. and Israel, which are owned and operated by persons within isolated networks of family offices, entrepreneurs, and intermediaries, each of which with the potential to generate attractive returns for our stockholders and investors. Star’s core operational principles focus on managing our acquired enterprises to ensure recurring cash flow and lasting terminal value, while fostering long-term sustainability in our investments. To do so, Star aims to invest in and/or buy controlling stakes in operating, revenue-generating businesses. Controlling stakes would allow us to lead the companies into operational efficiencies, growth in revenues, improved financial reporting and operational procedures, hire talented employees and managers and increase the overall enterprise value of these companies. Star’s search for future acquisition targets focuses on companies located in the U.S. or Israel, or both, that provide products and or services to large defense and aerospace companies and or governments. Notwithstanding the forgoing, we may target and acquire companies for acquisition that are located outside the U.S. and Israel if such acquisitions fit within our overall acquisition philosophy and strategy.

Star also believe that the economic and market dislocations resulting from the conflict in Israel, as well as other conflicts worldwide, provide an opportunity for companies in the defense industry to see higher-than-average demand for their products and services. Such market conditions, if they persist, would allow us to focus on acquiring profitable businesses in the defense sector, with the opportunity to take advantage of their potential future growth. Within the Israeli defense market in particular, Star expects to see a significant number of businesses struggling to satisfy growing demand for their products and services due to a lack of access to capital and experienced executive level leadership among other factors. Star believes it will be able to provide these needed resources to any Israeli target company that it acquires. It is confident that the expertise of our management team and the relationships that they can bring to an acquisition represent a compelling value proposition for any potential acquisition target looking to add working capital, a pathway to exit, and a solid leadership base, to assist such a company to grow and expand and to be able to take advantage of market opportunities as they arise.

Star’s Acquisition Process and Strategy

Star’s current acquisition strategy involves the acquisition of small and medium size businesses in various industries, with an initial focus on industries associated with the defense sector, including but not limited to industrial machinery and application, manufacturing, transportation, information technology, and aerospace, that we expect will produce positive, stable earnings, and provide attractive returns on our invested capital. As part of its evaluation of whether it will acquire a particular business, it will perform a comprehensive due diligence review to determine the quality and intrinsic value of the targeted company. Star will also seek to identify operational inefficiencies which it would expect to resolve, post-closing, by implementing streamlined processes, optimizing resource allocation, and leveraging innovative solutions with the objective of enhancing overall productivity and effectiveness of such companies. Its due diligence typically includes an analysis of the target Company’s financial statements, detailed document reviews, meetings with current management, consultations with relevant industry experts, competitors, suppliers, and customers, and any other information gathering that we deem appropriate in conducting a comprehensive analysis.

Star believes that the defense sector is poised to experience significant growth in the next few years due to the increasing number of violent conflicts in the world, which may cause an increase in direct demand for defense solutions from conflict participants and their allies. Star also anticipate seeing indirect, additional defense industry growth for, as we have observed, countries not involved in or participating in conflicts tend to increase their defense budgets and spending in anticipation of additional future conflicts in which they may become involved. It is Star’s belief that acquiring companies in the defense sector will help us establish a unique marketing network and build expertise in the greater defense sector, thus enabling us to cross-sell products to our large customers and facilitate higher success rates in our sales efforts.

According to Star’s industry specific market research and analysis, and the network and knowledge of its management team, it is Star’s expectation that attractive opportunities are likely to emerge as private sector owners aim to grow their businesses through scaling or by forming outside partnerships to add value. Star’s value-add proposition involves partnering with exceptional entrepreneurs, acquiring their companies, and guiding them by providing the funding and resources they will need to become global enterprises. Star believes that through this approach Star will be more likely to identify and attract potential and appropriate targets for acquisition. Star also believe that the greatest opportunities for consistent annual returns and residual returns on capital from its acquisitions lie in targeting businesses in niche geographical markets with a competitive edge in the defense, government, and military sectors, especially in the U.S. and Israel. While Star expects its management team will be most effective working with the types of businesses described above, Star will also consider acquiring businesses outside of these industries and sectors as long as any such businesses are congruent with our acquisition strategy.

Pursuant to the acquisition strategy, Star will seek to structure its transactions such that each of the businesses it acquires will become its wholly owned or controlled subsidiary. However, Star may also close acquisitions that result in its ownership of an entity being less than 100%, to meet certain objectives of the target management team or their then-existing stockholders, or for other strategic reasons; provided that Star will always acquire more than 50% of the outstanding voting control of any target, or otherwise obtain a controlling interest in such target.

Star intends to finance acquisitions primarily through the public or private sale of our equity and debt securities. While the success of this financing strategy cannot be guaranteed, the ability to finance future acquisitions through its general capital resources, rather than through acquisition-specific financing, will allow Star to minimize delays and closing conditions, thereby enhancing its ability to acquire attractive businesses. Because the timing and size of future acquisitions cannot be readily predicted, we may need access to funding on short notice to be able to benefit fully from attractive acquisition opportunities.

As part of the acquisition strategy, Star will seek to evaluate each potential target’s management team and operational and financial strengths and weaknesses. It will review and compare identified targets to comparable businesses and conduct in-depth research on each potential target’s industry to enhance our assessment of their financial and operational performance and their growth and success potential. Star will thoroughly negotiate appropriate terms and conditions of any acquisition of a target company that satisfies its acquisition criteria. Some of the future acquisition targets may be financially unstable or in the early stages of development or growth. Even if pre-existing conditions do not negatively impact its decision to acquire a target company, such target may also be subject to numerous other risks inherent in its business and industry, as well as the risks faced by generally by capital markets participants. Although its management team will endeavor to comprehensively evaluate the risks associated with any particular acquisition target, Star cannot assure you that it will properly ascertain, assess, or protect against all significant risk factors.

Valuation and Due Diligence

Star will perform rigorous business operations and financial evaluations of any target businesses (or assets) that it may acquire. During such due diligence, Star intends to evaluate the financial aspects of its acquisition targets using the following metrics:

●	discounted cash flow analysis;

●	evaluation of trading values of comparable public companies;

●	expected value matrices;

●	assessment of competitor, supplier, and customer environments; and

●	review and examination of recent/precedent transactions.

Star expects its target review process will yield two outcomes, (1) an accurate projection of expected cash flows, and (2) an understanding of the types and levels of risk associated with those projections. While future performance and projections are always uncertain, Star believes that its detailed target company review process will enable us to effectively evaluate the prospects and upside of any given acquisition opportunity. Additionally, to assist Star in identifying material risks and validating key assumptions in our financial and operational analysis, Star will engage third-party experts to review key risk areas, including legal, tax, regulatory, accounting, insurance and environmental. Star may also engage technical, operational or industry consultants, as necessary.

Star also engages in an extensive evaluation of each target’s existing management team, including a focus on recent performance, expertise, experience, culture, and performance incentives. Where necessary, and consistent with our management strategy, following the acquisition of a target company, we will actively seek to augment, supplement, or replace existing members of target company management who we believe are not likely to properly execute our business plan for the target. Star also analyzes and evaluates the operational and financial systems of each target business and, when necessary, post-acquisition, we will actively seek to enhance and improve those existing systems that are deemed to be inadequate or insufficient to support our business plan for the target business.

Financing

Star expects to finance acquisitions primarily through additional equity and debt offerings. Although Star cannot guarantee that it will be successful with this strategy, Star believes that having the ability to finance particular future acquisitions with the general capital resources raised by the company will provide us with an advantage in acquiring attractive businesses by minimizing delay and closing conditions that are often related to acquisition-specific financings. In this respect, Star believes that, in the future, it will need to pursue access to additional capital via debt or equity offerings to successfully fund and execute our business and acquisition strategy.

Competition

In identifying, evaluating, and selecting potential target businesses for its acquisition strategy, Star may encounter intense competition from other entities that have business objectives similar to Star, including blank check companies such as SPACs, leveraged buyout funds, operating businesses seeking strategic acquisitions, and private equity groups. Many of these entities are well-established and well-financed and may have greater experience identifying and effecting acquisitions directly or indirectly. These competitors may possess greater financial, technical, human, and other resources than we do. Star’s ability to acquire larger target businesses in our target sectors will be limited by its available financial resources. Star’s inherent financial limitations may provide others with an advantage to pursue the acquisition of one or more of its identified target businesses. Any of these factors may place Star at a competitive disadvantage in successfully negotiating acquisitions.

Competitive Advantages

Star believe that its Manager’s collective investment experience and approach to executing its investment strategy will enable it to have several competitive advantages. Star’s competitive strengths that differentiate Star from other acquisition holding companies include:

●	Specialization in the Military and Defense sector. Star believes that its focus on the military and defense sectors will enable it to be competitive. This industry may be undergoing a significant transformation as government acquisition processes and new policy incentives align to prioritize national security objectives and promote the adoption of new commercial technologies for military use. In addition, the combination of governments of multiple countries having a need for new, advanced technologies to combat modern threats, along with changing warfare tactics, is driving this specific demand. We believe we are uniquely positioned to enter and succeed as an acquisition holding company in this industry.

●	International and Sector-Specific Expertise. Mr. Shalom, the founder and Chief Executive Officer of Star, has operated businesses internationally, including in Israel. His extensive international experience and knowledge of Israeli business operations, along with a broad network of contacts, provide us with a competitive advantage. This network can assist Star in identifying new acquisition targets, finding suitable managers, and securing international capital. Additionally, its directors and executive officers bring executive, investment, and operational experience in managing and growing small and middle-market companies in the defense sector. Star believes this combined expertise gives it a significant edge in evaluating future business and acquisition opportunities.

●	Value Proposition for Business Owners. Star employs a creative, flexible approach by tailoring each acquisition structure to meet the specific liquidity needs and certain qualitative objectives of a target’s owners and management team. Star is open to providing a complete exit strategy to its sellers or providing opportunities to retain incumbent management. In this effort, Star believes that its company is an appealing buyer for small business owners and managers. As a result, Star believes business owners and managers will find it to be a dynamic, value-added buyer that brings resources to achieve their strategic, capital and operating needs, resulting in value creation for the operating subsidiary.

Human Capital

Star has one full-time employee. As indicated below, Star’s operating subsidiary Rimon employs 14 people: three technicians, two engineers, two assembly workers, three sales employees, one customer support employee, one financial bookkeeper, and two management employees. None of our employees or any of our subsidiary’s employees are represented by labor unions, and we believe that we have an excellent relationship with such employees.

Sales and Marketing

Star markets its generators, masts, lightning and utility vehicles through our websites and by working with our internal sales team that offers relevant off-the-shelf or tailor-made solutions based on specific client needs and requests. In the future, Star intends to utilize numerous avenues to promote its business, including digital marketing across social media channels, Web3 reservation systems, and various modes of advertisements.

Legal Proceedings

From time to time, Star and its subsidiaries may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not currently aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Government Regulation

The following is a list of government regulations which may apply to Star now or in the future as it continues to carry out its business:

●	Approval of U.S. and Other Defense Acquisitions. Many countries, including Israel, require governmental approval of acquisitions of local defense companies or assets by foreign entities. Mergers and acquisitions of defense-related and other potentially sensitive businesses in the U.S. are subject to the Foreign Investment Risk Review Modernization Act of 2018 (FIRRMA). Under FIRRMA, its future acquisitions of defense-related and other potentially sensitive businesses in the U.S., if any, may require review, and in some cases approval, by the Committee on Foreign Investment in the U.S. (CFIUS). CFIUS has the authority to impose additional restrictions through National Security Agreements (NSA) as part of its review and approval of the acquisitions.

●	Procurement Regulations. Solicitations for procurement by governmental purchasing agencies in Israel, the U.S. and other countries are governed by laws, regulations and procedures such as those relating to procurement integrity, including due diligence, avoiding conflicts of interest and corruption, and meeting information assurance and cyber-security requirements. Such regulations also include provisions relating to the avoidance of human trafficking and counterfeit parts in the supply chain. In view of the ongoing conflict between Russia and Ukraine, various countries and organizations have adopted specific sanctions and regulations to restrict, among other things, the use of certain goods and technologies originating from Russia. Similarly, the United Stated has adopted specific regulations to restrict, among other things, the procurement of goods or services from specific Chinese entities. Such regulations may apply to us as well as to our supply chain.

●	Anti-Bribery/Corruption Regulations. Star may conduct operations in a number of markets that are considered high risk from an anti-bribery/anti-corruption compliance perspective. Laws and regulations such as the Israel Penal Code, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and corresponding legislation in other countries, prohibit providing personal benefits or bribes to government officials in connection with the governmental procurement process. Israeli defense exporters are required to maintain and follow an anti-bribery/corruption compliance program.

●	Cybersecurity and Data Privacy Regulations. Certain data relating to employees, customers and supply chain that we may receive and maintain, now or in the future, directly or indirectly, is subject to data privacy regulations, including those of the European General Data Privacy Regulation and corresponding Israeli legislation. There has also been an increased focus on cybersecurity, as global privacy, cybersecurity and data protection-related laws and regulations are evolving, extensive, and complex. Star may also be required to comply with expanding and increasingly complex cybersecurity regulations and guidelines in the United States, Israel and elsewhere with respect to reporting adverse events and additional requirements for avoiding or responding to an adverse event.

●	Audit Regulations. In the future, the Israeli Ministry of Defense may audit the books and records of our Israeli defense contractor subsidiaries. Such books and records and other aspects of projects related to U.S. defense contracts, if any, will also be subject to audit by U.S. government audit agencies. Such audits review compliance with government contracting cost accounting and other applicable standards. If discrepancies are found this could result in a downward adjustment of the applicable contract’s price as well as potential penalties. Some other customers have similar rights under specific regulations or contract provisions.

●	Competition Laws. Competition laws and regulations in Israel, the U.S. and other countries often require governmental approvals for transactions that are considered to limit competition. Such transactions may include the formation of joint venture entities, cooperative agreements for specific programs or areas, as well as mergers and acquisitions.

●	Environmental, Health and Safety Regulations. Star may become subject to a variety of environmental, health and safety laws and regulations in the jurisdictions in which we have operations. This potentially includes regulations relating to air, water and ground contamination, hazardous waste disposal and other areas with a potential environmental, health or safety impact. Increased public concern may result in more international, U.S. federal, and/or regional requirements to reduce or mitigate the effects of climate change, such as regulating greenhouse gas emissions, policies mandating or promoting the use of renewable or zero-carbon energy and sustainability initiatives, and additional taxes on fuel and energy. Legislation or regulations may be enacted or promulgated in any jurisdiction in which we do business that impose more stringent restrictions and requirements than our current legal or regulatory obligations. In January 2023, the European Corporate Sustainability Reporting Directive (CSRD) came into force, which requires in-scope companies, among other things, to make sustainability reports including certain mandatory disclosures and other voluntary disclosures on impacts, risks, and opportunities in relation to sustainability matters identified as material by the relevant entity. On March 6, 2024, new SEC rules on climate-related disclosure were adopted which may subject us to burdensome and potentially costly emissions and other data gathering and reporting requirements. We will continue to assess the potential impact of the CSRD and SEC rules on our business and subsidiaries, if any.

B. Rimon Agencies Ltd., Star’s Israeli Defense Business

Star’s defense military technology business is operated by B. Rimon Agencies Ltd., an Israeli limited liability company and our indirect, wholly owned operating subsidiary that it acquired on February 15, 2024.

Through Rimon, Star operates in two primary lines of business:(i) the purchase and sale of generators, masts, and lightning products and solutions, which it acquires through exclusive distributorship agreements with key third-party suppliers. Most of these products are sold to defense, security, and military clients in Israel, including Rafeal, the manufacturer of anti-rocket systems like Iron Dome, Israel Aviation Industries and Elbit Systems, two major Israeli defense companies with global reach, the Israeli Ministry of Defense, the Israeli Police, and other security-related entities; and (ii) the engineering, design, production and integration of special tactical vehicles and trailers, including reconnaissance vehicles, mobile command and control vehicles, firefighting trailers, energy and lighting trailers, mobile bank branches, and satellite broadcast mobility platforms which are primarily sold to special defense forces, intelligence agencies, the Israeli Defense Forces, municipalities, and other governmental and security-focused clients.

The Defense Industry

The primary geographic market focus as of the date hereof is Israel where the majority of its customers are located and operate. Star believes that Israel is a heavyweight in the global defense market, primarily due to its advanced military industries, with the country specifically accounting for 2.3% of global military exports (Observer Research Foundation, the strategic and military-technological significance of Israel). Israel was the 10th largest defense exporter from 2018 to 2022, with the U.S. and United Kingdom being among those customers that implemented Israeli defense systems such as the ‘Trophy’ Active Protection system, which creates a neutralization bubble around military vehicles and rapidly detects, classifies and engages all known chemical energy (CE) threats including recoilless rifles, ATGMs, AT rockets, HEAT tank rounds, and RPGs. Israel has a strong missile defense system and is one of few countries with successful experience in a multi-tiered missile defense system. There have also been multiple sales between Israel and national providers of defense technologies. For example, the U.S. approved the sale of David’s Sling, a complete air defense system designed to defeat the full spectrum of long range air and missile threats, by Israel and the private company Rafael Advanced Defense Systems Ltd., manufacturer of the David’s sling system, to Finland on August 2, 2023, a project that was valued at more than 300 million euros, marking a key development in Israel’s medium-tier missile defense offerings.

Further, the market size for the defense industry was approximately $76.1 billion in the U.S. in 2022 and is estimated to grow to $184.7 billion by 2027. Further, it is estimated that the compound annual growth rate for the defense technology market will be approximately 15.9% from 2022 to 2027 (PitchBook, Emerging Tech Research). It has also been estimated that approximately $135.3 billion was invested in the defense industry from 2016 to 2022. While we do not currently have any United States operations or customers, and do not have any current plans to enter the United States defense industry, we may and intend to do so in the future via directed sales and marketing efforts, or via the acquisition of complimentary United States defense industry businesses.

Separation of Current Assets and Liabilities

Consideration for the Star Purchase

Pursuant to the Star Agreement, the Company at closing will acquire 100% of the issued and outstanding capital of Star in consideration of:

(i)	$21,000,000, to be paid by a 12-month $16,000,000 promissory note and the balance in $5,000,000 cash less any amounts lent to Star from the Company since the Original Star Purchase Agreement,

(ii)	4,770,340 shares of Common Stock of the Company (the “Shares”)

(iii)	the Company issuing Star a five-year warrant to purchase an aggregate of 12,017,648 shares of the Company’s Common Stock for an exercise price of $1.50 per share (the “Star Warrant”);

(iv)	the Company issuing Star a 6-month promissory note which shall accrue interest at the rate of 8% in the amount of $3,000,000; and

(v)	$3,000,000 in cash.

The Shares, the Star Warrant, cash and the 6-month note will be assigned by Star to the Star Equity Holders pro ratably.

Nasdaq Stock Market Listing

The Common Stock is currently listed on The Nasdaq Global Market under the symbol “NUKK.” The Company has agreed to use commercially reasonable efforts to obtain approval for listing on The Nasdaq Global Market of the Common Stock that Star will be entitled to receive pursuant to the Star Agreement.

In the event the Company is required, prior to Closing, to file an initial listing application with Nasdaq and such application is not approved by Nasdaq, the Star Purchase may not close unless the Company and Star  mutually agreed to waive the closing condition regarding the continued listing of our Common Stock on the Nasdaq Global Market following the Closing, which if waived, could mean that the Common Stock is delisted from the Nasdaq Global Market at Closing.

Background to the Star Agreement

The Company’s Board, in collaboration with senior management, routinely assesses the Company’s performance, growth potential, and overarching strategic objectives. This includes gauging possible avenues to bolster the Company’s business operations and amplify value for its shareholders. Such evaluations encompass the analysis of the Company’s standalone strategy and potential avenues for business amalgamations, strategic alliances, mergers, acquisitions, and other fiscal and strategic alternatives. Occasionally, the Company has received inquiries and also approached third parties, including potential acquirers, to discuss prospective strategic endeavors.  The following chronology summarizes certain key events and contacts that led to the signing of the Star  Agreement. It does not purport to catalogue every conversation among the Company’s Board, members of Company management or Company representatives, advisors  and other parties.

Below is a brief chronicle of pivotal events and discussions leading up to the Star Agreement. It is essential to note that this summary does not detail every interaction involving the Company’s Board, its management, representatives, advisors, and other associated entities.

a.	Prior to the Star Agreement, Star, through its management, has taken action to become a public company on its own accord including engaging an investment bank with the goal of raising $15 million through a firm commitment underwriting, had its financial statements audited and commenced the process of filing a Form S-1 Registration Statement and took initial steps with respect to listing on Nasdaq.

b.	The Company’s CEO, Menachem Shalom, was appointed as CEO and a director on September 1, 2024.

c.	Once appointed, Mr. Shalom began exploring alternative business including merger and acquisition. As part of that multiple meetings were held with bankers, brokers, advisors, shareholders and potential companies.

d.	None of the potential targets satisfied the Board’s parameters review and analysis.

e.	On October 17, 2024, select board members and shareholders of the Company approach Mr. Shalom and offered for the Company to acquire Star, which, as stated Mr. Shalom is the CEO and a director and the controlling shareholder. It should be noted that the CEO has initially refused such a transaction mainly because of the Company’s situation (lack of funds, deficiencies with Nasdaq, negative shareholders equity and more) and, for the fact he founded, managed and controlled Star that was on its own route to becoming a public company.

f.	After further discussions, the parties agreed on a deal structure that would benefit the Company providing for it to acquire a majority control of Star, with no funds at that time, while allowing Star management to continue its journey to become a public company on its own.

Officers and Directors of the Company Following the Closing

Following Closing, the management and the Board of Directors of the Company will continue with the current structure with no changes.

Effective Time and Closing

The Star Agreement requires the Closing to take place remotely by exchange of documents and signatures (or their electronic counterparts) no later than the second business day following the date on which all of the conditions set forth in Article VI of the Star Agreement have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived by the applicable party in writing, or at such other place and times and the parties may mutually agree.

Representations and Warranties

The Star Agreement contains customary representations and warranties made by Star to the Company. Specifically, the representations and warranties of Star in the Star Agreement (many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds and are further modified and limited by confidential disclosure schedules delivered by Star to the, as may or may not be specifically indicated in the text of the Star Agreement) relate to the following subject matters, among other things:

●	Organization and Power. Star and its respective subsidiaries are validly existing and in good standing under the Law of its jurisdiction of organization and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on with its business as now conducted.

●	Organization Documents. Star has made available to the Company true and complete copies of organization documents which are in full force and effect.

●	Governmental Authorization. The execution, delivery and performance of this Agreement by Star and the Star Equity Holders and the consummation by Star and the Star Equity Holders of the transactions pursuant to the Star Agreement) do not and will not require any consent, approval or other authorization of, or registration or filing with or notification to any governmental authority.

●	Corporate Authorization. Star and the Star Equity Holders have all necessary corporate power and authority to enter into the Star Agreement, and the consummation by the Star and the Star Equity Holders of the transactions under the Star Agreement have been duly and validly authorized by all necessary corporate action on the part of Star. The Star Agreement constitutes a legal, valid and binding agreement of Star enforceable against Star in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

●	Non-Contravention. The execution, delivery and performance of the Star Agreement by Star and the consummation of the transactions under the Star Agreement do not and will not contravene or conflict with, or result in any material violation or breach of, any provision of (i) Star’s organizational documents, (ii) Star’s organizational documents or (ii) the comparable organizational or governing documents of any of the Subsidiaries of Star, if any, (b) any Law applicable to Seller, Star or any of its Subsidiaries or by which any assets of Star are bound, (c) Company Material Contracts (as defined in the Star Agreement) or Company Real Property Leases (as defined in the Star Agreement) or (d) result in the creation of any Liens (other than Permitted Liens) upon any of the assets of Star.

●	Financial Statements. The audited balance sheet of Seller and its Subsidiaries, if any, as of December 31, 2023 and the related statements of operations, stockholders’ equity and cash flows fairly present, in all material respects, the financial condition and results of operations of Seller and its consolidated Subsidiaries, if any, and have been prepared in conformity with United States generally accepted accounting principles. There are no off-balance sheet arrangements to which Seller or any of its Subsidiaries, if any, is a party.

●	Undisclosed Liabilities. There are no liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise of Seller or any of its Subsidiaries, if any, individually or in the aggregate, that are required to be recorded or reflected on a balance sheet prepared in accordance with GAAP, other than liabilities that are reflected or reserved against in Star’s financial statements, incurred in the ordinary course of business, permitted under the Star Agreement, or that which would not have a material adverse effect.

●	Litigation. There are no legal actions, claims, demands, arbitrations, hearings, charges, complaints, sanctions investigations, examinations, indictments, litigations, suits or other civil, criminal, administrative or investigative proceedings before a governmental authority pending or, to the Knowledge of Star, threatened against Star or any of its Subsidiaries, if any, or any of its or their assets; and there are no orders outstanding against Star or any of its Subsidiaries, if any, or any of its or their assets or properties.

●	Material Contracts. Each material contract to which Star or any of its Subsidiaries, if any, is a party, is a valid and binding agreement of Star or its applicable Subsidiary, except where the failure to be valid and binding would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

●	Tax. With respect to Star or any of its Subsidiaries: (a) all income and other material Tax Returns required to be filed by or with respect to Star or any of its Subsidiaries have been timely filed (taking into account all applicable extensions), (b) all such Tax Returns are true, complete and correct in all material respects, (c) all Taxes due and payable have been fully paid, and (d) have complied in all material respects with all applicable Laws relating to Taxes.

●	Intellectual Property. Each of Star and its Subsidiaries owns, is licensed to use, pursuant to valid, enforceable and binding contracts, or otherwise has the right to use all Intellectual Property used, held for use or necessary for the operation of the business of Star and its Subsidiaries.

●	Company Assets; Real Property; Personal Property. (i) Star and its Subsidiaries have good and marketable title to, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) used by the business of Star and its Subsidiaries (the “Company Real Property”) and (ii) the ownership of or leasehold interest in any Company Real Property is not subject to any Lien (except in all cases for Permitted Liens).

●	Compliance with Law. Each of Star and its Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, easements, variances, exceptions, consents, certificates, approvals, waivers, notices, and other permits of any Governmental Authority necessary for each of Star and its Subsidiaries to own, lease and operate their respective properties and assets or to carry on their respective business as it is now being conducted. Each of Star and its Subsidiaries have been in compliance in all material respects with all laws applicable to Star and its Subsidiaries.

The Star Agreement also contains customary representations and warranties made by the Company to Star. Specifically, the representations and warranties of the Company  in the Star Agreement (some of which are qualified by concepts of knowledge and/or materiality) relate to the following subject matters, among other things: (a) the Company is duly organized, validly existing and in good standing under the Law of its jurisdiction of organization and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted; (b) execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Star Purchase do not and will not require any Governmental Authorizations; (c) The execution, delivery and performance of this Agreement by the Company and the consummation of the Star Purchase does not and will not contravene or conflict with, or result in any violation or breach of, any provision of the Company’s or its subsidiaries’ organizational documents, applicable laws, material contracts or results in the creation of liens; (d) as of the date of the Star Agreement, the Company’s authorized capital stock is as stated therein; (e) the Company has filed with or furnished to the SEC each report, statement, schedule, form, certification or other document (including exhibits and all other information incorporated therein) or filing required by applicable Law to be filed with or furnished to the SEC; (f) the Company’s audited consolidated financial statements and unaudited consolidated interim financial statements and its consolidated Subsidiaries included in the Company’s SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC, were prepared in accordance with GAAP and fairly presented in all material respects the consolidated financial position of the Company; (g) there are no Liabilities of Buyer or any of its Subsidiaries, individually or in the aggregate, that are required to be recorded or reflected on a balance sheet prepared in accordance with GAAP other than those reflected or reserved against in the consolidated balance sheet of the Company, in the ordinary course of business, permitted under the Star Agreement or in the aggregate is not material to the Company and its subsidiaries; (h) there are no Legal Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their assets or properties, and no orders outstanding against the Company and its subsidiaries; (i) each material contract to which the Company or its subsidiary is a party is a valid and binding agreement of the Company or its applicable Subsidiary; (j) all income and other material Tax Returns required to be filed by or with respect to the Company and its Subsidiaries have been timely filed, all such Tax Returns are true, complete and correct in all material respects, and the Company and its subsidiaries have fully and timely paid all material Taxes; (k) each of the Company and its Subsidiaries owns, is licensed to use, pursuant to valid, enforceable and binding Contracts, or otherwise has the right to use all intellectual property used, held for use or necessary for the operation of the business of the Company and its Subsidiaries; (l) the Company and its Subsidiaries have good and marketable title to, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) used by the business of the Company and its Subsidiaries; and (m) each of the Company and its Subsidiaries is in possession of all material permits necessary for each of the Company and its Subsidiaries to own, lease and operate their respective properties and assets or to carry on their respective business as it is now being conducted; (n) the Company and its Subsidiaries currently conduct, and have at all times since December 31, 2020, conducted their respective business in compliance in all material respects with all Laws applicable to their respective operations, activities or services and any Orders to which they are a party or are subject.

Many of the representations and warranties contained in the Star Agreement are qualified by a materiality standard, including in some cases a “Company Material Adverse Effect” or “Buyer Material Adverse Effect”. Moreover, the representations and warranties contained in the Star Agreement are complicated and are not easily summarized. You are urged to carefully read the Star Agreement, which is attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 16, 2025 and incorporated herein by reference.

The representations and warranties contained in the Star Agreement (as well as the covenants described herein and set forth in the Star Agreement) were made solely for purposes of the Star Agreement and solely for the benefit of the parties to the Star Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by references to the Company’s filings with the SEC and/or confidential disclosures, made for the purposes of allocating contractual risk among the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Star Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws that might otherwise contradict the terms and information contained in the Star Agreement and will update such disclosures as required by federal securities laws.

Covenants and Agreements of Star

Star agreed not to take any of the following actions, without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed during the period from the date of the Star Agreement through Star implementing an initial public offering:

●	amend, waive or otherwise change, in any respect, any of Star’s or its Subsidiaries’ Organizational Documents;

●	authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities or other securities or interests, including any securities convertible into or exchangeable for any of its equity securities or securities interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such equity securities or other securities or equity interests;

●	split, combine, recapitalize or reclassify any of its equity interests or issue any other securities in respect thereof or declare, pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its equity securities or securities interests;

●	incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, liability or obligation of any Person;

●	Fire or hire any executive. Increase the wages, salaries or compensation of any of its employees or increase bonuses for the foregoing individuals, or make commitments to advance with respect to bonuses for fiscal year 2024, or increase other benefits of any of the foregoing individuals, or enter into, establish, amend or terminate any Non-U.S. Benefit Plan with, for or in respect of any current consultant, officer, manager, director or employee, in each case other than as required by applicable Law, pursuant to the terms of any such Benefit Plan;

●	make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with Seller Accounting Principles;

●	transfer or license to any Person or otherwise extend, amend or modify, permit to lapse or fail to preserve the Intellectual Property or any Intellectual Property related to, or used in, the business and operations of Star, or disclose to any Person who has not entered into a confidentiality agreement any trade secrets;

●	terminate or waive or assign any right under any Seller Contract or any of the Leases, or enter into any contract (A) involving amounts potentially exceeding $5,000 per year, (B) that would be a Seller Contract; or (C) with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of sixty (60) days or less;

●	fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

●	establish any new Subsidiary or enter into any new line of business;

●	fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to the assets, operations and activities of Star, in an amount and scope of coverage as is comparable to that which are currently in effect;

●	revalue any of its material assets or make any change in accounting methods, principles or practices, except in compliance with Seller Accounting Principles and approved by its outside auditors;

●	waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by Star or its Affiliates) not in excess of $5,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any claims, liabilities or obligations, unless such amount has been reserved in Star Financials;

●	close or materially reduce any activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

●	acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

●	make capital expenditures in excess of $5,000 (individually or in the aggregate) other than in the ordinary course of business consistent with past practice;

●	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than in connection with the Transaction);

●	voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $5,000 in the aggregate other than pursuant to the terms of a Seller Contract;

●	sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

●	enter into any agreement, understanding or arrangement with respect to the voting of the securities or the capital equity of Star;

●	take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any Governmental Authority to be obtained in connection with this Agreement;

●	Approve any annual budget;

●	enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Affiliate Transaction; or

●	authorize or agree to do any of the foregoing actions.

Conditions to the Completion of the Star Purchase

The obligations of Star and the Star Equity Holders are also subject to the satisfaction on or before the Closing Date of the following conditions, unless waived in writing by Star and the Star Equity Holders:

●	Stockholder Approval must be obtained and the Current Report on Form 8-K disclosing the results of the Company shareholders’ meeting shall have been filed by the Company with the SEC.

●	No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that is in effect and makes illegal or otherwise prohibits the Transaction.

●	The securities of the Company shall be listed on the Nasdaq.

●	Each of the representations and warranties of the Company shall have been true and correct.

●	The Company shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants to be performed or complied with by them at or prior to the Closing Date.

●	The Company shall have delivered to the Company the organizational documents.

The obligations of the Company are also subject to the satisfaction on or before the Closing Date of the following conditions, unless waived in writing by the Company:

●	Each of the representations and warranties of Star and the Star Equity Holders shall have been true and correct.

●	Star and the Star Equity Holders shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants to be performed or complied with by them at or prior to the Closing Date.

●	Star shall have delivered to the Company the organizational documents.

Closing Deliverables

At the Closing, the Company shall deliver to Seller the following:

(a) a certificate of the Secretary (or other officer) of the Company certifying: (i) that attached thereto are true and complete copies of all resolutions of the board of directors of the Company authorizing the execution, delivery, and performance of the Star Agreement, and the other agreements, instruments, and documents required to be delivered by in connection with the Star Agreement or at the Closing to which the Company is a party (collectively, the “Company Transaction Documents”) and the consummation of the transactions contemplated thereby and by the Star Agreement, and that such resolutions are in full force and effect; and (ii) the names, titles, and signatures of the officers of the Company authorized to sign the Star Agreement and the other Company Transaction Documents.

(b) the consideration including a cash payment in the minimum amount of $3,000,000, the $16,000,000 note minus all amounts previously lent to Star by the Company, the Shares and the Star Warrant;

(c) all documents, instruments, agreements and certificates required pursuant to the Star Agreement; and

(d) all other documents, instruments and writings which are reasonably requested by Seller to be delivered by the Company at or prior to the Closing pursuant to the Star Agreement.

Termination of the Star Agreement

The Star Agreement is subject to termination prior to Closing under certain circumstances, and may be terminated:

(a) at any time prior to the Closing Date by the mutual consent of the parties;

(b) by written notice by either Star or the Company, if any governmental authority shall have enacted, issued, promulgated, enforced or entered any governmental order or law or taken any other action that is, in each case, then in effect and is final and non-appealable and has the effect of restraining, enjoining or otherwise preventing or prohibiting the Transaction or the agreements contemplated hereby, or any governmental authority shall have finally, without the right to appeal, declined to grant any of the regulatory approvals required pursuant to the Star Agreement.

(b) by written notice by either the Company or Star, if the securities of the Company are not traded on Nasdaq or the Board of Directors of the Company has determined not to appeal a decision of Nasdaq to delist the securities of the Company or stockholder approval has not been obtained within ninety (90) days after the date of the Star Agreement in which case Star shall be entitled to damages of $1,000,000 from the Company;

(c) by written notice by the Company, if there has been a breach by Star or a Star Equity Holder of any of its representations, warranties, covenants or agreements contained in the Star Agreement; or

(d) by written notice by Star, if there has been a breach by the Company or of any of its representations, warranties, covenants or agreements contained in the Star Agreement.

If the Star Agreement is validly terminated, it shall become void and of no further force and effect, with no Liability on the part of any party (or any stockholder or Representative of such party). The following provisions of the Star Agreement shall survive any valid termination of the Star Agreement: Section 9.2 (Effect of Termination), Section 6.2 (Confidentiality), Section 6.5 (Public Announcements) and Article X (Miscellaneous).

Governing Law

All matters arising out of or relating to the Star Agreement and the Star Purchase (including its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the Law of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

MANAGEMENT FOLLOWING THE CLOSING OF THE STAR PURCHASE

There will be no change in the executive officers and directors of the Company following the Closing. Menachem Shalom, the Chief Executive Officer and a director of the Company, is the Chief Executive Officer, a director and controlling stockholder of Star.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date.

●	each of our directors and named executive officers; and

●	each person known to us to beneficially own more than 5% of our Common Stock on an as-converted basis.

The calculations in the table below are based on 16,645,766 shares of Common Stock issued and outstanding as of the Record Date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Nukkleus Inc., 575 Fifth Avenue, 14th Floor, New York, New York 10017.

Name	Position	Number of Shares of Common Stock	Percentage of Common Stock (1)
Officer and Directors
Menachem Shalom	CEO and Director	1,250,000	7.5%
David Rokach	Director	15,000	*
Tomer Nagar	Director	15,000	*
Aviya Volodarsky	Director	15,000	*
Reuven Yeganeh	Director	20,000	*
Total Officers and Directors (6 people)		1,315,000	7.9%

5% Stockholders

X Group Fund of Funds LP (2)		1,319,941	7.9%
Esousa Group Holdings LLC(3)		1,847,475	9.99%

(1)	Applicable percentage ownership is based on 16,645,766 shares of common stock outstanding as of November 17, 2025. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of are deemed to be beneficially owned by the person holding such securities for computing the percentage of ownership of such person, but are not treated as outstanding for computing the percentage ownership of any other person.

(2)	Represents shares of common stock held as of record by X Group Fund of Funds Limited Partnership. Anastasiia Kotaieva, a former director of the Company, is the owner of X Group Fund of Funds Limited Partnership, and has voting and dispositive control over the securities held by X Group Fund of Funds Limited Partnership.

(3)	Esousa Group Holdings LLC holds 190 shares of Series A Convertible Preferred Stock which are currently convertible to 1,942,560 shares of common stock and 190 warrants to purchase an aggregate of 3,031,830 shares of common stock at an exercise price of $5.405 per share. Michael Wachs, the owner of Esousa Group Holdings LLC, has voting and dispositive control over the securities held by Esousa Group Holdings LLC. The convertible preferred stock and the warrants limit the exercise such that beneficial ownership does not exceed 9.99%. Esousa Group Holdings LLC is also entitled to receive $1,250,000 worth of additional shares of common stock pursuant to a common stock purchase agreement, dated as of September 18, 2025, between the Company and Esousa Group Holdings LLC (the “Commitment Shares”). The number of Commitment Shares is based on the volume weighted average price as of a date in the future and is presently indeterminable.

*	Less than 1%.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2024 with respect to our compensation plans under which equity securities may be issued, there are no securities remaining to be issued for future issuances under the 2023 Equity Incentive Plan or the 2024 Equity Incentive Plan and there are no options, warrants or rights outstanding.

PRINCIPAL STOCKHOLDERS OF THE COMPANY FOLLOWING THE CLOSING OF THE STAR PURCHASE

The following table and the related notes present information on the beneficial ownership of shares of the Company following the closing of the Star Purchase by:

●	each director of the Company following the closing of the Star Purchase, which will be identical to the Board of Directors prior to the Star Purchase;

●	each executive officer of the Company following the closing of the Star Purchase, which will be identical to the Board of Directors prior to the Star Purchase;

●	each stockholder known by us to beneficially own more than five percent of the Company’s common stock shares following the closing of the Star Purchase.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. The number of shares owned, total shares beneficially owned and the percentage of common stock beneficially owned assumes, in each case, the consummation of the Star Purchase, for a total of 21,416,106 shares of Common Stock to be outstanding immediately following the consummation of the Star Purchase, including a total of approximately 4,770,340 shares of common stock immediately issuable to Star pursuant to the terms of the Star Agreement, which will be assigned to the Star Equity Holders.

This table is based on information supplied by each prospective director, officer and principal stockholder of the Company’s common stock shares following the closing of the Star Purchase. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have or will have (following the closing of the Star Purchase) sole voting and investment power with respect to all shares of the Company’s common stock shown to be beneficially owned by them, based on information provided by such stockholders. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors, director nominees and officers is c/o Nukkleus Inc., 575 Fifth Avenue, 14th Floor, New York, New York 10017.

Name	Position	Number of Shares of Common Stock	Percentage of Common Stock (1)
Officer and Directors
Menachem Shalom(3)	CEO and Director	10,012,961	36.2%
David Rokach	Director	15,000	*
Tomer Nagar	Director	15,000	*
Aviya Volodarsky	Director	15,000	*
Reuven Yeganeh	Director	20,000	*
Total Officers and Directors (6 people)		10,077,961	36.5%
5% Stockholders

X Group Fund of Funds LP (2)		1,319,941	6.2%
Esousa Group Holdings LLC (4)		2,376,924	9.99%

(1)	Applicable percentage ownership is based on 21,416,106 shares of Common Stock to be outstanding immediately following the consummation of the Star Purchase. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of are deemed to be beneficially owned by the person holding such securities for computing the percentage of ownership of such person, but are not treated as outstanding for computing the percentage ownership of any other person.

(2)	Represents shares of common stock held as of record by X Group Fund of Funds Limited Partnership. Anastasiia Kotaieva, a former director of the Company, is the owner of X Group Fund of Funds Limited Partnership, and has voting and dispositive control over the securities held by X Group Fund of Funds Limited Partnership.

(3)	Represents (i) 1,250,000 shares of common stock currently held by Mr. Shalom, (ii) 2,490,013 shares of common stock to be issued upon closing of the acquisition of Star, and (iii) 6,272,948 shares of common stock issuable upon exercise of the Star Warrant.

(4)	Esousa Group Holdings LLC holds 190 shares of Series A Convertible Preferred Stock which are currently convertible to 1,942,560 shares of Common Stock and 190 warrants to purchase an aggregate of 3,031,830 shares of Common Stock at an exercise price of $5.405 per share. Michael Wachs, the owner of Esousa Group Holdings LLC, has voting and dispositive control over the securities held by Esousa Group Holdings LLC. The pre-funded warrants and the warrants limit the exercise such that beneficial ownership does not exceed 9.99%. Esousa Group Holdings LLC is also entitled to receive $1,250,000 worth of additional shares of common stock pursuant to a common stock purchase agreement, dated as of September 18, 2025, between the Company and Esousa Group Holdings LLC (the “Commitment Shares”). The number of Commitment Shares is based on the volume weighted average price as of a date in the future and is presently indeterminable.

*	Less than 1%.

FINANCIAL INFORMATION RELATED TO THE STAR PURCHASE

Financial Statements of the Company

The audited historical financial statements of the Company and its subsidiaries for the years ended September 30, 2024 and 2023 and the transition period ended December 31, 2024 are contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024, the Form 10-K/A, the Form 10-KT for the transition period from September 30, 2024 to December 31, 2024 and the Form 10-KT/A and the unaudited historical financial statements of the Company and its subsidiaries for the three months ended March 31, 2025 and 2024, the Form 10-Q/A, the unaudited historical financial statements of the Company and its subsidiaries for the three months and six months ended June 30, 2025 and 2024 and the unaudited historical financial statements of the Company and its subsidiaries for the three months and nine months ended September 30, 2025 and 2024 and are incorporated by reference into this proxy statement. See “Where You Can Find More Information”, below.

A representative of GreenGrowthCPAs, our independent registered public accounting firm, will not be attending the Special Meeting.

Financial Statements of Star

The audited historical financial statements of Star and its subsidiaries for the years ended December 31, 2024 and December 31, 2023 and the unaudited financial statements of Star and its subsidiaries for the nine months ended September 30, 2025 are included herein. See “Annex A”.

NUKKLEUS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Star Acquisition

On December 15, 2024, the Company entered into the Securities Purchase Agreement and Call Option, which was subsequently amended on each of February 11, 2025, May 13, 2025, June 15, 2025 and July 25, 2025. Said agreement, as amended, provided that the Company would acquire 51% of Star and the Star Equity Holders would grant the Company an option to purchase the balance of the equity. Mr. Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star.

On September 15, 2025, the parties executed and delivered the Amended and Restated Securities Purchase Agreement with Star, the Star Equity Holders and Menachem Shalom, the representative of such shareholders, to memorialize the proposed Transaction. Pursuant to the Star Agreement, the Company at closing will acquire 100% of the issued and outstanding capital of Star in consideration of (i) $21,000,000, to be paid by a 12-month $16,000,000 promissory note and the balance in $5,000,000 cash, less any amounts lent to Star from the Company since the Original Star Purchase Agreement, (ii) 4,770,340 shares of common stock of the Company (the “Shares”), (iii) a five-year warrant (the “Star Warrant”) to purchase an aggregate of 12,017,648 shares of the Company’s common stock for an exercise price of $1.50 per share, (iv) $3,000,000 in cash and (v) a 6-month promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8%.The Shares, Star Warrants, cash and the 6-month note will be assigned by Star to the Star Equity Holders pro ratably. If the Star Agreement is terminated as a result of the Company failing to perform or observe the covenants or agreements of the Company or if Company fails to maintain its listing on Nasdaq, Star shall be entitled to a payment from the Company in the amount of $3,000,000.

The closing of the Transaction is subject to customary closing conditions, including approval by the Company’s shareholders as required under applicable Nasdaq listing rules. As a result of the above transaction, the Shares issued to Star and assigned to the Star Equity Holders represents 44.8% of the issued and outstanding shares of Common Stock as of the Record Date. Further, assuming the Star Equity Holders have exercised the Star Warrant, the Star Equity Holders would hold an aggregate of 16,787,988 shares of Common Stock representing 157.8% of the issued and outstanding shares of Common Stock of the Company as of the Record Date.

The unaudited pro forma condensed combined financial information is presented to illustrate the effects of the acquisition of Star, as if it had occurred on January 1, 2024, the beginning of the most recently completed fiscal year preceding the Star Acquisition. The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by Securities and Exchange Commission (the “SEC”) Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses and are presented to illustrate the estimated effects of the Star Acquisition and Related Transactions.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 are based upon, derived from and should be read in conjunction with Nukk’s historical unaudited condensed consolidated financial statements for the nine months ended September 30, 2025 and Nukk’s historical audited consolidated financial statements for the three months ended December 31, 2024 and for the year ended September 30, 2024 (which are available in the Company’s Annual Report on Form 10-K for the three months ended December 31, 2024 and the year ended September 30, 2024, as filed with the SEC on May 8, 2025 and February 10, 2025, respectively), as amended on each of July 9, 2025 and April 14, 2025and the unaudited historical financial statements as of September 30, 2025 and for the nine months ended September 30, 2025 of Star and the audited historical financial statements of Star as of and for the year ended December 31, 2024 included in this proxy statement.

The historical combined financial information has been adjusted to give pro forma effect to reflect the accounting for the Star Acquisition in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made. The assumptions underlying the pro forma adjustments are described fully in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

The Star Acquisition is being accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”). Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information is based upon management’s internally developed preliminary estimates of the fair market value of the assets acquired and liabilities assumed, as if the Star Acquisition had occurred on the aforementioned dates. This allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary and, in some instances, are incomplete and have been made solely for the purpose of developing the unaudited pro forma condensed combined financial information. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma condensed combined financial information contained herein, and our future results of operations and financial position.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Star Acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the Star Acquisition.

NUKKLEUS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2025

	Nukkleus Inc.	Acquisition of Star26	Transaction Adjustments (Note 4)	Note Ref	Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$7,611,465	924,000	$(3,500,000)	A	$5,035,465
Restricted Cash	-	60,000	-		60,000
Short term bank deposits	-	119,000	-		119,000
Marketable securities	-	289,000	-		289,000
Digital assets	32,182	-	-		32,182
Accounts Receivable	-	478,000	-		478,000
Note recievable - related party	4,500,000	-	(4,500,000)	A	-
Due from Affiliates	243,915				243,915
Currrent assets from discountinued operations	-	-	-		-
Inventory	-	1,544,000	-		1,544,000
Other current assets	730,894	412,000	-		1,142,894
Total current assets	13,118,456	3,826,000	(8,000,000)		8,944,456
Funds in respect of employee rights upon retirement	-	79,000	-		79,000
Long-term loan to other Company	-	2,432,000	-		2,432,000
Deferred taxes	-	284,000	-		284,000
Intangible assets, net		134,000	200,435	B	334,435
Goodwill	-	-	68,872,997	B	68,872,997
Operating lease right-of-use assets	153,569	1,046,000	-		1,199,569
Other assets from discontineud operations	-	-	-		-
Property and equipment, net	15,883	172,000	-		187,883
Total assets	$13,287,908	7,973,000	$61,073,432		$82,334,340

Liabilities and stockholders’ equity (deficit)
Current liabilities
Short term loans	$-	1,903,000	-		$1,903,000
Short term loans - related party	-	4,500,000	-		4,500,000
Intercompany	-	-	-		-
Accounts payable	87,420	865,000	-		952,420
Convertible notes payable, net	-	-	-		-
Note Payable, net	-	-	19,000,000	C	19,000,000
Due to affiliates	233,068	-	-		233,068
Loans payable - related parties, current	1,566,988	-	-		1,566,988
Interest payable - related parties, current	108,417	-	-		108,417
Accrued expenses and other current liabilities	816,224	1,630,000	42,091	B	2,488,315
Accrued expenses and other current liabilities - related party	-	548,000	-		548,000
Derivative liabilities	-				-
Stock purchase warrants, liability classified	40,740,193	203,000			40,943,193
Current liabilities from discontinued operations	-				-
Operating lease liabilities, current portion	78,575	316,000	-		394,575
Total current liabilities	43,630,885	9,965,000	19,042,091		72,637,976
Liability for employees’ rights upon retirement	-	112,000	-		112,000
Loans payable - related parties, net of current portion	-	-	-		-
Interest payable - related parties, net of current portion	-	-	-		-
Non-current liabilities from discontinued operations	-				-
Long-term loans from Banks	-	537,000	-		537,000
Operating lease liabilities	74,994	752,000	-		826,994
Total liabilities	43,705,879	11,366,000	19,042,091		74,113,970
Commitments and contingencies
Stockholders’ equity
Preferred stock ($0.0001 par value; 15,000,000 shares authorized; 200 shares issued and outstanding at September 30, 2025)	-	-			-
Common stock ($0.0001 par value; 150,000,000 shares authorized; 11,096,264 shares issued and outstanding at September 30, 2025; on a proforma basis 15,866,604 shares issued and outstanding)	1,110	-	477	D	1,587
Class A common stock, par value $0.0001 per share, 250,000,000 shares authorized and 5,075,000 shares issued and outstanding as of September 30, 2025	-	508	(508)	E	-
Class B common stock, par value $0.0001 per share, 50,000,000 shares authorized and 6,250,000 shares issued and outstanding as of September 30, 2025	-	625	(625)	E	-
Additional paid in capital	81,047,703	322,868	38,310,996	D	119,681,567
Other comprehensive income	(2,277)	(74,000)	74,000	E	(2,277)
Accumulated deficit	(111,464,507)	(3,647,000)	3,647,000	E	(111,464,507)
Total Nukkleus Inc. stockholders’ equity (deficit)	(30,417,971)	(3,397,000)	42,031,341		8,216,370
Non-controlling interest	-	4,000	-		4,000
Total stockholders’ equity (deficit)	(30,417,971)	(3,393,000)	42,031,341		8,220,370
Total liabilities and stockholders’ equity (deficit)	$13,287,908	7,973,000	$61,073,432		$82,334,340

Refer to accompanying notes

NUKKLEUS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

	Nukkleus Inc.	Acquisition of Star26	Disposition of DRFQ	Adjustments (Note 5)		Note Ref	Pro Forma Combined
REVENUES
Revenue - other	$-	2,711,000	-	$			2,711,000
Total revenues	-	2,711,000	-		-		2,711,000

COSTS OF REVENUES
Cost of revenue - other	-	2,355,000	-		-		2,355,000
Total costs of revenues	-	2,355,000	-		-		2,355,000

GROSS PROFIT (LOSS)
Gross Profit (loss) - other	-	356,000	-		-		356,000
Total Gross Profit (Loss)	-	356,000	-		-		356,000

OPERATING EXPENSES
Professional fees	6,051,719						6,051,719
Compensation and related benefits	365,988				-		365,988
Amortization of intangible assets	-	63,000			2,500	AA	65,500
Disposal of intangible assets	-	1,812,000					1,812,000
Other general and administrative	909,275	1,867,000					2,776,275
Other general and administrative - related party	-	258,000					258,000
Total operating expenses	7,326,982	4,000,000			2,500		11,329,482

LOSS FROM OPERATIONS	(7,326,982)	(3,644,000)			(2,500)		(10,973,482)
							-
OTHER (EXPENSE) INCOME:							-
Interest expense	(407,971)	423,000					15,029
Interest expense - related parties	(64,306)	-					(64,306)
Penalty - late registration	(800,000)						(800,000)
Loss on debt extinguishment	(7,484,152)						(7,484,152)
Change in fair value of liability classified stock purchase warrants	123,369,695						123,369,695
Change in fair value of derivative liabilities	587,790						587,790
Change in fair value of digital assets	(967,818)						(967,818)
Gain on disposition of subsdiary	2,491,485						2,491,485
Day one loss on private placement	(19,605,956)						(19,605,956)
Other income (expense)	280,422	-					280,422
Total other income (expense), net	97,399,189	423,000			-		97,822,189

INCOME (LOSS) BEFORE INCOME TAXES	90,072,207	(3,221,000)			(2,500)		86,848,707
Income tax expense	-	49,000			-		49,000
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	90,072,207	(3,172,000)			(2,500)		86,897,707
Net Income (loss) from discontinued operations	(460,971)	-	460,971				-
Net Income (Loss)	89,611,236	(3,172,000)	460,971		(2,500)		86,897,707
Net income (loss) attributable to noncontrolling interest	-	(82,000)					(82,000)
Net income (loss) attributable to Nukkleus, Inc.	89,611,236	(3,090,000)	460,971		(2,500)		86,979,707

Income (loss) per common share, basic:
Income (loss) from continuing operations, net of tax	14.74				0.00		7.99
Income (loss) from discontinued operations, net of tax	(0.08)				-		-
Net income (loss)	14.66				0.00		7.99
Income (loss) per common share, diluted:
Income (loss) from continuing operations, net of tax	11.53				0.00		6.91
Income (loss) from discontinued operations, net of tax	(0.06)				-		-
Net income (loss)	11.47				0.00		6.91
Weighted-average shares outstanding:
Basic	6,111,279				4,770,340		10,881,619
Diluted	7,813,592				4,770,340		12,583,932

Refer to accompanying notes

NUKKLEUS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Nukkleus Inc.	Acquisition of Star26	Disposition of DRFQ	Transaction Adjustments (Note 4)	Note Ref	Pro Forma Combined
REVENUES
Revenue - other	$-	4,994,000	-			$4,994,000
Total revenues	-	4,994,000	-	-		4,994,000

COSTS OF REVENUES						-
Cost of revenue - other	-	3,808,000	-	-		3,808,000
Total costs of revenues	-	3,808,000	-	-		3,808,000
						-
GROSS PROFIT (LOSS)						-
Gross Profit (loss) - other	-	1,186,000	-	-		1,186,000
Total Gross Profit (Loss)	-	1,186,000	-	-		1,186,000

OPERATING EXPENSES
Professional fees	7,596,190					7,596,190
Compensation and related benefits	1,270,799			-		1,270,799
Amortization of intangible assets	-	74,000		13,333	AA	87,333
Other general and administrative	692,221	1,296,000				1,988,221
Other general and administrative	-	307,000				307,000
Impairment loss	293,413					293,413
Total operating expenses	9,852,622	1,677,000		13,333		11,542,955
						-
LOSS FROM OPERATIONS	(9,852,622)	(491,000)		(13,333)		(10,356,955)

OTHER (EXPENSE) INCOME:
Interest expense	(696,826)	(105,000)				(801,826)
Interest expense - related parties	(33,083)	(38,000)				(71,083)
Loss on settlement of vendor obligations	(494,619)					(494,619)
Gain on extinguishment of vendor obligations	158,400					158,400
Gain on extinguishment of due to affiliates	144,052					144,052
Gain on sale of investment	63,759					63,759
Day one loss on stock purchase warrants issued in connection with private placement	(13,533,404)					(13,533,404)
Day one loss of stock purchase warrants issued in connection with conversion of convertible notes	(663,408)					(663,408)
Change in fair value of liability classified stock purchase warrants	(140,584,780)					(140,584,780)
Change in fair value of derivative liabilities	(624,888)					(624,888)
Loss on reclassification of stock purchase warrants from equity-classified to liability-classified	(45,784)					(45,784)
Gain on disposition of subsidiary				2,074,600	BB	2,074,600
Other income (expense)	-	55,000				55,000
Total other income (expense), net	(156,310,582)	(88,000)		2,074,600		(154,323,982)
						-
LOSS BEFORE INCOME TAXES	(166,163,203)	(579,000)		2,061,267		(164,680,937)
Income tax expense	-	24,000		-		24,000
NET LOSS FROM CONTINUING OPERATIONS	$(166,163,203)	(555,000)		2,061,267		(164,656,937)
Net loss from discontinued operations	(1,013,666)	-	1,013,666			-
NET LOSS	(167,176,869)	(555,000)	1,013,666	2,061,267		$(164,656,937)
Net loss attributable to noncontrolling interest	-	(271,950)	-	-		(271,950)
Net loss attributable to Nukkleus, Inc.	(167,176,869)	(283,050)	1,013,666	2,061,267		(164,384,987)

Income (loss) per common share, basic:
Income (loss) from continuing operations, net of tax	$(33.70)			0.43		$(16.95)
Income (loss) from discontinued operations, net of tax	$(0.21)			-		$-
Net income (loss)	$(33.91)			0.43		$(16.95)
Income (loss) per common share, diluted:
Income (loss) from continuing operations, net of tax	$(33.70)			0.43		$(16.95)
Income (loss) from discontinued operations, net of tax	$(0.21)			-		$-
Net income (loss)	$(33.91)			0.43		$(16.95)
Weighted-average shares outstanding:
Basic	4,930,531			4,770,340		9,700,871
Diluted	4,930,531			4,770,340		9,700,871

Refer to accompanying notes

NUKKLEUS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Description of Transaction

On December 15, 2024, the Company entered into the Securities Purchase Agreement and Call Option, which was subsequently amended on each of February 11, 2025, May 13, 2025, June 15, 2025 and July 25, 2025. Said agreement, as amended, provided that the Company would acquire 51% of Star and the Star Equity Holders would grant the Company an option to purchase the balance of the equity. Mr. Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star.

On September 15, 2025, the parties executed and delivered the Amended and Restated Securities Purchase Agreement with Star, the Star Equity Holders and Menachem Shalom, the representative of such shareholders, to memorialize the proposed Transaction. Pursuant to the Star Agreement, the Company at closing will acquire 100% of the issued and outstanding capital of Star in consideration of (i) $21,000,000, to be paid by a 12-month $16,000,000 promissory note and the balance in $5,000,000 cash, less any amounts lent to Star from the Company since the Original Star Purchase Agreement, (ii) 4,770,340 shares of common stock of the Company (the “Shares”), (iii) a five-year warrant (the “Star Warrant”) to purchase an aggregate of 12,017,648 shares of the Company’s common stock for an exercise price of $1.50 per share, (iv) $3,000,000 in cash and (v) a 6-month promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8%.The Shares, Star Warrants, cash and the 6-month note will be assigned by Star to the Star Equity Holders pro ratably. If the Star Agreement is terminated as a result of the Company failing to perform or observe the covenants or agreements of the Company or if Company fails to maintain its listing on Nasdaq, Star shall be entitled to a payment from the Company in the amount of $3,000,000.

As a result of the Settlement Agreement and subject to the closing of the acquisition of Star, the Company’s business will be focused on the defense sector.

The allocation of the purchase price discussed below is preliminary. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of Star’s tangible and identifiable intangible assets acquired and liabilities assumed. Such final adjustments, which may include other increases or decreases to amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, along with the related income tax effect, may be material.

NUKKLEUS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

The total consideration transferred is presented as follows:

Purchase consideration:
4,770,340 shares of Nukk Common Stock, at fair value*	$20,607,869
12,017,648 warrants to purchase shares of Nukk Common Stock, at fair value	18,026,472
Notes payable	19,000,000
Cash paid	8,000,000
Total purchase consideration for 100% of Star	$65,634,341

*	based on closing stock price at November 21, 2025, most recent practicable date. Below is a table with a range of possible outcomes based on changes in the Company’s stock price:

	Current Value	Increase in stock price by 10%	Decrease in stock price by 10%	Increase in stock price by 50%	Decrease in stock price by 50%
4,770,340 shares of Nukk Common Stock, at fair value	20,607,869	22,668,656	18,547,082	30,911,803	10,303,934
Total purchase consideration	65,634,341	67,695,128	63,573,554	75,938,275	55,330,406
Goodwill	68,868,997	70,929,784	66,808,210	79,172,931	58,565,063

The total preliminary estimated purchase consideration as shown in the table above is allocated to the tangible and intangible assets and liabilities of Star based on their estimated fair values, with any excess purchase consideration allocated to goodwill as follows.

Purchase Price Allocation	Adjusted Balance
Cash and Restricted Cash	$1,103,000
Marketable Securities	289,000
Accounts Receivable	478,000
Inventory	1,544,000
Intangible assets	334,435
Other assets	3,379,000
Goodwill	68,868,997
Operating lease right of use asset	1,046,000
Accounts payable and other current liabilities	(2,607,000)
Accounts payable and other current liabilities - related party	(548,000)
Lease liability, current and non-current	(1,068,000)
Warrants – liability classified	(203,000)
Deferred tax liability	(42,091)
Loans	(4,500,000)
Loans - related party	(2,440,000)
Fair value of assets acquired	$65,634,341

NUKKLEUS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 2 - Basis of Presentation

The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2025 was derived from the unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q (“the Q32025 Form 10-Q”) for the three and nine months ended September 30, 2025, and the unaudited historical financial statements of Star for the nine months ended September 30, 2025, and has been prepared as if the Star Acquisition had occurred on January 1, 2024.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 was derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K (“the 2023 Form 10-K”) for the three months ended December 31, 2024 and for the year ended September 30, 2024, and the audited historical financial statements of Star for the year ended December 31, 2024, and has been prepared as if the Star Acquisition had occurred on January 1, 2024.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025 combines the consolidated balance sheet included in the Q32025 Form 10-Q with the historical audited balance sheet for Star as of September 30, 2025, and has been prepared as if the Star Acquisition had occurred on September 30, 2025. The unaudited pro forma combined financial information herein has been prepared to illustrate the effects of the Star Acquisition and Related Transaction in accordance with U.S. GAAP and pursuant to Article 11 of Regulation S-X.

The Star unaudited historical consolidated financial statements as of and for the nine months ended September 30, 2025 and the Star audited historical consolidated financial statements as of and for the year ended December 31, 2024 are included in this Registration Statement. These unaudited pro forma condensed combined statements should be read in conjunction with such historical financial statements. The historical consolidated financial information has been adjusted to give pro forma effect to reflect the accounting for the Star Acquisition in accordance with U.S. GAAP.

The Company has accounted for the Star Acquisition under the acquisition method of accounting in accordance with the authoritative guidance on business combinations under the provisions of ASC 805. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information was based on a preliminary valuation of the assets acquired and liabilities assumed, and the accounting is subject to revision as more detailed analyses are completed and additional information about the fair value of assets acquired and liabilities assumed becomes available. The final purchase price allocation may include changes to the amount of intangible assets, goodwill, and deferred taxes, as well as other items. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final purchase accounting may occur, and these differences could be material.

Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value if the fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Disclosure of Certain Loss Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria are not met, no asset or liability would be recognized. Management is not aware of any material contingencies related to Star.

The unaudited pro forma condensed combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods presented, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma combined financial information does not reflect any cost savings from future operating synergies or integration activities, if any, or any revenue, tax, or other synergies, if any, that could result from the Star Acquisition.

NUKKLEUS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 3 - Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

A.	Represents $3.5 million cash paid at closing and a $4.5 million advance paid prior to closing for the acquisition of Star

B.	As a result of the acquisition of Star, in addition to the working capital accounts, the Company acquired intangibles of $0.2 million and goodwill. Goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed, including non-controlling interest. This adjustment of $68.9 million represents the adjustment to increase goodwill to its preliminary estimated fair value per the purchase price allocation.

C.	Represents the issuance of a $19 million note balance as consideration for the Star acquisition.

D.	Represents the issuance of 4,770,340 shares at $4.32 (the Company’s used the closing price on Friday, November 21, 2025 as the most recent practicable date) and the issuance of 12,017,648 warrants at a fair value of $1.50 to the former shareholders of Star.

E.	Represents the elimination of Star’s historical equity

Note 4 - Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the nine months ended September 30, 2025 and for the year ended December 31, 2024

AA.	Reflects the removal of the historical Star 26 amortization of $0.06 million and the addition of recorded pro forma amortization expense of $0.07 million for the nine months ended September 30, 2025 and the removal of the historical Star 26 amortization of $0.07 million and the addition of recorded pro forma amortization expense of $0.1 million for the year ended December 31, 2024 on the portion of the purchase price allocated to definite-lived intangible assets.

Note 5 - Earnings per share

Represents the earnings per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2024. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

	For the Nine Months ended September 30, 2025	For the Year Ended December 31, 2024
Pro forma net income (loss)	$86,897,707	$(164,656,937)
Weighted average shares outstanding of ordinary shares – basic	10,881,619	9,700,871
Weighted average shares outstanding of ordinary shares – diluted	12,583,932	9,700,871
Net income (loss) per share – basic	$7.99	$(16.95)
Net income (loss) per share – diluted	$6.91	$(16.95)
Excluded securities:(1)
Options to purchase common stock under Old Nukk equity incentive plan	4,823	4,823
Convertible notes payable that convert into common stock	-	464,217
Stock purchase warrants	16,798,097	16,046,231
	16,802,920	16,515,271

(1)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.

PROPOSAL TWO:

STOCKHOLDER APPROVAL OF THE ISSUANCE OF SHARES UPON EXERCISE OF WARRANTS

We are seeking stockholder approval, for purposes of complying with Nasdaq Listing Rules 5635(b) and (d), for the issuance of 3,191,400 shares of Common Stock, subject to adjustment as described herein, issuable upon exercise of certain outstanding common stock purchase warrants (the “Warrants”) issued to two investors pursuant to a Securities Purchase Agreement entered into with such investors on September 4, 2025 (the “Securities Purchase Agreement”).

The information set forth in this Proposal Two is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and the form of Warrant attached as exhibits 10.1 and 4.1, respectively, to our Current Report on Form 8-K filed with the SEC on September 5, 2025.

Stockholders are urged to carefully read these documents.

The Warrants

On September 4, 2025, the Company entered into a Securities Purchase Agreement with two accredited investors for a private placement pursuant to which the investors agreed to purchase from the Company 200 units for an aggregate purchase price of $10,000,000 or a per unit price of $50,000, with each unit consisting of (i) one restricted share of Series A Convertible Preferred Stock and (ii) restricted common stock purchase warrants to initially purchase up to 15,957 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, subject to adjustment and exchange (the “Warrants” and the shares of Common Stock issuable upon exercise or exchange of the Common Warrants, the “Warrant Shares”). The private placement offering closed on September 9, 2025. The aggregate amount of Warrant Shares that can be issued pursuant to the Warrants is 3,191,400 Warrant Shares, subject to further adjustment. The Company anticipates filing a registration statement, pursuant to a registration rights agreement entered into on September 4, 2025 to register the resale of an amount equivalent to 250% of the 3,191,400 Warrant Shares initially exercisable pursuant to the Warrants. As of November 17, 2025, there were 16,645,766 shares of our Common Stock outstanding. If this Proposal Two is approved and all 7,978,500 shares of our Common Stock that we currently contemplate registering for resale by the warrant holders upon exercise of the Warrants were issued and outstanding as of November 17, 2025, such shares would represent approximately 32.4% of the total number of outstanding shares of Common Stock.

The Warrants are immediately exercisable on a cash basis or exchangeable on a cashless basis and will expire five (5) years from the date of issuance. Each Warrant will be initially exercisable for one share of Common Stock at an initial exercise price of $5.405 per share, subject to customary adjustment for stock splits, distributions and the like (the “Initial Exercise Price”). The Initial Exercise Price is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Warrants remain outstanding (subject to certain exempt issuances). At any time, the holder of the Warrants may exchange the Warrants on a cashless basis for a number of shares of Common Stock determined by multiplying the total number of Warrant Shares with respect to which the Warrant is then being exercised by the Black Scholes Value divided by the lower of the two closing bid prices of the Common Stock in the two days prior the time of such exercise, but in any event not less than $0.01 (as may be adjusted for stock dividends, subdivisions, or combinations and the like). The exercise of the Warrants is subject to a 9.9% beneficial ownership limitation blocker.

In the event of a merger, sale of all or substantially all of the assets of the Company or other business combination in which 50% of the outstanding shares or voting stock is held by another person, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such a transaction. Additionally, as more fully described in the Warrants, the holders of the Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrant in connection with such a transaction. The contemplated purchase by the Company or Star and Tiltan are excluded from these types of fundamental transactions.

If the Company fails to timely deliver the Warrant Shares issuable upon exercise of the Warrants, the Company will be subject to liquidated damages, payable at the Company’s discretion in cash or shares of Common Stock or buy-in. If the Company elects to pay in shares of Common Stock, the number of shares due will be based on a formula in the Warrant.

The Warrant also contains a call provision which enables the Company to call for the cancellation of all or any portion of the Warrant for which a notice of exercise (or cashless exchange) was not delivered for consideration equal to $.001 per Warrant Share, if (i) the VWAP for each of 10 consecutive trading days exceeds $6.76 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like), (ii) the Company is then in compliance with all conditions for continued listing on the trading market on which the Common Stock is trading, (iii) the Warrant Shares issuable upon exercise or exchange of the Warrant have been registered for resale on an effective resale registration statement and (iv) the Company is not then in default under any provision of the Warrant.

Stockholder Approval of the Warrants

The shareholders of the Company are being asked to approve the issuance of shares of Common Stock to two investors pursuant to the exercise of a Warrant to acquire 3,191,400 shares of Common Stock, subject to further adjustment, at an exercise price of $5.405 per share for a term of five years in accordance with the stockholder approval requirements of the Nasdaq Listing Rules 5635(b) and 5635(d).

The issuance of shares of common stock in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock under the Warrant to the investors is subject to approval by the Company’s stockholders in compliance with the applicable Listing Rules of the Nasdaq Stock Market. The Common Stock is listed on the Nasdaq Global Market and, as such, the Company is subject to the Nasdaq Listing Rules.

Because our Common Stock is listed on the Nasdaq, we are subject to Nasdaq’s rules and regulations. Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities that will result in a change of control of a listed company, which for purposes of Nasdaq Listing Rule 5635(b) is generally deemed to occur when an investor or investor group acquires or has the right to acquire 20% or more of a company’s outstanding common stock or voting power and such ownership or voting power would be the largest ownership position. Shareholders should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule and does not constitute a “change of control” for purposes of Delaware law, our organizational documents, or any other purpose.

Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to a 20% Issuance at a price that is less than the Minimum Price. For purposes of Nasdaq Listing Rule 5635(d), (A) “20% Issuance” means a transaction, other than a public offering, involving: (i) the sale, issuance or potential issuance by us of Common Stock (or securities convertible into or exercisable for Common Stock), which alone or together with sales by our officers, directors, or substantial stockholders equals 20% or more of Common Stock (which for purposes of this calculation, includes issued and outstanding shares of our voting Common Stock and non-voting common stock) or 20% or more of the voting power outstanding before the issuance and (B) “Minimum Price” means a price that is the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. In determining whether multiple issuances should be aggregated for purposes of Nasdaq Listing Rule 5635(d), Nasdaq will consider several factors, including the timing of the issuances. Stockholder approval of this proposal will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d).

We are therefore asking our stockholders to approve the Warrant Proposal by adopting the following resolution:

“WHEREAS, the Board of Directors of the Company has determined that it is expedient and in the best interests of the Company and its stockholders for the Company to authorize the exercise of the Warrants into shares of Common Stock on the terms and subject to the conditions set forth in such Warrants in accordance with the stockholder approval requirements of the Nasdaq Listing Rules 5635(b) and 5635(d).

A vote in favor of the Warrant Shares Proposal will be deemed the approval of the exercise of such Warrants, each of the terms and conditions thereof, and all of the transactions contemplated therein and thereby.

Required Vote; Recommendation of the Board of Directors

Approval of the Warrant Shares Proposal requires that more votes are cast in favor of such Proposal than are cast opposing such Warrant Shares Proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at such Special Meeting. For purposes of the vote on the Warrant Shares Proposal, an abstention, a broker non-vote or a failure to submit a proxy card or vote by mail, telephone, over the Internet or in person at the Special Meeting will have no effect on the vote to approve the Warrant Shares Proposal, except to the extent that a failure to vote prevents the Company from obtaining a quorum for the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” THE APPROVAL OF THE WARRANT SHARES PROPOSAL.

PROPOSAL THREE:

APPROVAL OF THE ISSUANCE OF SHARES IN EXCESS OF NASDAQ RULE 5635(d)
LIMIT IN CONNECTION WITH EQUITY LINE OF CREDIT

Background and Reason for the Proposal

Nasdaq Listing Rule 5635(d) generally requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions, above the ELOC Exchange Cap. This rule is designed to protect existing shareholders from excessive dilution without their consent.

In September 19, 2025, the Company and the Investor, entered into the ELOC Purchase Agreement, which provides that subject to the terms and conditions set forth therein, the Company may sell to the Investor up to the lesser of (i) $250,000,000 of the Company’s Common Stock and (ii) the ELOC Exchange Cap (subject to certain exceptions provided in the ELOC Purchase Agreement), from time to time during the term of the ELOC Purchase Agreement.  The Company will control the timing and amount of any sales of Common Stock under the ELOC. Actual sales of shares of Common Stock will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock, trading volume of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The purchase price per share of the shares of Common Stock that we elect to sell to the ELOC Investor pursuant to the ELOC will be equal to a discounted price of 97.5% of the lower of: (i) the lowest daily VWAP of any trading day during the three trading days preceding the date on which the Company submits a draw down notice and (ii) the closing sale price of the Common Shares on the applicable VWAP Purchase Date. The maximum amount of any VWAP purchase shall not exceed 20% of the trading volume in the Company’s Common Stock on the Nasdaq Stock Market on the applicable purchase date.

The number of shares of Common stock to be sold pursuant to the ELOC over the term of the agreement could exceed the ELOC Exchange Cap. Therefore, in order to comply with Nasdaq Rule 5635(d) and the terms of the ELOC, we are seeking stockholder approval to issue shares above the ELOC Exchange Cap and to waive the “ELOC Exchange Cap” limitation in the securities purchase agreement.

The information set forth in this Proposal Three is qualified in its entirety by reference to the full text of the ELOC Purchase Agreement attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 19, 2025. Stockholders are urged to carefully read the ELOC Purchase Agreement.

Potential Consequences if the Proposal is not Approved

 We are not seeking the approval of our stockholders to authorize our entry into the ELOC or any related documents, as we have already entered into the ELOC.

If our stockholders do not approve this Proposal Three, we will be unable to issue shares of Common Stock in excess of the ELOC Exchange Cap to the ELOC Investor thereby preventing us from raising the full amount of funds under the ELOC.

Potential Adverse Effects of this Proposal

If this Proposal Three is approved, the sale of shares under the ELOC could result in substantial dilution to the interests of existing holders of our Common Stock. Each share of Common Stock that would be issuable to the ELOC Investor would have the same rights and privileges as each of our currently outstanding shares of Common Stock. The issuance of Common Stock to the ELOC Investor pursuant to the terms of the ELOC will not affect the rights of the holders of our outstanding shares of Common Stock, however, as shares of Common Stock are issued to the ELOC Investor, the ownership interest of our existing stockholders (other than the ELOC Investor) would be correspondingly reduced, and they would therefore have less ability to influence corporate decisions requiring stockholder approval.

Because the number of shares of Common Stock that may be issued to the ELOC Investor is in the Company’s discretion and will depend upon market conditions and other factors to be determined by us, the exact number of shares of Common Stock to be issued under the ELOC and the magnitude of the dilutive effect cannot be conclusively determined, although it may be material to our existing stockholders. We may ultimately decide to sell to the ELOC Investor all, some or none of the Common Stock that may be available for us to sell to the ELOC Investor pursuant to the ELOC.

As of November 17, 2025, there were 16,645,766 shares of our Common Stock outstanding. In addition, we intend to file a registration statement on Form S-1 for the resale of up to 48,000,000 shares of Common Stock by the ELOC Investor. The ELOC provides that we may sell up to an aggregate of $250,000,000 of shares of our Common Stock. Unless we obtain stockholder approval, we may not sell more than the ELOC Exchange Cap of 19.99% of shares of Common Stock issued and outstanding.

If this Proposal Three is approved and all 48,000,000 shares of our Common Stock that we currently contemplate registering for resale by the ELOC Investor were issued and outstanding as of November 17, 2025, such shares would represent approximately 74.3% of the total number of outstanding shares of Common Stock. In addition, the below table sets forth the amount of dilution, assuming registration of all shares required for resale, if we sold to the ELOC Investor shares of Common Stock at various purchase prices so that we received the maximum aggregate gross proceeds of $250,000,000:

Assumed Average Purchase Price Per Share	Number of Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the ELOC Investor(2)	Gross Proceeds from the Sale of Shares to the ELOC Investor under the ELOC(3)
$5.21	48,000,000	74.3%	$250,000,000
$6.00	41,666,667	71.5%	$250,000,000
$7.00	35,714,286	68.2%	$250,000,000
$8.00	31,250,000	65.2%	$250,000,000
$9.00	27,777,778	62.5%	$250,000,000
$10.00	25,000,000	60.0%	$250,000,000
$11.00	22,727,273	57.7%	$250,000,000
$12.00	20,833,333	55.6%	$250,000,000
$13.00	19,230,769	53.6%	$250,000,000
$14.00	17,857,143	51.8%	$250,000,000
$15.00	16,666,667	50.0%	$250,000,000

(1)	Our Certificate of Incorporation authorizes us to issue up to 150,000,000 shares of Common Stock. Therefore, under all scenarios described herein, we have sufficient shares of authorized Common Stock to sell the maximum number of shares permissible under the ELOC. If the price of our Common Stock decreased and we needed to increase the number of shares we are authorized to issue to sell the maximum number of shares permissible under the ELOC, we would first need to amend our Certificate of Incorporation to authorize the issuance of more Common Stock, which would require further approval by our stockholders - we are not currently seeking such approval from our stockholders.

(2)	The denominator is based on 16,645,766 shares outstanding as of November 17, 2025 adjusted to include the issuance of the number of shares set forth in the adjacent column that we would have sold to the ELOC Investor in future sales, assuming the average purchase price in the first column for all shares issued. The numerator is based on the number of shares issuable pursuant to future sales under the ELOC at the corresponding assumed average purchase price set forth in the first column. The number and percentage of shares of Common Stock issuable to the ELOC Investor upon full purchase under the ELOC does not give effect to (i) the potential future issuance of shares of Common Stock pursuant to our outstanding warrants and other securities convertible into Common Stock, (ii) the potential future issuance of shares of Common Stock pursuant to our equity incentive plans, (iii) any other potential future issuances of Common Stock (including issuances as described in the Nasdaq Note Proposal), or (ii) the ELOC Exchange Cap or any beneficial ownership limitations.

(3)	Excludes Commitment Shares issuable to the ELOC Investor for which no proceeds are received by us.

Additionally, the sale of a substantial number of Common Stock to the ELOC Investor, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. In addition, the Common Stock issuable pursuant to the terms of the ELOC may represent overhang that may also adversely affect the market price of our Common Stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our Common Stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our Common Stock cannot absorb shares sold by the ELOC Investor, then the value of our Common Stock will likely decrease.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal Three except to the extent of their ownership of shares of our Common Stock.

Required Vote; Recommendation of the Board of Directors

Approval of the ELOC Issuance Proposal requires that more votes are cast in favor of such Warrant Proposal than are cast opposing such ELOC Issuance Proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at such Special Meeting. For purposes of the vote on the ELOC Issuance Proposal, an abstention, a broker non-vote or a failure to submit a proxy card or vote by mail, telephone, over the Internet or in person at the Special Meeting will have no effect on the vote to approve the ELOC Issuance Proposal, except to the extent that a failure to vote prevents the Company from obtaining a quorum for the Special Meeting.

The Board of Directors unanimously recommends a vote “FOR” Proposal Three (ELOC Issuance Proposal).

PROPOSAL FOUR:

APPROVAL OF THE ISSUANCE OF SHARES IN EXCESS OF NASDAQ RULE 5635(d) LIMIT IN CONNECTION WITH CONVERSION OF THE SERIES A PREFERRED STOCK

Background and Reason for the Proposal

Nasdaq Listing Rule 5635(d) generally requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions, above the Preferred Exchange Cap. This rule is designed to protect existing shareholders from excessive dilution without their consent.

On September 4, 2025, the Company and the Purchasers entered into a Securities Purchase Agreement pursuant to which the Purchasers purchased, for an aggregate purchase price of $10,000,000, (i) Series A Convertible Preferred Stock which are initially convertible into an aggregate of 2,044,800 shares of Common Stock and (ii) warrants initially exercisable into up to 3,191,400 shares. Each Share of Series A Preferred Stock has a stated value of $50,000 (the “Stated Value”) and will initially be convertible into 10,224 shares of Common Stock (the “Conversion Shares”) (or pre-funded warrants in lieu thereof (the “Pre-Funded Warrants”)), calculated by dividing the Stated Value by the initial conversion price equal to $4.89 per Share (the “Initial Conversion Price”). The Initial Conversion Price is subject to adjustment upon stock splits, distributions, reorganizations, reclassifications, change of control and the like, and is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Series A Preferred Stock remains outstanding (subject to certain exempt issuances). The Initial Conversion Price will also be adjusted upon receipt of stockholder approval of this Proposal, if obtained, to the lower of (i) the then applicable conversion price and (ii) the price per share of the Common Stock on its trading market upon the earlier of (A) effectiveness of the registration statement required to be filed or (B) upon applicability of Rule 144 as it relates to the sale of the Conversion Shares. The Series A Preferred Stock is convertible at the option of the holder at any time and will be automatically converted into Common Stock or Pre-Funded Warrants in lieu thereof on the effective date of the registration statement whether or not stockholder approval has been obtained. If at any time after September 4, 2026, the Series A Preferred Stock is then outstanding and the Company has not received stockholder approval, the Series A Preferred Stock is redeemable at the option of the holder at a price per Share equal to 105% of the Stated Value. The conversion of the Series A Preferred Stock is subject to a 9.99% beneficial ownership limitation blocker.

The number of shares of Common Stock to be issued upon conversion of the Preferred Stock could exceed the Preferred Exchange Cap. Therefore, in order to comply with Nasdaq Rule 5635(d) and the terms of the Securities Purchase Agreement and the Certificate of Designation of the Series A Convertible Preferred Stock, we are seeking stockholder approval to issue shares above the Preferred Exchange Cap and to waive the “Preferred Exchange Cap” limitation in the securities purchase agreement.

The information set forth in this Proposal Four is qualified in its entirety by reference to the full text of the Certificate of Designation of the Series A Convertible Preferred Stock, the Securities Purchase Agreement, the form of Warrant, and the form of Pre-Funded Warrant attached as exhibits 3.1, 10.1, 4.1 and 4.2, respectively, to our Current Report on Form 8-K filed with the SEC on September 5, 2025.

Stockholders are urged to carefully read these documents.

Potential Consequences if the Proposal is not Approved

We are not seeking the approval of our stockholders to authorize the issuance of the Series A Convertible Preferred Stock, as we have already entered into the Securities Purchase Agreement and issued the Series A Convertible Preferred Stock.

If our stockholders do not approve this Proposal Four, we will be unable to issue shares of Common Stock in excess of the Preferred Exchange Cap to the Purchasers upon conversion of the Series A Convertible Preferred Stock. If after September 4, 2026 the Series A Convertible Preferred Stock is still outstanding and the Company has not received stockholder approval for this Proposal, the holders of the Series A Convertible Preferred Stock shall be entitled to redeem the shares at a price per share equal to 105% of the Stated Value.

Potential Adverse Effects of this Proposal

If this Proposal Four is approved, the issuance of Common Stock upon conversion of the Series A Convertible Preferred Stock could result in substantial dilution to the interests of existing holders of our Common Stock. The Initial Conversion Price of $4.89 per Share is subject to adjustment upon approval by the stockholders of this Proposal Found to the lower of (i) $4.89 and (ii) the price per share of Common Stock on the earlier of the effectiveness of the registration statement registering these shares of Common Stock and the applicability of Rule 144 as it relates the shares sale of the Conversion Shares.

Each share of Common Stock that would be issuable to the holder of the preferred stock would have the same rights and privileges as each of our currently outstanding shares of Common Stock. The issuance of Common Stock to the Purchasers or their designees will not affect the rights of the holders of our outstanding shares of Common Stock, however, as shares of Common Stock are issued upon conversion of the Series A Convertible Preferred Stock, the ownership interest of our existing stockholders would be correspondingly reduced, and they would therefore have less ability to influence corporate decisions requiring stockholder approval.

As of November 17, 2025, there were 16,645,766 shares of our Common Stock outstanding. The Company anticipates filing a registration statement, pursuant to a registration rights agreement entered into on September 4, 2025 to register the resale of an amount equivalent to 250% of the 2,044,800 shares of Common Stock initially convertible pursuant to the Series A Convertible Preferred Stock. If this Proposal Four is approved and all 5,112,000 shares of our Common Stock that we currently contemplate registering for resale by the Purchasers upon conversion of the Series A Convertible Preferred Stock were issued and outstanding as of November 17, 2025, such shares would represent approximately 23.5% of the total number of outstanding shares of Common Stock. Unless we obtain stockholder approval, we may not sell more than the Preferred Exchange Cap of 19.99% of shares of Common Stock issued and outstanding.

If this Proposal Four is approved and all 5,112,000 shares of our Common Stock that we currently contemplate registering for resale by the Purchasers upon conversion of the Series A Convertible Preferred Stock were issued and outstanding as of November 17, 2025, such shares would represent approximately 23.5% of the total number of outstanding shares of Common Stock.

Additionally, the sale of a substantial number of Common Stock to the Purchasers, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. In addition, the Common Stock issuable pursuant to the terms of the Securities Purchase Agreement and the Certificate of Designation may represent overhang that may also adversely affect the market price of our Common Stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our Common Stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our Common Stock cannot absorb shares of Common Stock sold by the Purchaser, then the value of our Common Stock will likely decrease.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal Four except to the extent of their ownership of shares of our Common Stock.

Required Vote; Recommendation of the Board of Directors

Approval of the Preferred Stock Conversion Issuance Proposal requires that more votes are cast in favor of such Proposal than are cast opposing such Proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at such Special Meeting. For purposes of the vote on the Preferred Stock Conversion Issuance Proposal, an abstention, a broker non-vote or a failure to submit a proxy card or vote by mail, telephone, over the Internet or in person at the Special Meeting will have no effect on the vote to approve the Proposal, except to the extent that a failure to vote prevents the Company from obtaining a quorum for the Special Meeting.

The Board of Directors unanimously recommends a vote “FOR” Proposal FOUR (PREFERRED STOCK CONVERSION Issuance Proposal).

PROXY SOLICITATION COSTS

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of the Proxy Statement, the Proxy card and establishment of the Internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are made available on our Internet website, http://www.nukk.com, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC. The SEC maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company.

You can obtain documents of the Company’s SEC filings  through the SEC’s website at the address described above or from us directly, at no cost, excluding any exhibits to those documents (unless the exhibit is specifically incorporated by reference into those documents), by requesting them in writing or by telephone at the following address and telephone number:

Nukkleus Inc.

575 Fifth Ave, 14th Floor,

New York, New York 10017

Attention: Corporate Secretary

By Order of the Board of Directors,

/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	Chief Executive Officer

November 24, 2025

STAR 26 CAPITAL INC.

INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2025

STAR 26 CAPITAL INC.

INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2025

U.S. DOLLARS IN THOUSANDS

STAR 26 CAPITAL INC.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
Assets
Current Assets
Cash and cash equivalents	924	1,154
Restricted cash	60	13
Short term bank deposits	119	121
Short term investments	289	-
Accounts receivable	478	814
Inventories	1,544	817
Other current assets	412	565
Total Current Assets	3,826	3,484

Funds in respect of employee rights upon retirement	79	69
Long-term loan to other Company (Note 3C)	2,432	-
Deferred taxes	284	116
Intangible assets, net	134	249
Operating lease right-of-use asset	1,046	355
Property and equipment, net	172	6

Total Assets	7,973	4,279

Liabilities and Shareholders’ Deficit
Current Liabilities
Short term loans	1,903	810
Loan from related party	4,500	1,511
Warrants- (Note 3B)	203	-
Accounts payable	865	730
Operating lease liability	316	174
Other current liabilities related party	548	117
Other current liabilities	1,630	538
Total current liabilities	9,965	3,880
Long term loans	537	552
Operating lease liability	752	185
Liability for employees’ rights upon retirement	112	95

Total Liabilities	11,366	4,712

Stockholders’ Deficit
Class A common stock, par value $0.0001 per share, 250,000,000 shares authorized;5,075,000 and 4,708,333 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	(*)	(*)
Class B common stock, par value $0.0001 per share, 50,000,000 shares authorized; 6,250,000 shares issued and outstanding	(*)	(*)
Additional paid-in capital	324	15
Receipts on accounts of shares	-	92
Accumulated other comprehensive income (loss)	(74)	15
Accumulated deficit	(3,647)	(555)
Equity attributable to owners of the Company	(3,397)	(433)
Non-controlling interests	4	-
Total Stockholders’ deficit	(3,393)	(433)
Total liabilities and stockholders’ Deficit	7,973	4,279

(*)	represents amount less than $1 thousand.

The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

STAR 26 CAPITAL INC.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(U.S. dollars in thousands, except share and per share data)

	For the Nine-month period ended September 30,	For the period from January 17, 2024* to September 30,	For the Three-month period ended September 30,	For the Three-month period ended September 30,
	2025	2024	2025	2024

Revenues	2,711	3,064	702	1,274
Cost of revenues	(2,355)	(2,456)	(596)	(981)
Gross profit	356	608	106	293

General and administrative expenses – related party	(258)	(182)	(70)	(75)
Selling, general and administrative expenses	(1,930)	(999)	(779)	(440)
Disposal of intangible assets – See note 3B	(1,812)	-	(1,812)	-
Other Income	-	55	-	18
Operating loss	(3,644)	(518)	(2,555)	(204)

Financial income (expenses), net	423	(112)	(311)	(55)
	(3,221)	(630)	(2,866)	(259)
Income tax	49	78	133	15
Net loss	(3,172)	(552)	(2,733)	(244)
Foreign currency translation adjustment	(89)	14	(66)	(12)
Total comprehensive loss	(3,261)	(538)	(2,799)	(256)

Loss attributable to:
Owners of the Company	(3,179)	(538)	(2,717)	(256)
Non-controlling interests	(82)	-	(82)	-
Total comprehensive loss	(3,261)	(538)	(2,799)	(256)

*	Date of inception.

The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

STAR 26 CAPITAL INC.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(U.S. dollars in thousands, except share and per share data)

	Ordinary shares Class A			Ordinary shares Class B			Additional paid-in	Receipts on account of	Accumulated Other comprehensive	Accumulated		Non-controlling	Total Stockholders’
	Number	Amount		Number	Amount		capital	shares	income	deficit	Total	interests	deficit

Balance at January 1, 2025	4,708,333	(*	)	6,250,000	(*	)	15	92	15	(555)	(433)	-	(433)

Net income	-	-		-	-		-	-	-	70	70	-	70
Issuance of Ordinary shares	366,667	-		-	-		92	(92)	-	-	-	-	-
Foreign currency translation adjustment	-	-		-	-		-	-	(6)	-	(6)	-	(6)
Balance at March 31, 2025	5,075,000	(*	)	6,250,000	(*	)	107	-	9	(485)	(369)	-	(369)
Net loss	-			-	-		-	-	-	(511)	(511)	-	(511)
Foreign currency translation adjustment	-	-		-	-		-	-	(17)	-	(17)	-	(17)
Balance at June 30, 2025	5,075,000	(*	)	6,250,000	(*	)	107	-	(8)	(996)	(897)	-	(897)

Non-controlling interest recorded as part of asset acquisition, see note 3B	-	-		-	-		-	-	-	-	-	247	247
Transaction with non-controlling interest	-	-		-	-		217	-	-	-	217	(161)	56
Net loss	-	-		-	-		-	-	-	(2,651)	(2,651)	(82)	(2,733)
Foreign currency translation adjustment	-	-		-	-		-	-	(66)	-	(66)	-	(66)
Balance at September 30, 2025	5,075,000	(*	)	6,250,000	(*	)	324	-	(74)	(3,647)	(3,397)	4	(3,393)

The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

STAR 26 CAPITAL INC.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(U.S. dollars in thousands, except share and per share data)

	Ordinary shares Class A			Ordinary shares Class B			Additional paid-in	Receipts on account of	Accumulated Other comprehensive	Accumulated	Total Stockholders’ equity
	Number	Amount		Number	Amount		capital	shares	income	deficit	(deficit)
Balance at January 17, 2024 (date of inception)	-	-		-	-		-	-	-	-	-

Net income	-	-		-	-		-	-	-	49	49
Issuance of Ordinary shares	4,650,000	(*	)	6,250,000	(*	)	-	-	-	-	(* )
Foreign currency translation adjustment	-	-		-	-		-	-	9	-	9

Balance at March 31, 2024	4,650,000	(*	)	6,250,000	(*	)	-	-	9	49	58
Net loss	-	-		-	-		-	-	-	(357)	(357)
Foreign currency translation adjustment	-	-		-	-		-	-	17	-	17

Balance at June 30, 2024	4,650,000	(*	)	6,250,000	(*	)	-	-	26	(308)	(282)
Net loss	-	-		-	-		-	-	-	(244)	(244)
Foreign currency translation adjustment	-	-		-	-		-	-	(12)	-	(12)
Share based compensation	25,000	-		-	-		7	-	-	-	7
Investment	33,333	-		-	-		8	67	-	-	75
Balance at September 30, 2024	4,708,333	(*	)	6,250,000	(*	)	15	67	14	(552)	(456)

(*) represents amount less than $1 thousand

The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

STAR 26 CAPITAL INC.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	For the nine-month period ended September 30,	For the period from January 17, 2024* to September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES	(3,172)	(552)
Net loss
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	122	81
Disposal of intangible assets acquired	1,812	-
Interest expenses, net	-	16
Changes in fair value of warrants	(4)
Change in deferred taxes	(150)	(62)
Change in lease right-of-use assets and lease liabilities	17	-
Change in the value of securities	(488)	-
Change in liability for employee rights upon retirement	5	(38)
Share based compensation	-	7
Capital gain from the sale of fixed assets	-	(18)
Decrease in accounts receivable	459	10
Increase in inventories	(368)	(654)
Decrease (increase) in other current assets	263	(720)
(Decrease) increase in accounts payable	(478)	797
Increase in other current liabilities	3	120

Net cash used in operating activities	(1,979)	(1,013)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	-	14
Rimon’s cash acquisition (Appendix A)	-	142
Loans to other Companies	(2,599)	-
Purchase of property and equipment	(146)	-
Decrease in short term bank deposit	2	-
Investments in securities	(596)	-
Proceeds from sale of securities	1,066	-

Net cash (used in) provided by investing activities	(2,273)	156

CASH FLOWS FROM FINANCING ACTIVITIES
Short term credit from banking institutions, net	1,032	721
Payment for Rimon’s acquisition	(111)	(131)
Transaction with non-controlling interest	56	-
Issuance of Warrants	205	-
Receipts on account of shares	-	75
Proceeds from related party’s loans	-	191
Repayment of loan from related party	(511)	-
Loans from banking institutions	57	271
Loans from Nukkleus, Inc. (related party)	3,500	-
Repayment of loans from baking institutions	(159)	(94)
Net cash provided by financing activities	4,069	1,033

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(183)	176

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	1,167	-

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	984	176

*	Date of inception.

The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

STAR 26 CAPITAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	For the nine month period ended September 30,	For the period from January 17, 2024* to September 30,
	2025	2024

Appendix A - Net cash acquisition
Working capital (excluding cash and cash equivalents)	1,508	179
Intangible assets	(1,812)	(401)
Long term assets	(26)	(466)
Non-controlling interests	247	-
Long term liabilities	83	830
Cash acquisition	-	142

Supplemental disclosure of cash flow information:
Non-cash transactions:
Investments in securities	242	-
Initial recognition of operating lease right-of-use assets and liabilities	746	102

Cash paid during the period for:
Interest	120	69

*	Date of inception.

The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

STAR 26 CAPITAL INC.

NOTES TO INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL

A.	Star 26 Capital Inc. (“Company”) is a corporation organized under the laws of the State of Nevada on January 17, 2024. The Company was formed as an acquisition holding company to invest in and/or acquire controlling stakes in private businesses with a focus on improving their operations, management, and sales and marketing, with the goal of achieving enhanced financial outcomes for the benefit of its stockholders. The Company’s acquisition strategy currently targets business sectors expected to yield above-average returns, such as the Israeli defense and aerospace industries.

The company is managed by Zero One Capital LLC (“Zero One or the Manager”). Zero One is a Nevada limited liability company formed and managed by the Company’s Founder, Menachem Shalom, on January 19, 2024. Zero One was formed to provide management services to the Company and to its current and future operating subsidiaries, including Rimon.

B. Rimon Agencies Ltd. (hereinafter: “Rimon”), subsidiary is engaged in a wide range of defense, homeland security and commercial systems and its clients include military and governmental bodies, top tier security agencies, and international companies. Rimon was founded in 1988 in Israel.

See also Note 3B below.

B.	On October 7, 2023, Hamas launched a series of attacks on civilian and military targets in Southern Israel and Central Israel, to which the Israel Defense Forces have responded. In addition, both Hezbollah and the Houthi movement have attacked military and civilian targets in Israel, to which Israel has responded, including through increased air and ground operations in Lebanon. In addition, the Houthi movement has attacked international shipping lanes in the Red Sea, to which both Israel and the United States have responded. Further, on April 13, 2024 and October 1, 2024, Iran launched a series of drone and missile strikes against Israel, to which Israel has responded. Most recently, on June 13, 2025, Israel launched a preemptive attack on Iran, to which Iran responded with ballistic missile and drone attacks. On June 23, 2025, Israel and Iran agreed to a ceasefire, although there is no assurance that the ceasefire will continue. On October 9, 2025, Israel, Hamas, the United States and other countries in the region agreed to a framework for a ceasefire in Gaza between Israel and Hamas. How long and how severe the current conflicts in Gaza, Northern Israel, Lebanon, Iran or the broader region become is unknown at this time and any continued clash among Israel, Hamas, Hezbollah, Iran or other countries or militant groups in the region may escalate in the future into a greater regional conflict. To date, our operations have not been materially affected, We expect that the current conflict in the Gaza Strip, Lebanon, Iran and the broader region, as well as the security escalation in Israel, will not have a material impact on our business results in the short term. However, since these are events beyond our control, their continuation or cessation may affect our expectations. We continue to monitor political and military developments closely and examine the consequences for our operations and assets.

STAR 26 CAPITAL INC.

NOTES TO THE INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Unaudited Interim Financial Statements

The accompanying condensed interim balance sheet as of September 30, 2025 and the condensed interim statements of operations, changes in shareholders’ equity (deficiency) and cash flows for the nine and three-month period ended September 30, 2025 are unaudited. These unaudited condensed interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The unaudited condensed interim financial statements contain all adjustments which, in the opinion of management, are necessary to present fairly, the financial information included therein. It is suggested that these condensed interim financial statements be read in conjunction with the audited financial statements and accompanying notes included in the Company’s report for the year ended December 31, 2024. Results for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

These financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company’s Annual Report for the year ended December 31, 2024.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods. Significant estimates include fair value estimates of options. Actual results could differ from those estimates.

The accounting principles used in the preparation of the interim statements are consistent with those used in the preparation of the 2024 Financial Statements except below.

Short term investments

The Company accounts for marketable equity securities in accordance with ASC Topic 321, “Investments – Equity Securities”. The Company’s investments in equity securities consist of shares and options of Mia Dynamics Motors Ltd., a public company traded on the Tel Aviv Stock Exchange.

Investments in marketable equity securities are recorded at fair value based on quoted market prices, with unrealized gains and losses, reported as financial income or expenses, as appropriate. These securities are a Level 1 fair value measurement. Options which are not traded are valuated using the Black & Scholes option valuation method, and considered a Level 3 fair value measurement.

STAR 26 CAPITAL INC.

NOTES TO THE INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

Non-controlling interests

Non-controlling interests are measured initially at their proportionate share of the acquiree’s identifiable net assets at the date of acquisition.

Changes in the Group’s interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.

Fair value

Fair value of certain of the Company’s financial instruments including cash, accounts payable, accrued expenses, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosure,” which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements.

Fair value, as defined by ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: (i) the market approach; (ii) the income approach; and (iii) the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), (ii) segregating those gains or losses included in earnings, and (iii) a description of where those gains or losses included in earning are reported in the statement of operations.

STAR 26 CAPITAL INC.

NOTES TO THE INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

The Company’s financial assets that are measured at fair value on a recurring basis by level within the fair value hierarchy are as follows:

	Balance as of September 30, 2025
	Level 1	Level 2	Level 3	Total
	US$ in thousands

Assets:
Short term Investments - Shares and Options	243	-	46	289
Total assets	243	-	46	289

Liabilities:
Warrants	203	-	-	203
Other current liabilities - Fair value of contingent consideration in Rimon’s acquisition	-	-	83	83
Total liabilities	203	-	83	286

The following table presents the changes in fair value of the level 3 assets for the period ended September 30, 2025:

Changes in Fair value
US$ in thousands
Assets:
Outstanding at January 1, 2025	-
Initial recognition of options (see note 3 below)	67
Exercise of an option	(117)
Changes in fair value	96
Outstanding at September 30, 2025	46

The following table presents the changes in fair value of the level 3 liabilities for the period ended September 30, 2025 :

Changes in Fair value
US$ in thousands
Liabilities:
Outstanding at January 1, 2025	164
Payment of contingent consideration	(111)
Changes in fair value	30
Outstanding at September 30, 2025	83

STAR 26 CAPITAL INC.

NOTES TO THE INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

Business Combinations and Asset Acquisitions

The Company evaluates each acquisition transaction to determine whether the acquired asset meets the definition of a business and therefore should be accounted for as a business combination, or if the transaction should be accounted for as an asset acquisition. Under ASC Topic 805, Business Combinations, an acquisition does not qualify as a business when substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets. If the Company determines that the screen test is met, the transaction is accounted for as an asset acquisition. If the screen test is not met, the Company further considers whether the acquisition includes, at a minimum, inputs and processes that have the ability to create outputs in the form of revenue. If the assets acquired meet this criteria, the transaction is accounted for as a business combination.

The Company accounts for acquisitions that qualify as asset acquisitions utilizing a cost accumulation model whereby the purchase price of the acquisition is allocated to the assets acquired on a relative fair value basis on the date of acquisition. Inputs used to determine such fair values are primarily based upon internally developed models, publicly-available information, a risk-adjusted discount rate and/or publicly-available data regarding transactions consummated by other market participants, as applicable.

See also Note 3B.

Credit line issuance costs

Costs associated with entering into a revolving line of credit or revolving-debt arrangement are costs incurred in exchange for access to financing. These fees are paid regardless of whether the funds are ever drawn down. Such costs are recorded as such on the balance sheet as prepaid expenses. Upon drawing down a portion of the credit line, the applicable portion of the costs related to that draw down is presented as a direct deduction from the carrying value of the debt when drawn and amortized as finance expenses using the effective interest method.

Accounting Standards Not Yet Adopted

In July 2025, the FASB issued ASU 2025-05 “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets”. The ASU introduces a practical expedient for all entities when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606. Under the practical expedient, when developing reasonable and supportable forecast as part of estimating expected credit losses, an entity may assume that current conditions as of the balance sheet date do not change for the remining life of the asset. The ASU is effective for annual reporting period beginning after December 15, 2025 and interim reporting within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods. The Company is evaluating the impact of ASU 2025-05 on its consolidated financial statements if it elects to apply the practical expedient.

NOTE 3: EVENTS DURING THE PERIOD

A.	On February 3, 2025, the Company entered into an agreement to purchase shares and options of Mia Dynamics Motors Ltd. (“Mia”), a public company traded on the Tel Aviv Stock Exchange. The Company purchased a total of 2,250,000 ordinary shares of the public company of NIS 0.01 par value and a total of 2,250,000 options (non-tradable) exercisable for 2,250,000 ordinary shares of the public company, up to 24 months from the date of the engagement and against an exercise price of NIS 0.60 per option for NIS 900,000 (approximately $249,000). As of September 30, 2025, all options have been exercised for shares.

The initial fair value of the options was estimated by using the Black-Scholes option pricing model, to compute the fair value of the options at each balance sheet date. The following are the data and assumptions used as of the balance sheet date:

February 3, 2025
Dividend yield	0%
Risk-free interest rate	4.5%
Expected term (years)	2
Volatility	43.5%
Share price (NIS)	0.404
Exercise price (U.S. dollars)	0.6

On February 7, 2025, the Company additionally purchased a total of 2,083,300 ordinary shares and 1,458,310 options (non-tradable) exercisable for 1,458,310 ordinary shares of Mia, up to 24 months from the date of the engagement and against an exercise price of NIS 0.60 per option of Mia for NIS 750 thousand (approximately $208,000).

STAR 26 CAPITAL INC.

NOTES TO THE INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3: EVENTS DURING THE PERIOD (cont.)

The fair value of the options was estimated by using the Black-Scholes option pricing model, to compute the fair value of the options at each balance sheet date. The following are the data and assumptions used as of the balance sheet date:

	September 30, 2025	February 7, 2025
Dividend yield	0%	0%
Risk-free interest rate	4.5%	4.5%
Expected term (years)	0.50	2
Volatility	93%	53%
Share price (NIS)	0.51	0.413
Exercise price (U.S. dollars)	0.6	0.6

The fair value of the options as of September 30, 2025 was $83 thousands.

B.	On June 8, 2025, the Company, through Star Twenty Six Ltd. (“Star”), a wholly owned subsidiary, entered into an agreement with Water IO Ltd., a company listed on the Tel Aviv Stock Exchange (“Water”) and its controlling shareholders, pursuant to which the parties agreed to engage in the following transaction whereby Star will lend Water NIS 600,000 (approximately USD180,000) (14% annual interest, 2-year term) which will be used to pay Water’s payables. Water will record A first-ranking floating charge on all company assets and a first-ranking fixed charge on unissued share capital (36.5M shares).

Water is required to hold a shareholders’ meeting in which the shareholders will be requested to approve the transaction, approve Star’s nominees to be serve as Water directors and a reverse split of the company’s shares. Subject to obtaining shareholders’ approval and other closing conditions, Star will further lend Water NIS 900,000 (approximately USD270,000). The loan bears interest at an annual rate of 9.5% and is repayable in a single payment (principal and interest) on the earlier of: (a) 12 months from the date of signing the agreement; or (b) the date on which the Company’s cash and cash equivalents equal or exceed four times the outstanding balance of the second loan at that time) and shall also invest NIS 700,000 as an equity investment. In return for Star fulfilling its obligations, Water will issue Star 72% of Water’s fully diluted share capital.

The closing of the transaction is contingent on several conditions, including Star being satisfied with its due diligence of Water, Shareholder and TASE approvals and the registration of the shares to be issued to Star. If deal is terminated due to Water’s fault or failed due diligence then the first loan increases to NIS 2.1M with 18% annual interest and Star may convert loan to shares (up to 19.9%) at NIS 0.30/share. If terminated for other reasons (e.g., failed shareholder approval) Star can choose repayment or partial share conversion.

STAR 26 CAPITAL INC.

NOTES TO THE INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3: EVENTS DURING THE PERIOD (cont.)

On July 3, 2025, Water’s shareholders' meeting approved the agreement between Star and Water. The Transaction was subsequently completed on July 14, 2025, upon fulfillment of all conditions precedent.

The Company concluded that the Transaction with Water did not qualify as a business combination and was accounted for as an asset acquisition in accordance with the “Acquisition of Assets Rather Than a Business” subsections of ASC 805-50 using a cost accumulation model, since the acquisition did not consist of a substantive process capable of significantly contributing to Star’s ability to create outputs.

The Transaction has been accounted for as an asset acquisition with the purchase price allocated relatively based on the estimated fair value of the assets and liabilities summarized as follows. The table below summarizes the fair value of assets acquired and liabilities assumed following the adjustments mentioned above as of the acquisition date:

July 14, 2025
U.S. Dollars (in thousands)
Cash and cash equivalents	-
Working capital (excluding cash and cash equivalents)	(1,508)
Intangible assets - technology	1,812
Long terms assets	26
Long terms liabilities	(83)
Non-controlling interests	(247)

The Company elected to present the non-controlling interests according to the book value of Water and not based on its fair value.

The Company has subsequently determined that the intangible assets acquired have no future economic benefit to the Company and therefore were written off.

On 28 July 2025, the Company entered into a share sale agreement for the sale of 200,155 shares, together with the assignment of a loan in the amount of NIS 150,000 to a third party, for total consideration of NIS 341,451 (approximately USD100,000).

Following the completion of the above transaction, the Company’s holding in Water amounts to approximately 67% of the share capital.

See also note 3G.

STAR 26 CAPITAL INC.

NOTES TO THE INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3: EVENTS DURING THE PERIOD (cont.)

C.	On June 8, 2025, Star Twenty Six entered into an agreement with I.T.S. Industrial Tecno-logic Solutions Ltd. (“ITS”) and its controlling shareholder Gera Eron, pursuant to which Star will lend ITS NIS 10,000,000 (approximately USD 3 million). In return Star would receive 51% of the share capital of ITS on a fully diluted basis. ITS is an Israeli company providing design, development, production, and manufacturing of serial, fully integrated electro-mechanical machines and sophisticated assembly lines. Positech, its wholly-owned subsidiary, designs and manufactures top-of-the-line, high-performance motion control systems for military and civilian use. Positech provides small to middle-series one-stop shop “Build to Spec” & “Build to print” custom-made prototypes and OEM systems in the Mechanical, Electrical, HW, FW, and SW Engineering fields. Pursuant to the terms of the agreement, Star was also granted an option to purchase the remainder 49% of ITS for three years from the controlling shareholder. Depending on whether the option is exercised in the first, second or third year hereafter, the agreed purchase price for 49% is 25 million NIS, 30 million NIS or 35 million NIS, respectively. Star was provided 30 days to complete its due diligence in connection with the acquisition of ITS. Moreover, pursuant to the terms of the agreement, ITS has until July 7, 2025 to obtain the consent of its current banks to the agreement. If the bank’s confirmation is not received within 14 days of the date of the agreement , Star would lend ITS NIS2,500,000 (approximately USD750,000) (the “First Installment”) while it is continuing its due diligence and awaiting the Banks’ confirmation. If the banks do not provide consent to the agreement by July 7th, then the loan is due 12 months after the funds are paid to ITS and no shares shall be issued to Star. In such case no further loans shall be made to ITS.

Subject to the completion of Star’s due diligence and to ITS banks’ consent, Star would provide the said loan and, in return, ITS shall issue Star shares equal to 51% of ITS. If the banks do not provide consent to the agreement by July 7th, then the loan is due 12 months after the funds are paid to ITS and no shares shall be issued to the Lender. In such case no further loans are due to ITS. As of September 30, 2025, the Company transferred NIS 8 million (approximately USD2.4 million).

The Parties have extended the deadline to complete Star’s due diligence until December 29, 2025.

D.	Further to Note 18B in the financial statements as of December 31, 2024, on December 15, 2024, the Company entered into a Securities Purchase Agreement and Call Option, as amended by Amendment No. 1 dated February 11, 2025, Amendment No. 2 dated May 13, 2025, and Amendment No. 3 dated June 15, 2025 (the “Star Agreement”) with Nukkleus Inc. (“Nukk”), the shareholders of the company (“Star Equity Holders”) and an officer of Nukk acting in his capacity as the representative of the Star Equity Holders, to acquire a controlling 51% interest in the company in exchange for an aggregate investment of $21,000,000.

On September 15, 2025, the Company entered into an Amended and Restated Star Agreement between the Company, Nukk, Star Equity Holders and Menachem Shalom, the representative of such shareholders, as amended by Amendment No. 1, dated as of February 11, 2025, Amendment No. 2 dated May 13, 2025, Amendment No. 3, dated as of June 15, 2025 and Amendment No. 4 dated June 21, 2025.

Pursuant to the Star Agreement, Nukk is to acquire a controlling 100% interest in the Company in consideration of the following payments which will paid to the Company: (i) $21,000,000, to be paid by a 12-month $16,000,000 promissory note and the balance in $5,000,000 cash, less any amounts lent to the Company from Nukk since the Purchase Agreement signed among the parties. Until today, the amounts lent are $4,500,000.

In addition, Star shareholders would receive:

●	4,770,340 shares of common stock of Nukk,

●	a five-year warrant to purchase an aggregate of 12,017,648 shares of Nukk’s common stock for an exercise price of $1.50 per share,

●	$3,000,000 in cash and

●	a 6-month promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8%.

The shares, warrants, cash and the 6-month note will be assigned by the Company to the Star Equity Holders pro-ratably.

If, for a period of 12 months after the closing, Nukk’s shares of common stock are delisted from Nasdaq, the Company shall have the right, at its own discretion, to require Nukk to exchange the Investment Note for all the shares of the Company then held by Nukk, provided, however, the Company shall retain any cash payments made by Nukk to the Company and Nukk shall retain an equity interest in the Company equivalent to all cash payments.

STAR 26 CAPITAL INC.

NOTES TO THE INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3: EVENTS DURING THE PERIOD (cont.)

E.	In May 2025, Rimon entered into a lease agreement for the office space and warehouse in 10 HaMelacha Street, Netanya, Israel for a term of three years. The Company holds two options to extend the lease term, each for an additional 36 months. The monthly lease payments under the lease agreement are approximately NIS 34,000 (approximatelyUSD10,000). Upon commencement of each extension period, monthly rent will increase by 3% relative to the final rent of the preceding period.

F.	At lease commencement (May 1, 2025), the Company recognized a Right-of-Use (ROU) asset and a corresponding Lease Liability measured at the present value of future lease payments over the contractual lease term, including both extension periods, using the Company’s incremental borrowing rate of 7.8% per annum. The present value of lease payments is estimated at NIS 2.9 million (approximately $745,000).

G.	On September 15, 2025, Water issued 1,110,930 warrants to the public at a price of NIS 0.75 per warrant, for total gross proceeds of NIS 833,198. Each warrant is exercisable into one ordinary share at an exercise price of NIS 4.00 and is exercisable until March 16, 2026. In connection with the issuance, the Company purchased 200,000 warrants for a total consideration of NIS 150,000 (approximately USD 45,000).

The warrants were classified as liabilities in accordance with ASC 815 and were initially recognized at fair value on the issuance date. Subsequently, the warrants are remeasured at fair value at each reporting date, with changes in fair value recognized in earnings.

Issuance costs related to the warrants were expensed as incurred and recognized in the Company’s statement of income.

NOTE 5 – SUBSEQUENT EVENTS

On 23 October 2025, Water completed the acquisition of 100% of the share capital of Zorronet Ltd., a company engaged in AI-based security monitoring systems. The consideration included: (a) an immediate cash payment of NIS 300,000 in three monthly installments; (b) 200,000 non-transferable options granted to the sellers; and (c) performance-based consideration equal to the higher of 125% of Zorronet’s 2026 revenues or eight times its 2026 EBITDA.

All conditions precedent, including continued employment undertakings of key employees, assignment of intellectual property, and receipt of the required corporate and regulatory approvals, were fulfilled prior to completion.

STAR 26 CAPITAL INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2024

STAR 26 CAPITAL INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2024

Somekh Chaikin

17 Ha’arba’a Street, PO Box 609

KPMG Millennium Tower

Tel Aviv 6100601, Israel

+972 3 684 8000

Independent Auditors’ Report

To the Shareholders and the Board of Directors of

Star 26 Capital Inc.

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of Star 26 Capital Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2024, and the related consolidated statements of comprehensive loss, changes in stockholders’ deficit, and cash flows for the period from January 17, 2024 (date of inception) to December 31, 2024, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

KPMG Somekh Chaikin, an Israeli partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee

Somekh Chaikin

17 Ha’arba’a Street, PO Box 609

KPMG Millennium Tower

Tel Aviv 6100601, Israel

+972 3 684 8000

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

KPMG Somekh Chaikin, an Israeli partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee

Somekh Chaikin

17 Ha’arba’a Street, PO Box 609

KPMG Millennium Tower

Tel Aviv 6100601, Israel

+972 3 684 8000

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

May 14, 2025

KPMG Somekh Chaikin, an Israeli partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee

STAR 26 CAPITAL INC.

CONSOLIDATED BALANCE SHEET

(USD in thousands except share and per share data)

December 31,
2024
Assets
Current Assets
Cash and cash equivalents	1,154
Short term bank deposits	121
Restricted cash	13
Accounts receivable	814
Inventories	817
Other current assets	565
Total Current Assets	3,484

Funds in respect of employee rights upon retirement	69
Deferred taxes	116
Intangible assets	249
Operating lease right-of-use asset	355
Property and equipment, net	6

Total Assets	4,279

Liabilities and Shareholders’ Deficit
Current Liabilities
Short term loans	810
Loan from related party	1,511
Accounts payable	730
Operating lease liability	174
Other current liabilities related party	117
Other current liabilities	538
Total current liabilities	3,880
Long term loans	552
Operating lease liability	185
Liability for employees’ rights upon retirement	95
Total Liabilities	4,712

Stockholders’ Deficit
Class A common stock, par value $0.0001 per share, 250,000,000 shares authorized as of December 31, 2024; 4,708,333 shares issued and outstanding as of December 31, 2024	(*)
Class B common stock, par value $0.0001 per share, 50,000,000 shares authorized as of December 31, 2024; 6,250,000 shares issued and outstanding as of December 31, 2024	(*)
Additional paid-in capital	15

Receipts on accounts of shares	92
Accumulated other comprehensive income	15
Accumulated deficit	(555)
Total Stockholders’ Deficit	(433)
Total liabilities and stockholders’ Deficit	4,279

(*)	represents amount less than $1 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

STAR 26 CAPITAL INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

(USD in thousands except share and per share data)

For the period from January 17, 2024* to December 31, 2024

Revenues	4,994
Cost of revenues	(3,808)
Gross profit	1,186
General and administrative expenses – related party	(307)
General and administrative expenses	(1,380)
Other Income	55
Operating loss	(446)
Financial expenses to related party	(38)
Financial expenses, net	(105)
(589)
Income tax	34
Net loss	(555)
Foreign currency translation adjustment	15
Total comprehensive loss	(540)

*	Date of inception.

The accompanying notes are an integral part of the consolidated financial statements.

STAR 26 CAPITAL INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(USD in thousands, except share and per share data)

	Ordinary shares Class A			Ordinary shares Class B			Additional paid-in	Receipts on account of	Accumulated Other comprehensive	Accumulated	Total Stockholders’
	Number	Amount		Number	Amount		capital	shares	income	deficit	deficit

Balance at January 17, 2024 (date of inception)	-	-		-	-		-	-	-	-	-

Net loss	-	-		-	-		-	-	-	(555)	(555)
Foreign currency translation adjustment	-	-		-	-		-	-	15	-	15
Issuance of Ordinary shares	4,650,000	(*	)	6,250,000	(*	)	-	-	-	-	(* )
Share based compensation	25,000	(*	)	-	-		7	-	-	-	7
Investment in shares	33,333	(*	)	-	-		8	92	-	-	100
Balance at December 31, 2024	4,708,333	(*	)	6,250,000	(*	)	15	92	15	(555)	(433)

(*)	represents amount less than $1 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

STAR 26 CAPITAL INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(USD in thousands)

For the period from January 17, 2024* to December 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the year	(555)
Adjustments required to reconcile net loss for the period to net cash used in operating activities:
Depreciation and amortization	153
Interest expenses	21
Deferred taxes	(34)
Share based compensation	7
Other	(18)
Change in liability for employee rights upon retirement	(41)
Increase in accounts receivable	7
Increase in inventories	(576)
Increase in other current assets	(564)
Increase in accounts payable	273
Increase in related party	117
Increase in other liabilities	(6)
Net cash used in operating activities	(1,216)

CASH FLOWS FROM INVESTMENT ACTIVITIES:
Purchase of property and equipment	(4)
Proceeds from sale of property and equipment	18
Increase in short term bank deposit	(121)
Rimon’s cash acquisition (Appendix A)	142
Payment for Rimon’s acquisition	(125)
Net cash used in investment activities	(90)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term credit from banking institutions, net	538
Deferred payment for Rimon’s acquisition	(41)
Investment in shares	100
Proceeds from related party’s loans	418
Loans from banking institutions	681
Repayment of loans from banking institutions	(223)
Loans from Nukkleus, Inc.	1,000
Net cash provided by financing activities	2,473
INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	1,167

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	-

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	1,167

*	Date of inception.

The accompanying notes are an integral part of the consolidated financial statements.

STAR 26 CAPITAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(USD in thousands)

Appendix A - Net cash Rimon’s cash acquisition (see note 1)
Working capital (excluding cash and cash equivalents)	179
Intangible assets	(401)
Long term assets	(466)
Long term liabilities	830
Rimon’s cash acquisition	142

Supplemental disclosure of cash flow information:
Non-cash transactions:
Initial recognition of operating lease right-of-use assets and liabilities	95
Contingent consideration of Rimon’s acquisition	176
Consideration of Rimon acquisition offset against Rimon debt	41

Cash paid during the year for:
Interest	126

The accompanying notes are an integral part of the consolidated financial statements.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL

A.	Star 26 Capital Inc. (“Company”) is a corporation organized under the laws of the State of Nevada on January 17, 2024. The Company was formed as an acquisition holding company to invest in and/or acquire controlling stakes in private businesses with a focus on improving their operations, management, and sales and marketing, with the goal of achieving enhanced financial outcomes for the benefit of its stockholders. The Company’s acquisition strategy currently targets business sectors expected to yield above-average returns, such as the Israeli defense and aerospace industries.

The company is managed by Zero One Capital LLC (“Zero One or the Manager”). Zero One is a Nevada limited liability company formed and managed by the Company’s Founder, Menachem Shalom, on January 19, 2024. Zero One was formed to provide management services to the Company and to its current and future operating subsidiaries, including Rimon (See note 16 below).

B. Rimon Agencies Ltd. (hereinafter: “Rimon”), subsidiary (see B below) is engaged in a wide range of defense, homeland security and commercial systems and its clients include military and governmental bodies, top tier security agencies, and international companies. Rimon was founded in 1988 in Israel.

B.	On December 22, 2023, Menachem Shalom (“Shalom”) entered a Loan Agreement (the “First Agreement”) with Rimon and the heirs of Mr. Rimon (“Heirs” or “Sellers”), who was the original sole shareholder of Rimon and its CEO. According to that Agreement Shalom lent Rimon a sum of NIS425 thousands (approximately $117 thousands). In addition to the rights as a lender to Rimon, Rimon has issued Shalom 51% of its outstanding shares. The issuance of the shares was completed only in February 2024. As of December 31, 2023 Shalom has transferred NIS350 thousands (approximately $96 thousands) and the rest were transferred to Rimon in January 2024.

On February 15, 2024, Shalom entered into a debt purchase agreement (the “Second Agreement”) with Rimon and the Heirs pursuant to which the Heirs agreed (i) to assign all of their rights vis-à-vis Rimon, including due to the Debt of approximately NIS2.2 million (approximately $602 thousands) (as defined in the Second Agreement), to Shalom in exchange for a cash payment (the “Cash Payment”) to the Heirs of NIS750 thousands (approximately $206 thousands), to be made by Shalom in three installments, plus additional consideration (the “Additional Consideration”) specified below and (ii) to sell to Shalom all of the remaining ordinary shares of Rimon still held by the Heirs (i.e., 98 ordinary shares of Rimon, or 49% of the outstanding capital stock of Rimon, the “Balance Shares”) in exchange for the payment to the Heirs of the par value (NIS 1 per share) of those Balance Shares, such share purchase being subject to a five percent (5%) holdback as security against payment in full of the Cash Payment. In addition, under the terms of the Second Agreement, Shalom agreed, among other things, to remove any and all guarantees of the Heirs or pledges on their accounts related to debts of Rimon and to guarantee every payment that Rimon was obligated to pay the Heirs thereunder, and (iii) under each of the First Agreement and the Second Agreement the Heirs authorized Shalom to assign the two agreements to a company under the control of Shalom subject to Shalom providing his personal guarantee of such company’s undertakings towards the Heirs.

In accordance with the terms of the Second Agreement, Shalom paid the Heirs NIS450 thousands (approximately $125 thousands), with the remaining NIS300 thousands (approximately $82 thousands) to be paid in within 12 months after the date of execution of the Second Agreement.

On December 12, 2024, the Sellers agreed that the Company may remove their names from the shares on which such names are currently affixed on the official Israeli securities registrar upon the payment of NIS148 thousands (approximately $41 thousands) to the Sellers, an amount equal to (i) the sum of the final NIS300 thousands (approximately $82 thousands) installment due February 15, 2024, (ii) less NIS152 thousands (approximately $41 thousands) , representing funds held in a private account of the late Benjamin Rimon, Rimon’s founder, as collateral for certain of Rimon’s debt which was to be returned to us upon repayment of the debt and release of the collateral. The Company paid the above amount on December 18, 2024, and had the Sellers name removed from the official Israel securities registrar thereafter. This payment was recorded as financing activities in the statement of cash flows.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL (cont.)

In accordance with the terms of the Second Agreement, Shalom agreed to pay the Heirs the Additional Consideration consisting of (i) the higher of (a) 2% of revenue and (b) 6% of EBITDA of Rimon for each of the 2024 and 2025 calendar years, (ii) the right to receive 3.5% of the ordinary shares owned by Shalom, as adjusted, payable in ordinary shares or in cash, in the event Rimon conducts a public offering of its ordinary shares by the end of 2026, and (iii) a sum equal to a third of the balance of consideration to be received by Rimon for a certain brokerage transaction between Fireco SARL and BL Advanced Ground Support Systems Ltd., should the transaction be completed, which amount would include a third of the payments already made with respect to that transaction during 2024, if any. The Company estimated that the amount representing this item is approximately $176 thousands. As of December 31, 2024 the Additional Consideration was estimated at $162 thousand (see note 10).

On February 15, 2024, the Company executed an assignment and assumption agreement with the founder, Menachem Shalom. Under this agreement, the Company, through the wholly owned subsidiary Billio, Inc. acquired all of Rimon’s issued and outstanding capital stock. The Company agreed to assume all of Shalom’s rights and obligations toward the sellers of Rimon, as outlined in earlier agreements dated December 22, 2023 and February 15, 2024 (see above). Additionally, the Company agreed to reimburse Shalom for his out-of-pocket costs related to his acquisition of Rimon. To do so, the Company issued Shalom a demand grid promissory note with principal of $265 thousands, which increased to $511 thousands by December 31, 2024, due to various expenses that Shalom paid during 2024 for the Company. The note bears interest at 8% per annum and matures 30 days after the earlier of one year from the issuance date of the note or upon the closing of a private placement or public offering of at least $5 million. On February 15, 2025, the Parties hereby agree to extend the term of the Note and change its maturity date to February 15, 2026. As of the date of approval of the financial statements, this loan has been repaid in full.

C.	Because most of the Company’s operations are conducted in Israel and all members of its board of directors, management, as well as a majority of its employees and consultants, including employees of its service providers, are located in Israel, its business and operations are directly affected by economic, political, geopolitical and military conditions affecting Israel.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers in the southern part of the country. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. Following the attack by Hamas on Israel’s southern border, Hezbollah in Lebanon also launched missile, rocket, drone and shooting attacks against Israeli military sites, troops and Israeli towns in northern Israel. In October 2024, Israel began limited ground operations against Hezbollah in Lebanon. In addition, Iran recently launched direct attacks on Israel and has threatened to continue to attack Israel. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthis in Yemen and various rebel militia groups in Syria and Iraq. While currently no damages were registered in Israel from such attacks, the situation is developing and could lead to additional wars and hostilities in the Middle East. It is possible that the hostilities with Hezbollah and Iran will escalate, and that other terrorist organizations, including Palestinian military organizations in the West Bank, as well as other hostile countries, will join the hostilities. Such hostilities may include terror and missile attacks.

In the event that the Company’s facilities are damaged as a result of hostile actions, or hostilities otherwise disrupt its ongoing operations, its ability to deliver or provide products and services in a timely manner to meet its contractual obligations to customers and vendors could be materially and adversely affected.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL (cont.)

Following the brutal attacks on Israel, the mobilization of army reserves and the government declaring a state of war in October 2023, there was a decrease in Israel’s economic and business activity. The security situation has led, among other things, to a disruption in the supply chain and production, a decrease in the volume of national transportation, and a shortage in manpower due to employees being called for active reserve duty as well as a rise in the exchange rate of foreign currencies in relation to the New Israel Shekel. These events may imply wider macroeconomic indications of a deterioration of Israel’s economic standing, which may have a material adverse effect on the Company and its ability to effectively conduct its business, operations and affairs. Although many of such military reservists have since been released, they may be called up for additional reserve duty, depending on developments in the war in Gaza and along Israel’s other borders. Certain of its employees and consultants in Israel, in addition to employees of its service providers located in Israel, have been called, and additional employees may be called, for service in the current or future wars or other armed conflicts with Hamas as well as the other pending or future armed conflicts in which Israel is or may become engaged, and such persons may be absent for an extended period of time. The Company is continuing to regularly follow developments on the matter and is examining the effects on its operations and the value of its assets.

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

A.	Use of estimates in the preparation of financial statements

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. As applicable to these financial statements, the most significant estimates and assumptions relate to revenue recognition, acquired intangible assets and inventories. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Actual results could differ from those estimates.

B.	Functional currency

The functional currency of the Company is U.S. dollar. The functional currency of the subsidiary is the New Israeli Shekel (“NIS”).

A majority of the subsidiary’s revenues is generated in New Israel Shekel (“NIS”). In addition, most of the subsidiary’s costs are denominated and determined in NIS. Management believes that the NIS is the currency in the primary economic environment in which the subsidiary operates. Thus, the functional currency of the subsidiary is the NIS.

The records of the Israeli operations were maintained in the local currency and translated to the reporting currency as follows: assets and liabilities are translated using the balance sheet period-end date exchange rate. Expenses and income are translated using the weighted average exchange rates for the reporting period. Foreign translation gains and losses are reported on the consolidated statement of operations and comprehensive loss and were included in the amount of income from comprehensive income.

C.	Principle of Consolidation:

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated on consolidation.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (cont.)

D.	Business Combinations

The Company uses its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. The Company’s estimates are inherently uncertain and subject to refinement. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill. In addition, uncertain tax positions, tax-related valuation allowances and pre-acquisition contingencies are initially recorded in connection with a business combination as of the acquisition date. The Company continues to collect information and reevaluates these estimates and assumptions quarterly and records any adjustments to the Company’s preliminary estimates to goodwill provided that the Company is within the measurement period. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Company’s consolidated statements of operations. See Note 5 below.

E.	Cash and cash equivalents and Restricted cash

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

Restricted cash as of December 31, 2024 included a $13 thousands collateral account for guarantees issued by the bank in favor of the Company towards vendors and tenders the Company participated in.

F.	Inventories

Substantially all inventory consists of raw materials are valued at the lower of historic cost or net realizable value; where net realizable value is considered to be the estimated selling price in the ordinary course of business, less reasonably predictable cost of completion, disposal and transportation. Historic inventory costs are calculated on a first-in, first-out basis or specific cost. The Company does not hold finished goods as inventory.

G.	Accounts Receivables

The Company manages credit risk associated with accounts receivables at the customer level.

Pursuant to Topic 326 for accounts receivables, the Company maintains an allowance for doubtful accounts that reflects its estimate of its expected credit losses. The allowance is estimated using a loss-rate model based on delinquency. The estimated loss rate is based on the Company’s historical experience with specific customers, its understanding of its current economic circumstances, reasonable and supportable forecasts, and its own judgment as to the likelihood of ultimate payment based upon available data. The Company performs credit evaluations of customers and establish credit limits based on reviews of its customers’ current credit information and payment histories. The Company believes that its credit risk is somewhat mitigated by its diverse customer base and its credit evaluation procedures. The actual rate of future credit losses, however, may not be similar to past experience. The estimate of doubtful accounts could change based on changing circumstances, including changes in the economy or in the particular circumstances of individual customers. Accordingly, the Company may be required to increase or decrease its allowance for doubtful accounts.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (cont.)

H.	Property, plant and equipment, net

1.	Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the Statements of Operations and Comprehensive Loss.

2.	Rates of depreciation:

%

Furniture and office equipment	7-15
Computers	33

I.	Intangible assets:

Intangible assets that are not considered to have an indefinite useful life are amortized using the straight-line basis over their estimated useful lives, as noted below. Recoverability of these assets is measured by a comparison of the carrying amount of the asset to the undiscounted future cash flows expected to be generated by the assets. If the assets are considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired assets.

Intangible assets and their useful lives are as follows:

Useful Life (in Months)

Distributor rights	60
Backlog	24
Customer Relationships	60

Acquisition-related intangible assets:

The Company accounts for ASC 350-20 “Goodwill and Other Intangible Assets” (“ASC 350-20”). ASC 805-10 specifies the accounting for business combinations and the criteria for recognizing and reporting intangible assets apart from goodwill.

Acquisition-related intangible assets result from the Company’s acquisitions of businesses accounted for under the purchase method and consist of the value of identifiable intangible assets. Acquisition-related definite lived intangible assets are reported at cost, net of accumulated amortization.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (cont.)

J.	Goodwill:

The Company’s goodwill reflects the excess of the consideration paid or transferred including the fair value of contingent consideration over the fair values of the identifiable net assets acquired. The goodwill impairment test is performed by evaluating an initial qualitative assessment of the likelihood of impairment. The impairment test is performed each year during the fourth quarter of the year. If this step indicates that the qualitative assessment does not result in a more likely than not indication of impairment, no further impairment testing is required. If it does result in a more likely than not indication of impairment, the impairment test is performed.

In step one of the impairment test, the Company compares the fair value of the reporting unit to the carrying value of the reporting unit. If the fair value of the reporting unit exceeds the carrying value of the net assets allocated to that unit, goodwill is not impaired, and no further testing is required. If the fair value is less than the carrying value of the reporting unit, then the second step of the impairment test is performed to measure the amount of the impairment.

In the second step, the reporting unit’s fair value is allocated to all the assets and liabilities of the reporting unit, including any unrecognized intangible assets, in a hypothetical analysis that simulates the business combination principles to derive an implied goodwill value. If the implied fair value of the reporting unit’s goodwill is less than its carrying value, the difference is recorded as impairment.

K.	Impairment of long-lived assets

The Company’s long-lived assets are reviewed for impairment in accordance with ASC Topic 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. No impairment expenses were recorded during the year ended December 31, 2024.

L.	Fair Value

Fair value of certain of the Company’s financial instruments including cash, accounts payable, accrued expenses, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements.

Fair value, as defined by ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (cont.)

Valuation techniques are generally classified into three categories: (i) the market approach; (ii) the income approach; and (iii) the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), (ii) segregating those gains or losses included in earnings, and (iii) a description of where those gains or losses included in earning are reported in the statement of operations.

M.	Provision for Returns

Based on historic customers’ returns, the Company allocates 0.5% of the annual sales for provision for returns of goods from its customers.

N.	Leases

The Company determines if an arrangement is or contains a lease at contract inception.

Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in the consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Group’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that it will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company monitors for events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in statement of comprehensive loss. For lease agreements, the Company has elected the practical expedient to account for the lease and non-lease maintenance components as a single lease component. Therefore, for those leases, the lease payments used to measure the lease liability include all of the fixed consideration in the contract.

O.	Severance pay

All the Company’s employees, besides one, have been signed on Section 14 of Israel’s Severance Compensation Law, 1963 (“Section 14”). Pursuant to Section 14, the Company’s employees, covered by this section, are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made on their behalf by the Company. Payments in accordance with Section 14 release the Company from any future severance liabilities in respect of those employees. Neither severance pay liability nor severance pay fund under Section 14 are recorded in the Company’s balance sheets.

As to the employee that has not signed the Section 14 clause, the Company contributes the on-going contributions on monthly basis.

P.	Revenue recognition

The Company implements the provisions of Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The guidance provides a unified model to determine how revenue is recognized.

Revenues are recognized when control of the promised goods or services are transferred to the customers in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services.

The Company determines revenue recognition through the following steps: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, it satisfies a performance obligation.

This process involves identifying the customer contract, determining the performance obligations in the contract, determining the transaction price, allocating the transaction price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. A performance obligation is considered distinct from other obligations in a contract when it (a) provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and (b) is separately identified in the contract. The Company considers a performance obligation satisfied once it has transferred control of a good or product to a customer, meaning the customer has the ability to direct the use and obtain the benefit of the product.

Company has two main types of revenues –

Revenues from selling goods imported by the Company – like generators, masts and lightning

Revenues from integration projects where the Company designs, engineers, sources raw materials, assembles and completes tactical vehicles and trailers.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenues are recognized when the Company satisfies performance obligations under the terms of its contracts, and control of its products is transferred to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products. Control is transferred upon delivery of its products, and revenue is recognized at that point in time. Integration projects mentioned above, which have a duration of up to two months, are also recognized at a point in time, since the project consists of one performance obligation (the delivery of the product), and: (a) the customer does not simultaneously receive and consume benefits as the entity performs; (b) the Company is not creating or enhancing an asset the customer controls, since the product is owned by the Company until delivery; and (c) the entity does not have an enforceable right to payment for performance to date.

A typical contract with a customer specifies that the Company would receive an advance payment once the contract is signed, an additional payment would be made to the Company once the ordered product is manufactured and ready to be shipped to the customer and the remainder of the contract’s consideration would be made once the system is installed in the customer’s factory and its accepted by the customer.

According to ASC-606-10-50, and given the mentioned-above, once signed, the Company’s contracts are considered Contract Liability – as the Company has received the amount prior to delivering the goods to the customer. Those amounts would not be considered as revenues. When goods are shipped to the customer and no advance payment was made – the contract becomes Contract Asset – as the Company transferred the goods to the client prior to receiving the full consideration for it. At the time the receipt of the consideration is conditional upon a successful installation of the product by the Company at the customer’s location and the full acceptance of the product by the customer. Only after such installation and acceptance the consideration owed to the Company is categorized as receivable. In all cases the time interval between the delivery of the product and its installation and acceptance by the customer happens within days.

Q.	Cost of Goods Sold

The Cost of Goods Revenues represents the costs incurred in the production of goods sold by the Company. These costs include, but are not limited to:

-	Raw Materials– Costs related to the procurement of raw materials and other direct inputs used in the production process.

-	Direct Labor – Wages and related expenses for employees directly involved in the manufacturing or production process.

-	Manufacturing Overhead – Indirect production costs, including factory utilities, depreciation of production equipment, and maintenance expenses.

-	Other Direct Costs – Any additional costs directly attributable to the production of goods, including packaging and quality control.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (cont.)

R.	Income taxes

Income taxes are accounted for under the asset and liability method. The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes”. Accordingly, deferred income taxes are determined based on the estimated future tax effects of differences between the financial accounting and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the enacted tax rates expected to be in effect when these differences reverse. Valuation allowances in respect of deferred tax assets are provided for, if necessary, to reduce deferred tax assets to amounts more likely than not to be realized.

The Company accounts for uncertain tax positions in accordance with ASC Topic 740-10, which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. According to ASC Topic 740-10, tax positions must meet a more-likely-than-not recognition threshold. The Company’s accounting policy is to classify interest and penalties relating to uncertain tax positions under income taxes, however the Company did not recognize such items in its 2024 financial statements and did not recognize any liability with respect to an unrecognized tax position in its balance sheets.

S.	New Accounting Pronouncements

Recently Adopted Accounting Standards

Segment Reporting: In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures requires incremental disclosures related to an entity’s reportable segments, including (i) significant segment expense categories and amounts for each reportable segment that are provided to the chief operating decision maker (“CODM”), (ii) an aggregate amount and description of other segment items included in each reported measure, (iii) all annual disclosures about a reportable segment’s profit or loss and assets required by Topic 280 to be disclosed in interim periods, (iv) the title and position of the individual or the name of the group identified as the CODM and (v) an explanation of how the CODM uses the reported measures of segment profit or loss to assess performance and allocate resources to the segment. The standard improves transparency by providing disaggregated expense information about an entity’s reportable segments. The standard does not change the definition of a segment, the method for determining segments or the criteria for aggregating operating segments into reportable segments. This guidance is effective for annual reporting periods beginning after December 15, 2023, and interim reporting periods beginning after December 15, 2024. The Company adopted this guidance retrospectively, providing the additional disclosures as required. See note 23, for more information.

In June 2022, the FASB issued ASU 2022-03 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The ASU clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring its fair value. The ASU also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The ASU also introduces new disclosure requirements for equity securities subject to contractual sale restrictions. The Company adopted the ASU on January 1, 2024 and it did not have a material impact on its consolidated financial statement.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting Standards Not Yet Adopted

Income Taxes: In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments in this ASU add specific requirements for income tax disclosures to improve transparency and decision usefulness. The guidance in ASU 2023-09 requires that public business entities disclose specific categories in the income tax rate reconciliation and provide additional qualitative information for reconciling items that meet a quantitative threshold. In addition, the amendments in ASU 2023-09 require that all entities disclose the amount of income taxes paid disaggregated by federal, state, and foreign taxes and disaggregated by individual jurisdictions. The ASU also includes other disclosure amendments related to the disaggregation of income tax expense between federal, state and foreign taxes. For public business entities, the amendments in this update are effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this update should be applied on a prospective basis and retrospective application is permitted. The adoption of ASU 2023-09 is expected to have a financial statement disclosure impact only and is not expected to have a material impact on the Company’s financial statements.

In November 2024, the FASB issued ASU No. 2024-03 Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The ASU improves the disclosures about a public business entity’s expense and provides more detailed information about the types of expenses in commonly presented expense captions. The amendments require that at each interim and annual reporting period an entity will, inter alia, disclose amounts of purchases of inventory, employee compensation, depreciation and amortization included in each relevant expense caption (such as cost of sales, SG&A and research and development). Amounts remaining in relevant expense captions that are not separately disclosed will be described qualitatively. Certain amounts that are already required to be disclosed under currently effective U.S GAAP will be included in the same disclosure as the other disaggregation requirements. The amendments also require disclosing the total amount of selling expenses and, in annual reporting periods, the definition of selling expenses. The ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

NOTE 3: INVENTORIES

December 31,
2024 (USD in thousands)

In process goods	93
Raw materials and Components	724
817

NOTE 4: OTHER CURRENT ASSETS

December 31,
2024 (USD in thousands)
Prepaid expenses	8
Governmental institutions	58
Advances to suppliers	499
565

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5: ACQUISITION OF RIMON

On February 15, 2024, Shalom assigned and transferred the First Agreement and the Second Agreement to Billio, Inc. (the “Assignment”). That Assignment include (i) all of his Rimon ordinary shares that it has received (the “Transferred Rimon Shares”), consisting of 102 Rimon ordinary shares comprising a portion of the Majority Shares and 88 Rimon ordinary shares comprising a portion of the Balance Shares, and all of the Rimon ordinary shares it expects to receive from the Heirs upon payment in full to the Heirs of the Installment Payments, consisting of 10 Rimon ordinary shares comprising a portion of the Security Shares (the “Rimon Security Shares” and together with the Transferred Rimon Shares, the “Rimon Shares”), (ii) that Star assume all of the obligations of Shalom to the Heirs (the “Obligations”) under the two Agreements including, but not limited to, (A) the making of the Installment Payments to the Heirs and (B) the payment to the Heirs of the Additional Consideration, (iii) that Star indemnify and hold harmless Shalom with respect to any and all obligations of Shalom to the Heirs including, but not limited to, any and all Guarantees Shalom provided to the Heirs and/or third parties, and (iv) that Star reimburse Shalom for all of the expenditures made by Shalom in connection with the transactions contemplated by the Acquisition Agreements and in favor of or on behalf of Rimon and the Heirs, including but not limited to the Loan, the Cash Payment and any other payments made or costs incurred by Shalom with respect to consummating the transactions contemplated by the Acquisition Agreements, through the issuance by Star to Shalom of a demand note (the “Demand Note”).

The Company accounted for the acquisition of Rimon as a business combination between entities under common control and recorded the assets and liabilities at the value recorded by Shalom as if the acquisition occurred upon the Company’s inception. Due to the proximity of the two transactions, the Company recorded the assets and liabilities using the acquisition method under FASB ASC Topic 805 as of the date that Shalom obtained control. ..

The Company estimated the purchase price, identified the acquired assets and assumed liabilities as of the acquisition date. The consideration totaled $382, including $176 of contingent consideration. The contingent consideration was calculated based on the forecasted revenues of Rimon for 2024 and 2025 multiplied by 2% (See note 1B) and discounted to the acquisition date. The contingent consideration and the acquired intangible assets are presented at fair value and are considered a Level 3 fair value measurement.

The table below summarizes the fair value of assets acquired and liabilities assumed following the adjustments mentioned above as of the acquisition date:

February 15, 2024
U.S. Dollars (in thousands)
Cash and cash equivalents	142
Working capital (excluding cash and cash equivalents)	203
Long terms assets	466
Intangible assets	401
Long terms liabilities	(830)
Net assets acquired	382

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5: ACQUISITION OF RIMON (cont.)

The purchase price allocation for Rimon, made by an external appraiser, as of the date of purchase is presented as follows:

The valuation of customer relationship and distribution relationship was evaluated by applying the Income Approach, specifically, the multi-period excess earnings method (MEEM).

The excess Rimon’s purchase price over the fair market value of its net intangible assets being acquired was immaterial.

The following table sets forth the preliminary components of identifiable intangible assets acquired and their estimated useful lives as of the date of acquisition (in months):

	Fair value (USD in thousands)	Useful life
Distributor rights	89	60
Backlog	242	24
Customer Relationships	70	60
Total intangible assets	401

The Company accrued deferred taxes liabilities in the amount of $83 thousand. The Company determined that none of the purchase price was allocated to goodwill.

Other intangible assets consisted of the following:

	December 31, 2024
	Carrying Amount	Accumulated Amortization	Net Book Value
	(USD in thousands)
Distributor rights	89	17	72
Backlog	242	121	121
Customer Relationships	70	14	56
Total intangible assets	401	152	249

Amortization expenses amounted to $152 thousands for the year ended December 31, 2024.

Future amortization expenses are expected to be as follows:

2025	152
2026	32
2027	32
2028	33
Total	249

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6: PROPERTY AND EQUIPMENT, NET

Composition of assets and the accumulated depreciation thereon, grouped by major classification and changes therein in 2024 are as follows:

	December 31,
	2024
	Cost	Accumulated Depreciation	Property and equipment, Net
	(USD in thousands)
Leasehold improvements	7	1	6
Total	7	1	6

Deportation expenses amounted to $1 thousand for the year ended December 31, 2024.

NOTE 7: LEASES

A.	Rimon’s lease agreement for the office space and warehouse in 14 Yad Harutzim, Netanya, Israel expires in January 2027. The monthly lease payments under the lease agreement are approximately NIS 40 (approximately $11). The annual discount rate as determined upon the business combination is 8%.

B.	The components of operating lease expenses for the period ended December 31, 2024 was as follows:

(USD in thousands)

Operating lease expenses	120

C.	Supplemental cash flow information related to operating leases was as follows:

Period ended December 31, 2024 (USD in thousands)

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	158
Right-of-use assets obtained in exchange for lease obligations (non-cash):
Operating leases	95

STAR 26 CAPITAL INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7: LEASES (cont.)

D.	Amounts reported in the balance sheets related to operating lease as of December 31, 2024 are as follows:

Year ended December 31, 2024 (USD in thousands)

Operating leases:
Operating leases right-of-use asset	355

Current operating lease liabilities	174
Non-current operating lease liabilities	185
Total operating lease liabilities	359

E.	Future minimum lease payments under non-cancellable leases as of December 31, 2024, are as follows:

2025	174
2026	174
2027	19
Total operating lease payments	367

Less: imputed interest	(8)
Present value of lease liabilities	359

NOTE 8: SHORT TERM LOANS

December 31, 2024 (USD in thousands)

Short term loans from Bank (1)	614
Long-term loan from Banks -current portion (Note 8)	196
810

(1) Annual interest – Prime + 2%-4%

NOTE 9: ACCOUNTS PAYABLE

December 31, 2024 (USD in thousands)

Trade payables	589
Notes payable	141
730

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10: OTHER CURRENT LIABILITIES

December 31, 2024 (USD in thousands)
Advances received from customers	48
Employees and payroll accruals	143
Government Institutions	43
Former shareholders of Rimon (Note 1B)	164
Accrued expenses	140
538
Advances received from customers:

Opening balance	-
Rimons’ acquisition	112
New Advance payments	48
Amount recognized as revenue	(111)
Foreign currency translation adjustment	(1)
Closing balance	48

NOTE 11: LONG TERM LOANS

December 31, 2024 USD in thousands)
Long term from bank (1)	748
Long-term loan from Banks -current portion	(196)
552

(1)	Annual interest – Prime + 3%-4%.

Maturities of the loan from banks as of December 31, 2024, were as follows:

Year ended December 31,

2025	196
2026	137
2027	124
2028-2029	291

Total	748

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12: SHAREHOLDERS’ EQUITY

A.	On January 18, 2024, the Company issued (i) 6,250,000 shares of class B common stock to the Company’s Founder, Chief Executive Officer, and Chairman of the board, Menachem Shalom, for nominal consideration, and (ii) 4,650,000 shares of class A common stock to Menachem Shalom, Bevilacqua PLLC, and others in connection with the Founder’s formation of the Company on January 17, 2024.

B.	Description of the rights attached to the Shares in the Company:

The Ordinary shares confer upon their holders the right to participate and vote in the shareholders’ meetings of the Company and the right to participate in any distribution of dividends.

The rights of the class A common stockholders and class B common stockholders are identical, except that each share of class A common stock is entitled to one vote per share, and each share of class B common stock is entitled to 100 votes per share, voting together as one class and is convertible into one share of class A common stock upon the occurrence of certain events or circumstances. The class A and class B common stock vote together on all matters which the common stockholders are entitled to vote upon according to the Company’s articles of incorporation and bylaws, as amended.

C.	On July 7, 2024, the Company conducted a closing of a private placement of class A common stock and entered into a subscription agreement with Shalom Berkovitz, a non-U.S. person and one of the director nominees, in compliance with the provisions of Regulation S promulgated under the Securities Act. Pursuant to that subscription agreement, the company will issue 400,000 shares of class A common stock at $0.25 per share for proceeds of $100,000. As of December 31, 2024, the Company had issued 33,333 shares. A balance of $92 thousand is presented as receipts on accounts of shares.

D.	On July 24, 2024, the board of directors approved, and the Company’s Founder and controlling stockholder person ratified, the Star 26 Capital Inc. 2024 Equity Incentive Plan, or the 2024 Plan. The following is a summary of the principal features of the 2024 Plan.

The maximum number of shares of class A common stock that may be issued pursuant to awards granted under the 2024 Plan is 1,500,000 shares of class A common stock, subject to automatic increases according to the 2024 Plan. Notwithstanding the foregoing, the maximum number of shares of class A common stock that may be issued as incentive stock options is equal to the maximum number of shares available for issuance under the 2024 Plan without taking into account any automatic increases in the share reserve thereunder.

As of the date of this prospectus, the Company has not granted any awards under the 2024 Plan.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13: COST OF REVENUES

Year ended December 31, 2024 USD in thousands)
Materials	3,149
Salaries and related expenses	270
Rent and asset management	141
Other expenses	248
3,808

NOTE 14: GENERAL AND ADMINISTRATIVE EXPENSES

Year ended December 31, 2024 USD in thousands)
Salaries and related expenses	467
Rent and asset management	60
Professional services	405
Amortization	152
Consulting and marketing expenses	100
Other expenses	196
1,380

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15: INCOME TAX

Corporate tax rates in U.S. - The Company is subject to U.S. income tax laws. The corporate tax rates is 21% for federal income taxes and a blended rate of 8% for state income taxes. There are no significant provisions for U.S. federal, state or other taxes for any period.

Corporate tax rates in Israel - The Israeli statutory corporate tax rates is 23%.

As of December 31, 2024, the Company and subsidiary have carried forward losses for tax purposes of approximately$430 thousands and $660 thousands, respectively.

The following is reconciliation between the theoretical tax on pre-tax income, at the tax rate applicable to the Company (federal tax rate) and the tax expense reported in the financial statements:

Year ended December 31,
2024 USD in thousands)
Pretax loss	(589)
Federal tax rate	21%
Income tax computed at the ordinary tax rate	124
Losses for which no deferred taxes were created	(90)
Others	-
(34)

Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

Year ended December 31,
2024 USD in thousands)

Deferred tax assets
Net operating income carryforwards	243
Employees accruals	20
Deferred tax liabilities – Intangible assets	(57)
Gross deferred tax assets	206

Valuation allowance	(90)
Total deferred tax assets, net	116

As of December 31, 2024 the Company has not provided a deferred tax liability in respect of cumulative undistributed earnings relating to the Company’s foreign subsidiary, as the Company intends to keep these earnings permanently invested.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15: INCOME TAX (cont.)

Composition of income before income taxes and income tax expense

For the period from January 17, 2024 to December 31, 2024
Loss before income taxes:
U.S	584
Israel	5

589

Income tax expense:
Current:
U.S	-
Israel	-
-
Deferred tax (benefit) expense:
U.S	35
Israel	(1)
34

34

Accounting for uncertainty in income taxes

For the period from January 17, 2024 to December 31, 2024 the Company did not have any unrecognized tax benefits. In addition, the Company does not expect that the amount of unrecognized tax benefits will change significantly within the next twelve months.

The Company accounts for interest and penalties related to income taxes as a component of income tax expense. For the period from January 17, 2024 to December 31, 2024, no interest and penalties related to income taxes have been accrued.

Tax assessments

The Company files its income tax returns in the U.S while its principle foreign subsidiary file its income tax return in Israel. The Israeli tax return of Rimon is open to examination by the Israeli Tax Authorities for the tax year 2021 -2024, while the tax return of the Company is open to examination by the IRS for the 2024 tax year.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16: RELATED PARTIES

A.	Transactions and balances with related parties

Year ended December 31,
2024 USD in thousands)

General and administrative expenses:
Officers’ compensation	307

Financing:
Financing expense	38

B.	Balances with related parties:

As of December 31, 2024 USD in thousands)

Other current liabilities	117
Loans from related parties	511
Loans from Nukkleus inc.	1,000

C.	On January 1, 2024, Rimon and Billio Ltd, an Israeli limited liability company then wholly owned by the Company’s Founder, Menachem Shalom, entered into an agreement whereby Billio Ltd. agreed to provide management services to Rimon in exchange for 40,000 NIS, or approximately $10,765 per month. The prior amounts are being included as compensation to the Company’s Founder because he is the sole owner of Billio Ltd. and was its only independent contractor. The agreement between Rimon and Billio Ltd. was terminated on August 12, 2024, upon the execution of that certain offsetting management services agreement by and between the Company, Rimon, and its Manager. See also D below.

D.	Note from related party - the note bears interest at 8% per annum and matures 30 days after the earlier of one year from the issuance date (February 15, 2024) or upon the closing of a private placement or public offering of at least $5 million. On February 15, 2025, the Parties hereby agree to extend the term of the Note and change its maturity date to February 15, 2026.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16: RELATED PARTIES (cont.)

E.	Menachem Shalom, the Company’s Founder, Chief Executive Officer, and Chairman of the board, is the principal owner of the Company’s Manager. The Company’s relationship with its Manager is governed principally by the Management Services Agreement, dated June 28, 2024, by and between the Company and its Manager relating to the management services that its Manager will perform for the Company. The initial term of the Management Services Agreement is ten years, or until June 28, 2034, and this agreement is subject to automatic renewal for additional five-year terms thereafter unless the Manager or the Company gives written notice to the other party, within 90 days of the expiration of the initial term or any five-year renewal term thereafter, of its desire to terminate the Management Services Agreement.

Pursuant to the Management Services Agreement, the Company’s Manager has committed to provide the Company with business planning, financial and investment management, and advisory services, and financial, strategic, and corporate advisory services in connection with any merger, acquisition, recapitalization, divestiture, financing, refinancing, spin-off, buy-out or other similar transaction in which the Company and/or any of its future target companies or subsidiaries may be, or may consider becoming, involved, in each case at the times and places reasonably requested by the board. In exchange for such services, the Company has agreed to reimburse its Manager for reasonable out-of-pocket expenses and to pay its Manager the following compensatory fees:

●	Management services fees, payable quarterly, with a pro rata amount for any periods of less than a full quarter, within 15 days of the last day of any such fiscal quarter of the Company, which is equal to, in the aggregate, the greater of $300,000 per year or two percent (2%) of the Company’s adjusted net assets (defined below). For purposes of the Management Services Agreement, the term “adjusted net assets” means the sum of (i) the Company’s consolidated total assets, as determined in accordance with US GAAP, of the Company as of such calculation date, plus (ii) the absolute amount of the Company’s consolidated accumulated amortization of intangibles, as determined in accordance with US GAAP, as of such calculation date, minus (iii) the Company’s total cash and cash equivalents, on a deconsolidated basis, as of such calculation date, minus (iv) the absolute amount of the Company’s adjusted total liabilities as of such calculation date. For purposes of the foregoing, adjusted total liabilities means, as of any calculation date, the absolute amount of the Company’s consolidated total liabilities determined in accordance with US GAAP, as of the calculation date, minus, to the extent included, the aggregate principal amount of any third-party indebtedness as of the calculation date. For purposes of any offsetting management services agreement, the term “adjusted net assets” is defined identically to the definition of that term under the Management Services Agreement, except that the relevant subsidiary replaces the Company as the focus of the calculation. The Company is required to pay the annual management fee prior to any distributions by the Company to its shareholders.

●	A transaction services fee equal to 1.75% of the total enterprise or other applicable value of such transaction, as compensation for the transaction-related services the Company’s Manager will provide under the Management Services Agreement with respect to any such transaction services described above, payable on the closing date of such transaction.

Offsetting Management Services Agreement

According to the Management Services Agreement, the Company’s Manager may enter into offsetting management services agreements with any one or more of the Company’s subsidiaries at any time, relating to its Manager’s performance of management services for each subsidiary of the Company that may or may not be similar to the services to be provided under the Management Services Agreement, like Rimon; provided, that (i) 100% of the management fees paid to the Company’s Manager will be deducted from any management fee owed to its Manager pursuant to the Management Services Agreement, as amended from time to time, with respect to offsetting management fee payment obligations, (ii) the aggregate amount of all management fees owed to the Company’s Manager under all offsetting agreements will not exceed the amount of the management fees owed to its Manager under the Management Services Agreement, the difference between those two values is referred to as the excess fees, and (iii) pursuant to such Management Services Agreement, the Company’s Manager will repay all excess fees received from the subsidiaries under offsetting management services agreements, on a pro-rata basis, within 15 days following the end of any fiscal period in which the Company incurs such fees, except if the fiscal period in question is the Company’s most recently completed fiscal year, in which case its Manager shall have 30 days to repay such excess fees.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16: RELATED PARTIES (cont.)

The management fees owed under each offsetting management services agreement shall be determined on a case-by-case with respect to the business, financial condition, and results of operations of each subsidiary and the economics of the Company’s acquisition of such subsidiaries, as set forth below:

●	Pursuant to the Company’s offsetting management services agreement with Rimon, its Manager will be entitled to reimbursement for reasonable out-of-pocket expenses and a monthly management fee equal to $12,500.

Further, under the Management Services Agreement, all unreturned excess fees will be considered an advance of the Manager’s management fee under the respective agreement to which such advance relates, and all outstanding management fee advances shall reduce, dollar for dollar, the management Fees owed to the Manager for the fiscal period following the period in which the Company is deemed to have made a management fee advance to its Manager. Such unreturned excess fees will accrue interest, beginning on the date such advance is deemed to have been made at a rate of 7% per annum. The Company has also agreed that any amounts owed to the Manager under the Management Services Agreement or any offsetting management services agreement but not paid will also accrue interest as of the date on which such payment is past due, at a rate of 7% per annum.

E.	On August 11, 2024, the Company established an advisory board and approved and adopted a charter to govern the advisory board. Pursuant to that charter, the advisory board shall be comprised of a minimum of three members, all of whom shall be appointed and subject to removal by the board of directors at any time. In addition to the enumerated responsibilities of the advisory board in its charter, the primary function of the advisory board is to assist the board of directors and make non-binding recommendations to the Company and its Founder as to matters within the areas of the advisory board member’s experience and expertise based on reasonable research, study, and analysis.

The independent director agreements with the director nominees, effective upon their appointment to our board of directors immediately upon the listing of the Company’s class A common stock on the Nasdaq after the effectiveness of the registration statement of which this prospectus forms a part.

Pursuant to those agreements, once effective, the Company will pay each director nominee a quarterly fee of $6,000 (or $9,000 if such director nominees participate in a committee of the board), and a one-time equity award under the Company’s equity incentive plan of 100,000 shares of restricted class A common stock, 25% of which will vest immediately upon execution of such grant, and the remainder to vest in a series of equal quarterly installments over a 24-month period beginning on the date of the grant, which shall be the date of the director nominee’s appointment. The Company also intends to reimburse each director nominee for pre-approved reasonable business-related expenses incurred in good faith in connection with the performance of the director nominee’s duties for us, and to separately enter into a standard indemnification agreement with each of the director nominees, the term of which will begin the date of the director nominee’s appointment.

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17: SEGMENT AND ENTITY-WIDE INFORMATION

The Company has one reporting segment as described in Note 1A above.

The Company’s chief operating decision maker is its chief executive officer.

The chief operating decision maker assesses performance and decides how to allocate resources based on net income (loss) that is also reported on the income statement as net income (loss).

The measurement of segment assets is reported on the balance sheet as total consolidated assets.

The chief operating decision maker uses net income (loss) to evaluate income generated from the segment assets (return on assets) in deciding whether to reinvest profits into the segment or into other parts of the entity.

Net income (loss), financial expenses (as appear in the statement of comprehensive loss) and information on expenses included in notes 13-14 are used to monitor budget versus actual results. The chief operating decision maker also uses net income (loss) in competitive analysis by benchmarking to the Company’s competitors. The competitive analysis along with monitoring of budget versus actual results are used in assessing performance of the segment and in establishing management’s compensation.

The Company’s revenues are primarily all from Israeli customers, and the all of the Company’s long-lived assets are located in Israel.

The composition of revenues is as follows:

Year ended December 31, 2024
(USD in thousands)
Selling goods imported	4,668
Integration projects	326
4,994

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18: SUBSEQUENT EVENTS

The Company’s management has performed an evaluation of subsequent events through May 12, 2025, the date the financial statements were available to be issued.

A.	On February 3, 2025, the Company entered into an agreement to purchase restricted shares and options of Mia Dynamics Motors Ltd., a public company traded on the Tel Aviv Stock Exchange. The Company purchased a total of 2,250,000 ordinary restricted shares of the public company of NIS 0.01 par value and a total of 2,250,000 options (non-tradable) exercisable for 2,250,000 ordinary shares of the public company, up to 24 months from the date of the engagement and against an exercise price of 60 ag per option for NIS 900,000 (approximately $250,000).

On February 7, 2025, the company additionally purchased a total of 2,083,300 ordinary shares and 1,458,310 options (non-tradable) of the public company for NIS 750 thousand.(approximately $206,000).

B.	Securities Purchase Agreement and Call Option with Nukkleus Inc.

On December 15, 2024, Nukkleus entered into Agreement with the Company. Mr. Shalom, who is the Chief Executive Officer and a director of Nukkleus, is a controlling shareholder, Chief Executive Officer and a director of the Company. Pursuant to the Agreement, Nukkleus at closing will acquire 51% of the issued and outstanding capital of the Company in consideration of (i) $15,000,000 in a combination of cash in the minimum amount of $5,000,000 and a promissory note for the remaining balance maturing in 12 months following the closing (the “Investment Note”), (ii) Nukkleus issuing the Seller 2,385,170 shares of common stock of Nukkleus and (iii) Nukkleus issuing to the Company a five-year warrant to purchase an aggregate of 6,907,859 shares of Nukkleus’s common stock for an exercise price of $1.50 per share. The Company Equity Holders granted Nukkleus an option (the “Option”) to purchase the balance of their equity in the Company (49%) for an aggregate of $16,084,250 (the “Option Exercise Price”) in consideration for the issuance to the Company Equity Holders five-year warrants to purchase an aggregate of 720,000 shares of Nukkleus’s common stock for an exercise price of $1.50 per share. The Option Exercise Price to be paid by Nukkleus to the Company Equity Holders will consist of $3,000,000 in cash, a promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8% and be due and payable six (6) months after the issuance thereof, 2,385,170 shares of common stock of Nukkleus and a five-year warrant to purchase 5,109,789 shares of Nukkleus’s common stock for an exercise price of $1.50 per share. On February 11, 2025, Nukkleus, the Company and the Company Equity Holders, entered into an Amendment No. 1 to the Agreement (the “Amendment”) providing that the consideration to be invested by Nukkleus into the Company shall be increased to $21,000,000 from $15,000,000 consisting of cash in the amount of $5,000,000, as initially contemplated, and increasing the Investment Note to $16,000,000. Further, the Amendment increased the amount that Nukkleus will lend to the Company prior to the closing date from $1,000,000 to $1,800,000. The Amendment also provided that in the event the Company consummates its initial public offering or a direct listing to a national exchange (Nasdaq or NYSE) of its shares of Class A Common Stock, then the Option shall automatically expire.

If, for a period of 12 months after the closing, Nukkleus’s shares of common stock are delisted from Nasdaq, the Company shall have the right, at its own discretion, to require Nukkleus to exchange the Investment Note for all the shares of the Company then held by Nukkleus, provided, however, the Option shall be automatically cancelled and the Company shall retain any cash payments made by Nukkleus to the Company and Nukkleus shall retain an equity interest in the Company equivalent to all cash payments. The closing of the Transaction is subject to customary closing conditions, including regulatory approvals, third-party consents, and approval by Nukkleus’s shareholders as required under applicable Nasdaq listing rules.

B. RIMON AGENCIES LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023

B. RIMON AGENCIES LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of

B. Rimon Agencies Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying Balance Sheets of B. Rimon Agencies Ltd. (together “the Company”), as of December 31, 2023 and 2022, and the related statement of loss and comprehensive loss, changes in stockholders’ Deficit, and cash flow for the year ended December 31, 2023 and 2022 and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company. as of December 31, 2023 and 2022, and the results of its operations, changes in shareholders’ equity and its cash flow for the years ended December 31, 2023 and 2022 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2023

By:	/s/ Barzily and Co.

BARZILY AND CO., CPA’s

Jerusalem, Israel

October 15, 2024

B. RIMON AGENCIES LTD.

BALANCE SHEETS

(USD in thousands except share and per share data)

	December 31,		December 31,
	2023		2022
Assets
Current Assets
Cash and cash equivalents	117		-
Restricted cash	25		30
Accounts receivable	826		447
Inventory	242		241
Other current assets	-		5
Total Current Assets	1,212		723

Funds in respect of employee rights upon retirement	88		90
Deferred taxes (Note 11)	174		313
Operating lease right-of-use asset and lease deposit (Note 3)	381		511

Property and equipment, net	3		5

Total Assets	1,856		1,642

Liabilities and Shareholders’ Deficit
Current Liabilities
Short term loans (Note 4)	269		392
Accounts payable (Note 5)	460		424
Operating lease liability (Note 3)	131		134
Other current liabilities (Note 6)	370		327
Total current liabilities	1,230		1,277
Long term loans from Banks (Note 7)	93		185
Long term loans from Related Party (Note 7)	657		432
Operating lease liability (Note 3)	250		378
Liability for employees’ rights upon retirement	155		341

Total Liabilities	2,385		2,614

Stockholders’ Deficit (Note 8)
Common stock of NIS 1 par value each (“Common Stock”): 10,000 shares authorized as of December 31, 2023 and 2022; issued and outstanding 200 shares as of December 31, 2023 and 2022.	-	(*)	-	(*)
Additional paid-in capital	-	(*)	-	(*)
Other comprehensive income	151		115
Accumulated deficit	(680)		(1,087)
Total Stockholders’ Deficit	(529)		(972)
Total liabilities and stockholders’ Deficit	1,856		1,642

(*)	represents amount less than $1 thousand.

The accompanying notes are an integral part of the financial statements.

B. RIMON AGENCIES LTD.

STATEMENTS OF COMPREHENSIVE INCOME

(USD in thousands except share and per share data)

	Year ended
	December 31
	2023	2022

Revenues	3,797	2,698
Cost of revenues (Note 9)	(2,648)	(2,041)
Gross profit	1,149	657

General and administrative expenses (Note 10)	(547)	(518)
Operating Income	602	139
Other Income	38	78
Financial income, net	(104)	(100)
	536	117

Taxes on income (Note 11)	(129)	(43)
Net Income	407	74
Other Comprehensive Income	36	126
Total income and other comprehensive income	443	200

Income per share (basic)	2,035	370

Basic weighted average number of shares of Common Stock outstanding	200	200

The accompanying notes are an integral part of the financial statements.

B. RIMON AGENCIES LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(USD in thousands, except share and per share data)

	Number of Shares	Amount		Additional paid-in capital		Other Capital Reserve	Accumulated deficit	Total stockholders’ deficit

BALANCE AT DECEMBER 31, 2021	200	-	(*)	-	(*)	(11)	(1,161)	(1,172)
Other comprehensive income	-	-		-		126	-	126
Net Income for the year	-	-		-		-	74	74
BALANCE AT DECEMBER 31, 2022	200	-	(*)	-	(*)	115	(1,087)	(972)
Other comprehensive income	-	-		-		36	-	36
Net Income for the year	-					-	407	407
BALANCE AT DECEMBER 31, 2023	200	-	(*)	-	(*)	151	(680)	(529)

(*)	represents amount less than $1 thousand.

The accompanying notes are an integral part of the financial statements.

B. RIMON AGENCIES LTD.

STATEMENTS OF CASH FLOWS

(USD in thousands, except share and per share data)

	Year ended
	December 31
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income for the year	407	74
Adjustments required to reconcile net loss for the year to net cash used in operating activities:
Depreciation	2	8
Interest expenses	44	25
Reduction in the carrying amount of right-of-use assets	125	114
Deferred taxes	139	29
Change in Liability for employee rights upon retirement	(29)	45
Decrease (Increase) in accounts receivable	(396)	98
Decrease (Increase) in Inventory	(9)	35
Decrease (increase) in other current assets	(4)	34
Increase (Decrease) in accounts payable	49	(220)
Increase in other liabilities	63	43
Net cash provided by operating activities	391	285

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term credit from banking institutions, net	(83)	(12)
Change in operating lease liability	(125)	(114)
Proceeds from related party’s loans	73	-
Repayment of loans from banking institutions	(144)	(156)
Net cash provided by (used in) financing activities	(279)	(282)

INCREASE IN CASH AND CASH EQUIVALENTS
Increase in Cash and Cash Equivalents	108	3
Change in Capital reserve for cash	9
Increase in Restricted cash	(5)	-

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	30	27

CASH AND CASH EQUIVALENTS AT END OF YEAR	142	30
Supplemental disclosure of cash flow information:
Non cash transactions:
Initial recognition of operating lease right-of-use assets and liabilities	-	627

The accompanying notes are an integral part of the financial statements.

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 – GENERAL

A.	B. Rimon Agencies Ltd. (hereinafter: “Rimon” or “Company”) is engaged in a wide range of defense, homeland security and commercial systems and its clients include military and governmental bodies, top tier security agencies, and international companies. The Company was founded in 1988 in Israel

The Company operates in the following industries:

●	The Company serves as an exclusive distributor in Israel for several manufacturers, offering Tier-1 generators, masts and lighting solutions to military, industrial, institutional, and private clients.

o	Generators – sold to military applications, industrial and institutional clients and to the private sector.

o	Masts – mainly used for military clients and projects.

o	Lightening

●	The Company designs, develops, and manufactures special utility vehicles such as mobile banks, monitoring and controlling vehicles for law enforcement and special units and others. The market for special utility vehicles used by law enforcement agencies encompasses a diverse range of vehicles designed to meet specific operational needs, such as mobile bank branches, SWAT trucks, UAV ground centers and logistics, satellite TV News vans, field laboratories, VIP escort vans etc. These vehicles are often built to withstand rigorous use in various environments and are equipped with specialized features tailored to law enforcement tasks. The Company also manufactures rescue trailers, energy & lighting trailers, and logistics trailers alongside hybrid energy systems, including AC generating kits and DC generators, DC energy banks, rugged air-condition kits for combat vehicles and demanding field missions.

B.	In October 2023, Benjamin Rimon, the original owner and CEO of the Company, passed away and on December 22, 2023, Menachem Shalom (“Shalom”) has entered a Loan Agreement (the “First Agreement”) with Rimon and the heirs of Binayamin Rimon, who was the original sole shareholder of Rimon and its CEO. According to that Agreement Shalom has lent Rimon a sum of NIS 425,000. In addition to the rights as a lender to the Rimon, Rimon has issued Shalom 51% of its outstanding shares. The issuance of the shares was completed only in February 2024. As of December 31, 2023 Shalom has transferred NIS 350,000 (out of the NIS 425,000) and the rest (NIS 75,000) were transferred to the Company in January 2024.

On January 18, 2024, Shalom has incorporated Star 26 Capital, Inc. (“Star” or “the Company”)

On January 18, 2024, Shalom has contributed 100% of the outstanding shares of Billio, Inc. a (“Billio”) Delaware corporation. At the time of that contribution, Billio was an inactive corporation that was formed on February 12, 2021, and has never had any material assets, liabilities or activity. As a result of the contribution, Billio Inc has become a wholly-owned subsidiary of Star 26.

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 – GENERAL (cont.)

On February 15, 2024, Shalom entered into a debt purchase agreement (the “Second Agreement” with Rimon and the Heirs pursuant to which the Heirs agreed (i) to assign all of their rights vis-à-vis Rimon, including due to the Debt (as defined in the Second Agreement), to Shalom in exchange for a cash payment (the “Cash Payment”) to the Heirs of NIS 750,000 (approximately USD 207,480), to be made by Shalom in three installments, plus additional consideration (the “Additional Consideration”) specified below and (ii) to sell to Shalom all of the remaining ordinary shares of Rimon still held by the Heirs (i.e., 98 ordinary shares of Rimon, or 49% of the outstanding capital stock of Rimon, the “Balance Shares”) in exchange for the payment to the Heirs of the par value (NIS 1 per share) of those Balance Shares, such share purchase being subject to a five percent (5%) holdback as security against payment in full of the Cash Payment. In addition, under the terms of the Second Agreement, Shalom agreed, among other things, to remove any and all guarantees of the Heirs or pledges on their accounts related to debts of Rimon and to guarantee every payment that Rimon was obligated to pay the Heirs thereunder, and (iii) under each of the First Agreement and the Second Agreement the Heirs authorized Shalom to assign the two agreements to a company under the control of Shalom subject to Shalom providing his personal guarantee of such company’s undertakings towards the Heirs.

In accordance with the terms of the Second Agreement, Shalom paid the Heirs NIS 150,000 of the Cash Payment (the “First Payment”) upon execution of the Second Agreement, with the remaining NIS 600,000 to be paid in two installments (the “Installment Payments”), the first of which to be paid within six months from the date of execution of the Second Agreement, and the second (subject to certain adjustments), within 12 months after the date of execution of the Second Agreement.

In accordance with the terms of the Second Agreement, Shalom agreed to pay the Heirs the Additional Consideration consisting of (i) the higher of (a) 2% of revenue and (b) 6% of EBITDA of Rimon for each of the 2024 and 2025 calendar years, (ii) the right to receive 3.5% of the ordinary shares owned by Shalom, as adjusted, payable in ordinary shares or in cash, in the event Rimon conducts a public offering of its ordinary shares by the end of 2026, and (iii) a sum equal to a third of the balance of consideration to be received by Rimon for that certain mast brokerage transaction between Fireco SARL and BL Advanced Ground Support Systems Ltd., should the transaction be completed, which amount would include a third of the payments already made with respect to that transaction during 2024, if any.

As a result of the transactions discussed above, immediately after the time of execution of the Second Agreement, Shalom was the sole owner of ninety-five percent (95%) of Rimon’s ordinary shares, being 190 ordinary shares , while the Heirs were recorded as the owners or the remaining five percent (5%) of the Rimon ordinary shares which ordinary shares held as a security (the “Security Shares”) against payment by Shalom (or its assigns) of the Installment Payments and which they shall transfer to Shalom upon receipt in full of the Installment Payments;

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 – GENERAL (cont.)

On February 15 2024, Shalom assigned and transferred the First Agreement and the Second Agreement to Billio (the “Assignment”). That Assignment include (i) all of his Rimon ordinary shares that it has received (the “Transferred Rimon Shares”), consisting of 102 Rimon ordinary shares comprising a portion of the Majority Shares and 88 Rimon ordinary shares comprising a portion of the Balance Shares, and all of the Rimon ordinary shares it expects to receive from the Heirs upon payment in full to the Heirs of the Installment Payments, consisting of 10 Rimon ordinary shares comprising a portion of the Security Shares (the “Rimon Security Shares” and together with the Transferred Rimon Shares, the “Rimon Shares”), (ii) that Star assume all of the obligations of Shalom to the Heirs (the “Obligations”) under the two Agreements including, but not limited to, (A) the making of the Installment Payments to the Heirs and (B) the payment to the Heirs of the Additional Consideration, (iii) that Star indemnify and hold harmless Shalom with respect to any and all obligations of Shalom to the Heirs including, but not limited to, any and all Guarantees Shalom provided to the Heirs and/or third parties, and (iv) that Star reimburse Shalom for all of the expenditures made by Shalom in connection with the transactions contemplated by the Acquisition Agreements and in favor of or on behalf of Rimon and the Heirs, including but not limited to the Loan, the Cash Payment and any other payments made or costs incurred by Shalom with respect to consummating the transactions contemplated by the Acquisition Agreements, through the issuance by Star to Shalom of a demand note (the “Demand Note”).

C.	In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. Following the attack by Hamas on Israel’s southern border, Hezbollah in Lebanon also launched missile, rocket, drone and shooting attacks against Israeli military sites, troops and Israeli towns in northern Israel. In response to these attacked, the Israeli army has carried out a number of targeted strikes on sites belonging to Hezbollah in southern Lebanon. It is possible that the hostilities with Hezbollah will escalate, and that other terrorist organizations, including Palestinian military organizations in the West Bank, as well as other hostile countries, such as Iran, will join the hostilities. Such hostilities may include terror and missile attacks.

Certain of our consultants in Israel may be called up for reserve duty, in addition to employees of our service providers located in Israel, have been called, for service and such persons may be absent for an extended period of time. In the event that hostilities disrupt our ongoing operations, our ability to deliver or provide services in a timely manner to meet our contractual obligations towards customers and vendors could be materially and adversely affected.

The intensity and duration of Israel’s current war against Hamas is difficult to predict, as are such war’s economic implications on the Company’s business and operations and on Israel’s economy in general. These events may be intertwined with wider macroeconomic indications of a deterioration of Israel’s economic standing, which may have a material adverse effect on the Company and its ability to effectively conduct its operations.

In the short-term the war in Israel increases the demand for the Company’s products. However, since this is an event that is not under the control of the Company and matters such as the fighting continuing or stopping may affect the Company’s assessments, as at the reporting date the Company is unable to assess the extent of long-term effect of the war on its business activities and on the business, and on their medium- and long-term results. The Company is continuing to regularly follow developments on the matter and is examining the effects on its operations and the value of its assets.

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

A.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates.

B.	Functional currency

A majority of the Company’s revenues is generated in New Israel Shekel (“NIS”). In addition, most of the Company’s costs are denominated and determined in NIS. Management believes that the NIS is the currency in the primary economic environment in which the Company operates. Thus, the functional currency of the company is the NIS and reporting currency of the Company is the U.S. dollar.

The records of the Israeli operations were maintained in the local currency and translated to the reporting currency as follows: assets and liabilities are translated using the balance sheet period-end date exchange rate. Expenses and income are translated using the weighted average exchange rates for the reporting period. Foreign translation gains and losses are reported on the consolidated statement of operations and comprehensive loss and were included in the amount of income from comprehensive income.

As of December 31, 2022, the exchange rate 3.519 NIS/USD

As of December 31, 2023, the exchange rate 3.627 NIS/USD

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

C.	Cash and cash equivalents and Restricted cash

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

Restricted cash as of December 31, 2023 and 2022 included a $25,000 and $30,000, respectively collateral account for guarantees issued by the bank in favor of the Company towards vendors and tenders the Company participated in.

D.	Inventory

Substantially all inventory consists of raw materials are valued at the lower of historic cost or net realizable value; where net realizable value is considered to be the estimated selling price in the ordinary course of business, less reasonably predictable cost of completion, disposal and transportation. Historic inventory costs are calculated on a first-in, first-out basis or specific cost.

The Company does not hold finished goods as inventory.

E.	Property, plant and equipment, net

1.	Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the Statements of Operations and Comprehensive Loss.

2.	Rates of depreciation:

%
Furniture and office equipment	7-15
Computers	33

F.	Impairment of long-lived assets

The Company’s long-lived assets are reviewed for impairment in accordance with ASC Topic 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. No impairment expenses were recorded during the years ended December 31, 2023 or 2022.

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

G.	Income taxes

Income taxes are accounted for under the asset and liability method. The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes”. Accordingly, deferred income taxes are determined based on the estimated future tax effects of differences between the financial accounting and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the enacted tax rates expected to be in effect when these differences reverse. Valuation allowances in respect of deferred tax assets are provided for, if necessary, to reduce deferred tax assets to amounts more likely than not to be realized.

The Company accounts for uncertain tax positions in accordance with ASC Topic 740-10, which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. According to ASC Topic 740-10, tax positions must meet a more-likely-than-not recognition threshold. The Company’s accounting policy is to classify interest and penalties relating to uncertain tax positions under income taxes, however the Company did not recognize such items in its 2023 and 2022 financial statements and did not recognize any liability with respect to an unrecognized tax position in its balance sheets.

H.	Revenue recognition

Significant management judgments and estimates must be made and used in connection with the recognition of revenue in any accounting period. Material differences in the amount of revenue in any given period may result if these judgments or estimates prove to be incorrect or if management’s estimates change on the basis of development of business or market conditions.

We have decided to follow the provisions of Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The guidance provides a unified model to determine how revenue is recognized.

Revenues are recognized when control of the promised goods or services are transferred to the customers in an amount that reflects the consideration that we expect to receive in exchange for those goods or services.

We determine revenue recognition through the following steps: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, we satisfy a performance obligation.

Company has two main types of revenues –

Revenues from selling goods imported by the Company – like generators, masts and lightning

Revenues from integration projects where the Company designs, engineers, sources row materials, assemble and complete tactical vehicles and trailers.

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company provides services to customers and has related performance obligations and recognizes revenue in accordance with ASC 606. Revenues are recognized when the Group satisfies performance obligations under the terms of its contracts, and control of its services or products is transferred to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products.

A typical contract with a customer specifies that the Company would receive an advance payment once the contract is signed, an additional payment would be made to the Company once the ordered product is manufactured and ready to be shipped to the customer and the remainder of the contract’s consideration would be made once the system is installed in the customer’s factory and its accepted by the customer.

According to ASC-606-10-50, and given the mentioned-above, once signed, the Company’s contracts are considered Contract Liability – as the Company has received the amount prior to delivering the goods to the customer. Those amounts would not be considered as Revenues. Once the goods are shipped to the customer – the contract becomes Contract Asset – as the Company transferred the goods to the client prior to receiving the full consideration for it. At the time the receipt of the consideration is conditional upon a successful installation of the product by the Company at the customer’s location and the full acceptance of the product by the customer. Only after such installation and acceptance the consideration owed to the Company is categorized as receivable. In all cases the time interval between the delivery of the product and its installation and acceptance by the customer happens within days.

This process involves identifying the customer contract, determining the performance obligations in the contract, determining the transaction price, allocating the transaction price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. A performance obligation is considered distinct from other obligations in a contract when it (a) provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and (b) is separately identified in the contract. The Company considers a performance obligation satisfied once it has transferred control of a good or product to a customer, meaning the customer has the ability to direct the use and obtain the benefit of the product.

I.	Accounts Receivables

We manage credit risk associated with our accounts receivables at the customer level. Because the same customers typically generate the revenues that are accounted for under both Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (Topic 606) and Accounting Standards Codification Topic 326, Credit Losses (Topic 326), the discussions below on credit risk and our allowances for doubtful accounts address our total revenues from Topic 606 and Topic 326.

Pursuant to Topic 326 for our accounts receivables, we maintain an allowance for doubtful accounts that reflects our estimate of our expected credit losses. Our allowance is estimated using a loss-rate model based on delinquency. The estimated loss rate is based on our historical experience with specific customers, our understanding of our current economic circumstances, reasonable and supportable forecasts, and our own judgment as to the likelihood of ultimate payment based upon available data. We perform credit evaluations of customers and establish credit limits based on reviews of our customers’ current credit information and payment histories. We believe our credit risk is somewhat mitigated by our geographically diverse customer base and our credit evaluation procedures. The actual rate of future credit losses, however, may not be similar to past experience. Our estimate of doubtful accounts could change based on changing circumstances, including changes in the economy or in the particular circumstances of individual customers. Accordingly, we may be required to increase or decrease our allowance for doubtful accounts.

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

J.	Fair Value Measurements

Fair value of certain of the Company’s financial instruments including cash, accounts receivable, accounts payable, accrued expenses, notes payables, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosure” (“ASC 820”) defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of non-performance, which includes, among other things, the Company’s credit risk.

K.	Provision for Returns

Based on historic customers’ returns and under a conservative approach, the Company allocates 0.5% of the annual sales for provision for returns of goods from its customers.

L.	Use of Valuations

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of comprehensive loss.

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

M.	Leases

The Company determines if an arrangement is or contains a lease at contract inception.

Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in our consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Group’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company monitors for events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in statement of comprehensive loss.

N.	Severance pay:

All the Company’s employees, besides one, have been signed on Section 14 of Israel’s Severance Compensation Law, 1963 (“Section 14”). Pursuant to Section 14, the Company’s employees, covered by this section, are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made on their behalf by the Company. Payments in accordance with Section 14 release the Company from any future severance liabilities in respect of those employees. Neither severance pay liability nor severance pay fund under Section 14 are recorded in the Company’s balance sheets.

As to the employee that has not signed the Section 14 clause, the Company contributes the on-going contributions on monthly basis.

O.	Net Loss Per Common Share

Net loss per share is provided in accordance with FASB ASC 260-10, Earnings per Share. Basic net loss per common share (“EPS”) is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period.

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

P.	Recently adopted accounting pronouncements

In June 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standard Update (“ASU”) 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which changes how entities will measure credit losses for financial assets and certain other instruments that are not measured at fair value through net income. The new expected credit loss impairment model requires immediate recognition of estimated credit losses expected to occur. Additional disclosures are required regarding assumptions, models, and methods for estimating the credit losses. ASU 2019-10, Financial Instruments-Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, deferred the effective date for non-public companies. The standard is effective for non-public companies for fiscal years beginning after December 15, 2022. We adopted these requirements as of January 1, 2023 with no material impact on our financial statements.

Q.	Recent Accounting Pronouncements not yet adopted

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires retrospective disclosure of significant segment expenses and other segment items on an annual and interim basis. Additionally, it requires disclosure of the title and position of the Chief Operating Decision Maker (“CODM”). This ASU will be effective for the Company’s fiscal December 31, 2024 year-end and interim periods beginning in fiscal 2025, with early adoption permitted. We are assessing the impact of this guidance on our disclosures; it will not have an impact on our results of operations, cash flows, or financial condition.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires an annual tabular effective tax rate reconciliation disclosure including information for specified categories and jurisdiction levels, as well as, disclosure of income taxes paid, net of refunds received, disaggregated by federal, state/local, and significant foreign jurisdiction. This ASU will be effective for the Company’s fiscal December 31, 2025 year-end, with early adoption permitted. We are assessing the impact of this guidance on our disclosures; it will not have an impact on our results of operations, cash flows, or financial condition.

R.	Related Party

The Company follows ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions. See Note 13.

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 3 – LEASES

A.	In January 2021 the Company has exercised an extension option of a lease agreement for the office space and warehouse in 14 Yad Harutozim, Netanya, Israel for a term of five years. The monthly lease payments under the lease agreement are NIS 38.9 (approximately $11). The annual discount rate is 4%.

B.	The components of operating lease expense for the period ended December 31, 2023 and 2022 were as follows:

	December 31,
	2023	2022
Operating lease expense	130	114

C.	Supplemental cash flow information related to operating leases was as follows:

	December 31,
	2023	2022

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	130	114
Right-of-use assets obtained in exchange for lease obligations (non-cash):
Operating leases	-	627

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 3 – LEASES (cont.)

D.	Amounts reported in the balance sheets related to operating lease as of December 31, 2023 and 2022 are as follows:

	Year ended December 31,
	2023	2022

Operating leases:
Operating leases right-of-use asset	381	511

Current operating lease liabilities	131	134
Non-current operating lease liabilities	250	378
Total operating lease liabilities	381	512

E.	Future minimum lease payments under non-cancellable leases as of December 31, 2023, are as follows:

2024	134
2025	134
2026	136
Total operating lease payments	404

Less: imputed interest	(22)
Present value of lease liabilities	381

NOTE 4 – SHORT TERM LOANS

	December 31,
	2023	2022

Short term loans from Bank (1)	77	267
Long-term loan from Banks -current portion (note 8)	192	125
	269	392

(1)	Annual interest – Prime + 3%-4%

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 5 – ACCOUNTS PAYABLE

	December 31,
	2023	2022

Open payables	403	172
Notes payable	57	252
	460	424

NOTE 6 – OTHER CURRENT LIABILITIES

	December 31,
	2023	2022
Advances received from customers	112	168
Employees and payroll accruals	93	95
Government Institutions	78	44
Accrued expenses	87	20
	370	327
Advances received from customers:

Opening balance	168	163
New Advance payments	81	94
Amount recognized as revenue	(130)	(69)
Foreign currency translation adjustment	(7)	(20)
Closing balance	112	168

NOTE 7 – LONG TERM LOANS

	December 31,
	2023	2022
Long term from bank (1) (2)	285	311
Long term from Related party - Shalom (3)	97
Long term from Related party - Heirs of Binayamin Rimon (4)	560	432
Long-term loan from Banks -current portion	(192)	(125)
	750	618

(1)	Annual interest – Prime + 3%-4%.

As of
December 31, 2022	4.75%
December 2023, 2023	6.25%
Date of this report	6%

(2)	A shareholder is a guarantor for the loans from the bank

(3)	A loan received in accordance to the share purchase transactions completed on the year 2024. For payment not before January 1, 2025. See also note 1(B).

(4)	The loan is noted in NIS. It does not bear interest. For payment not before January 1, 2025.

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 7 – LONG TERM LOANS (cont.)

Maturities of the loan from banks as of December 31, 2023, were as follows:

Year ended December 31,

2024	$192
2025	81
2026	12

Total	$285

NOTE 8 – SHAREHOLDERS’ EQUITY

Description of the rights attached to the Shares in the Company:

Common stock:

The Ordinary shares confer upon their holders the right to participate and vote in the shareholders’ meetings of the Company and the right to participate in any distribution of dividends.

NOTE 9 – COST OF REVENUES

	Year ended December 31
	2023	2022
Purchases	2,047	1,274
Changes in Inventory	(9)	39
Salaries and related expenses	282	411
Rent	91	99
Other expenses	237	218
	2,648	2,041

NOTE 10 – GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31
	2023	2022
Salaries and related expenses	289	340
Rent	39	42
Professional services	88	11
Consulting and marketing expenses	51	48
Other expenses	80	77
	547	518

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 11 – INCOME TAX

Income of the company is taxable at corporate tax rate of 23%.

The Company have not received final tax assessments since its inception although the tax reports of the Company for the years ended by December 31, 2018 are deemed to be final.

As of December 31, 2023, the Company have carried forward losses for tax purposes of approximately $635 thousands , which can be offset against future taxable income, if any.

The following is reconciliation between the theoretical tax on pre-tax income, at the tax rate applicable to the Company (federal tax rate) and the tax expense reported in the financial statements:

	Year ended December 31
	2023	2022
Pretax income	536	117
Federal tax rate	23%	23%
Income tax computed at the ordinary tax rate	123	27
Non-deductible income	6	16

	129	43

Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	Year ended
	December 31,
	2023	2022
Deferred tax assets
Net operating losses carryforwards	148	245
Employees accruals	26	68

Gross deferred tax assets
Valuation allowance	-	-
Total deferred tax assets, net	174	313

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 12 – RELATED PARTIES

A.	Transactions and balances with related parties

	Year ended December 31
	2023	2022
General and administrative expenses:
Officers’ compensation (former controlling shareholder)	55	73

Financing:
Financing expense	15	23

B.	Balances with related parties:

	As of December 31,
	2023	2022
Loans from related parties	699	475
Deposit held in trust by the related parties	(42)	(43)
	657	432

NOTE 13 – LIENS AND GURENTEES

●	The Controlling shareholders has provided a personal guarantee to the lending banks and also provided a lien on his personal funds to Bank Leumi.

●	The Company has provided a lien on one of the cars.

●	The Company has provided a bank guarantee to the Israeli Police (which is a customer of the Company).

●	The Company has provided a guarantee of NIS 10,000 the Israeli Ministry of Defense (a customer of the Company) – through a deposit of a similar amount in the bank and a lien on the deposit.

NOTE 14 – SUBSEQUENT EVENTS

1.	Shalom, the new controlling shareholder, is entitled to receive NIS 40,000 (approximately USD 11,000) a month, plus VAT.

2.	In 2024 Bank Leumi has removed the lien on Binyamin Rimon’s (the previous CEO and controlling shareholder) personal funds and cancel its negative pledge on the Company.

3.	In 2024 Bank HaPoalim has increased its credit to the Company. Bank HaPoalim has a floating pledge on the Company’s assets and a personal guarantee from Shalom – the current controlling shareholder.

4.	See Note 1B above.

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V81559-S26374

NUKKLEUS INC.
Special Meeting of Shareholders
December 16, 2025 10:00 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned shareholder hereby appoints Menachem Shalom as attorney and proxy for the undersigned, with the power to appoint his substitute, to represent and to vote all the shares of the common stock of Nukkleus Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's Special Meeting of Shareholders to be held virtually by webcast at www.virtualshareholdermeeting.com/NUKK2025SM on, December 16, 2025, at 10:00 a.m., Eastern Time, and any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the Proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 through 4.

Continued and to be signed on reverse side